UNITED STATES BANKRUPTCY COURT
                        WESTERN DISTRICT OF MISSOURI

In re:                                 )  In Proceedings under Chapter 11
                                       )
FARMLAND INDUSTRIES, INC.,             )  Case No. 02-50557
FARMLAND FOODS, INC.,                  )  Case No. 02-50561
SFA, INC.,                             )  Case No. 02-50562
FARMLAND TRANSPORTATION, INC.,         )  Case No. 02-50564
FARMLAND PIPE LINE COMPANY,            )  Case No. 02-50565
                                       )
                   Debtors.            )  Joint Administration

                          DISCLOSURE STATEMENT FOR
            DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
            ---------------------------------------------------

Gregory D. Willard, Esq.                     Laurence M. Frazen, Esq.
David M. Unseth, Esq.                        Cynthia Dillard Parres, Esq.
Cullen K. Kuhn, Esq.                         Robert M. Thompson, Esq.
BRYAN CAVE LLP                               BRYAN CAVE LLP
211 North Broadway, Suite 3600               1200 Main Street, Suite 3500
St. Louis, Missouri 63102-2750               Kansas City, Missouri  64105


Dated:  July 31, 2003

THE UNITED STATES BANKRUPTCY COURT HAS NOT APPROVED THE DISCLOSURE STATEMENT, THE PLAN OR THE MERITS OF THE PLAN AND THE DISCLOSURE STATEMENT AND THE PLAN REMAIN SUBJECT TO FURTHER REVIEW BY THE BANKRUPTCY COMMITTEES. THE DISCLOSURE STATEMENT AND PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO SOLICITATIONS OF ACCEPTANCES TO THE PLAN HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT. ANY PERSON OR ENTITY PURPORTING TO SOLICIT SUCH ACCEPTANCE BY OR ON BEHALF OF ANY PERSON OR ENTITY, INCLUDING THE DEBTORS, IS NOT AUTHORIZED TO DO SO. THE DISCLOSURE STATEMENT AND THE PLAN, INCLUDING ARTICLES V AND XI OF THE PLAN, REMAIN SUBJECT TO REVIEW AND MODIFICATION.

                             TABLE OF CONTENTS

                                                                           PAGE

I.    INTRODUCTION...........................................................1
      A.     General.........................................................1
      B.     Voting Instructions And Procedures..............................1
             1.     Voting Procedures, Ballots And Balloting Deadline........1
             2.     Voting Record Date.......................................3
             3.     Voting Multiple Claims...................................3
             4.     Incomplete Ballots.......................................3
             5.     Defects And Irregularities...............................3
             6.     Withdrawal Of Ballot.....................................3
             7.     Confirmation Hearing.....................................4
             8.     Recommendations..........................................4

II.   HISTORY AND STRUCTURE OF THE DEBTORS...................................5
      A.     Introduction....................................................5
      B.     Description Of The Debtors' Businesses..........................6
             1.     Meat Processing And Marketing............................6
             2.     Crop Production Business.................................7
             3.     Petroleum Business.......................................8
             4.     Other Businesses.........................................8
      C.     Historical Financial Results...................................10
      D.     Events Leading To Chapter 11...................................10
      E.     General Corporate Structure....................................11
      F.     Pre-Petition Secured Debt Obligations..........................12

III.  THE CHAPTER 11 CASE...................................................12
      A.     Continuation Of Business Operations After The Petition Date....12
      B.     Corporate Management...........................................12
      C.     First Day Orders...............................................13
      D.     DIP Financing And Use Of Cash Collateral.......................14
      E.     Appointment Of The Bankruptcy Committees.......................15
             1.     Creditors' Committee....................................15
             2.     Bondholders' Committee..................................15
      F.     Key Employee Retention And Incentive Target Plan...............15
      G.     Marketing and Disposition of the Debtors' Assets...............16
             1.     Asset Sales Authorized To Date..........................16
             2.     Disposition Of The Pork Business........................21
             3.     Disposition Of The Beef Interests.......................23
             4.     Other Business Operations...............................25
      H.     Case Administration............................................26
             1.     Claims Information And Estimates........................26
             2.     Claims Agent............................................26
             3.     Balloting Agent.........................................26
             4.     Claims Transfer Procedures..............................26
      I.     Significant Business And Legal Matters.........................26
             1.     Procedures For Workers' Compensation Claims.............26
             2.     Procedures For Mechanics' Lien Claims...................27
             3.     Proposed Termination Of Certain Employee Benefits.......27
             4.     Proposed Settlement With U.S. EPA.......................27
             5.     Pending Environmental Claims............................29
             6.     Adjudication Regarding Subordinated Certificates........29
             7.     Insurance Proceeds For Albert Lea Plant.................30

IV.   SUMMARY OF THE PLAN...................................................30
      A.     Introduction...................................................30
      B.     Classification Of Claims And Interests.........................30
      C.     Treatment Of Claims And Interests And Summary Of
             Distributions Under The Plan...................................31
      D.     Provisions Governing Distributions.............................39
             1.     Distributions...........................................40
             2.     Interest On Claims......................................40
             3.     Means Of Cash Payment...................................40
             4.     Distributions On The Initial Distribution Date..........40
             5.     Distributions On A Subsequent Distribution Date.........40
             6.     Distributions On The Final Distribution Date............41
             7.     Delivery Of Distributions; Undeliverable Distributions..41
             8.     Tender Of Securities And Instruments....................42
             9.     Withholding And Reporting Requirements..................43
             10.    Setoffs.................................................43
             11.    No Recourse.............................................43
             12.    Transactions On Business Days...........................43
             13.    No Distributions In Excess Of Allowed Amounts Of Claim..43
             14.    Intercompany Advances...................................44
      E.     Implementation of the Plan.....................................44
             1.     Continued Existence of the Debtors; Vesting Of Assets...44
             2.     Funding For The Plan....................................45
             3.     Accounts................................................45
             4.     Liquidating Trust; Liquidating Trustee..................45
             5.     Post-Confirmation Committee.............................47
             6.     Effectuating Documents; Further Transactions............47
             7.     Exemption From Certain Transfer Taxes...................47
             8.     Releases and Related Matters............................48
             9.     Closing Of The Chapter 11 Case..........................48
             10.    Rights of Action........................................49
      F.     Retiree Benefits...............................................49
      G.     Establishment Of Class 11 Distribution Pool....................49
      H.     Treatment Of Executory Contracts and Unexpired Leases..........49
             1.     Rejected Executory Contracts And Unexpired Leases.......49
             2.     Rejection Damages Bar Date..............................50
             3.     Assumed Executory Contracts And Unexpired Leases........50
             4.     Payments Related To Assumed Executory Contracts And
                    Unexpired Leases........................................50
      I.     Disputed, Contingent and Unliquidated Claims...................51
             1.     Prosecution of Objections to Claims.....................51
             2.     Treatment of Disputed Claims............................51
             3.     Estimation..............................................51
      J.     Conditions Precedent To Confirmation And Consummation Of
             The Plan.......................................................52
             1.     Conditions To Effective Date............................52
             2.     Waiver of Conditions....................................52
             3.     Notice of Effective Date................................52
      K.     Payment Of Certain Fees And Expenses...........................52
             1.     Professional Fee Claims.................................52
             2.     Administrative Claims...................................53
             3.     Fees and Expenses of the Indenture Trustees.............53
             4.     Statutory Fees..........................................53
      L.     Modifications Of The Plan; Severability Of Plan Provisions.....53
      M.     Successors And Assigns.........................................54
      N.     Revocation, Withdrawal, Or Non-Consummation....................54
      O.     Indemnification And Related Matters............................55
      P.     Dissolution Of The Bankruptcy Committees.......................55
      Q.     Terms Of Injunctions Or Stays..................................55

V.    CONFIRMATION OF THE PLAN..............................................55
      A.     Introduction...................................................55
      B.     Voting.........................................................56
      C.     Acceptance.....................................................56
      D.     Confirmation Of The Plan.......................................56
             1.     Best Interests Of Holders Of Claims And Interests.......58
             2.     Financial Feasibility...................................63
             3.     Acceptance By Impaired Classes..........................63
             4.     Cram Down...............................................64
             5.     Classification Of Claims And Interests..................65
      E.     Effect Of Confirmation Of The Plan.............................65
             1.     No Discharge............................................65
             2.     Release Of Assets.......................................65
             3.     Exculpation And Limitation Of Liability.................65
             4.     Binding Effect..........................................66
      F.     Retention of Jurisdiction......................................66

VI.   CERTAIN FACTORS TO BE CONSIDERED......................................66
      A.     Risk That Distributions May Be Less Than Estimated By Debtors..66
      B.     Risk Of Non-Confirmation Of The Plan...........................67
      C.     Non-Consensual Confirmation Of The Plan........................67
      D.     Conditions Precedent To The Occurrence Of The Effective Date...68
      E.     Liquidation Of The Debtors' Assets.............................68
      F.     Litigation Risks...............................................68
      G.     Alternatives To The Plan.......................................68

VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................68
      A.     Certain Federal Income Tax Consequences to the Debtors.........69
             1.     Transfer Of Assets To The Liquidating Trust.............69
             2.     Merger Of Foods Into Industries.........................70
             3.     Cancellation Of Industries Common Shares................70
             4.     Cancellation Of Indebtedness And Reduction Of Tax
                    Attributes..............................................72
             5.     Alternative Minimum Tax.................................73
      B.     United States Federal Income Tax Consequences To Holders Of
             Claims And Interests...........................................73
             1.     Holders Of Allowed Claims And Interests Receiving
                    Consideration...........................................73
             2.     Holders Of Industries Common Shares.....................75
             3.     Holders Of Old Securities Of Foods......................76
             4.     Holders Of Old Securities Of Transportation, SFA And
                    Pipeline................................................76
             5.     Holders Of Subordinated Claims..........................76
             6.     Distributions In Discharge Of Accrued Interest..........77
             7.     Information Reporting And Backup Withholding............77
      C.     Tax Treatment Of The Liquidating Trust.........................77
             1.     Classification Of The Liquidating Trust And Ownership
                    Of Beneficial Interests In Liquidating Trust............78
             2.     Tax Reporting...........................................78

VIII. CONCLUSION............................................................80




                            TABLE OF APPENDICES

       Appendix A                  First Amended Joint Plan of Reorganization

       Appendix B                  Historical Statements

       Appendix C                  Organization Structure of the Debtors

       Appendix D                  Liquidation Analysis for the Debtors

                                 DISCLAIMER

     THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION, DATED JULY 31, 2003 (AS MAY BE FURTHER AMENDED, THE "PLAN"). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE CHAPTER 11 CASES AND FINANCIAL INFORMATION. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN OR SUCH STATUTORY PROVISIONS, DOCUMENTS OR FINANCIAL INFORMATION, BUT IS RATHER INTENDED ONLY TO AID AND TO SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN (WHICH IS INCLUDED AS APPENDIX A HERETO). IN THE EVENT OF A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN SHALL GOVERN. ALL HOLDERS OF ALLOWED CLAIMS IN VOTING CLASSES ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL APPENDICES ANNEXED HERETO, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

     THE SOLICITATION PERIOD PURSUANT TO THIS DISCLOSURE STATEMENT WILL EXPIRE AT ___________________, 2003 (THE "BALLOTING DEADLINE"). TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED IN ACCORDANCE WITH THE VOTING INSTRUCTIONS BY THE BALLOTING AGENT ON OR BEFORE THE BALLOTING DEADLINE. PLEASE SEE THE DISCLOSURE STATEMENT FOR THE VOTING INSTRUCTIONS. BALLOTS WILL NOT BE ACCEPTED VIA FACSIMILE OR ELECTRONIC MAIL.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE BANKRUPTCY RULES AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAW OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS OR INTERESTS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING.

     IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND BECOMES
EFFECTIVE, ALL HOLDERS OF CLAIMS AND INTERESTS (INCLUDING THOSE WHO REJECTED OR WHO ARE DEEMED TO HAVE REJECTED OR ACCEPTED THE PLAN AND THOSE WHO DID NOT SUBMIT BALLOTS TO ACCEPT OR TO REJECT THE PLAN) SHALL BE BOUND BY THE TERMS OF THE PLAN.

                              I. INTRODUCTION

     A. GENERAL

     Farmland Industries, Inc., Farmland Foods, Inc., Farmland
Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company
(collectively, the "Debtors") hereby propose the following disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, for use in the solicitation of votes for the Debtors' First Amended Joint Plan of Reorganization (the "Plan").

     This Disclosure Statement sets forth certain information regarding the Debtors' operations and finances, the Debtors' need to seek chapter 11 protection and the utilization of the Debtors' assets. This Disclosure Statement also describes the terms and provisions of the Plan, including potential alternatives to the Plan, certain effects of confirmation of the Plan and the distributions proposed to be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that the holders of Allowed Claims and Allowed Interests in the Voting Classes must follow for their votes to be counted.

     CAPITALIZED TERMS USED AND NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN UNLESS THE CONTEXT REQUIRES OTHERWISE.

     The Bankruptcy Court has approved this Disclosure Statement as containing "adequate information" in accordance with section 1125(b) of the Bankruptcy Code to enable a hypothetical, reasonable investor holding an Allowed Claim in each of the relevant Voting Classes to make an informed judgment about the Plan.

     B. VOTING INSTRUCTIONS AND PROCEDURES

          1. VOTING PROCEDURES, BALLOTS AND BALLOTING DEADLINE

     Under the Plan, all holders of Allowed Claims and Allowed Interests in Classes 4, 5, 7, 9, 10, 11, 12, 14, 16 and 19 (the "Voting Classes") are Impaired and entitled to vote on the Plan. Holders of Claims in each of Classes 1, 2, 3, 6, 8 and 20 are Unimpaired under the Plan and are deemed to have accepted the Plan. Holders of Claims and Interests in Classes 13, 15, 17 and 18 are conclusively deemed to accept the Plan as proponents of the Plan. For a description of the Classes of Claims and Interests and their treatment under the Plan, see Section IV.C, Treatment of Claims and Interests and Summary of Distributions under the Plan.

     ONLY PERSONS WHO HOLD CLAIMS AND INTERESTS ON THE RECORD DATE ARE ENTITLED TO RECEIVE A COPY OF THIS DISCLOSURE STATEMENT. ONLY PERSONS WHO HOLD ALLOWED CLAIMS AND ALLOWED INTERESTS IN THE VOTING CLASSES ON THE RECORD DATE ARE ENTITLED TO VOTE WHETHER TO ACCEPT THE PLAN.

     Separate pre-addressed return envelopes have been supplied for the Ballots. Holders of Allowed Claims and Allowed Interests in the Voting Classes should take care to use the proper pre-addressed envelope to ensure that Ballots are returned to the proper address. In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is now or hereafter determined to be a Disputed Claim this amount may not be the amount ultimately allowed for purposes of distribution) and the Debtor and the Class to which the Claim or Interest has been attributed. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT. ALL VOTES TO ACCEPT OR TO REJECT THE PLAN MUST BE CAST BY USING THE BALLOT ENCLOSED WITH THIS DISCLOSURE STATEMENT. In order for a Ballot to be counted, it must be completed, signed and sent in the enclosed pre-addressed envelope to the "Balloting Agent" so as to be received by the Balloting Deadline at the following address:

        if by mail to:

                     Bankruptcy Management Corporation
                                P.O. Box 905
                     El Segundo, California 90245-0905

        if by overnight courier to:

                     Bankruptcy Management Corporation
                         1330 East Franklin Avenue
                        El Segundo, California 90245

     Each holder of Allowed Class 7 Claim(s) totaling in excess of $1,000 may indicate on the Ballot (i) acceptance or rejection of the Plan or (ii) an election to have such Allowed Claim(s) treated as a Class 6 Claim (which election shall have the effect of reducing such Claim(s) to $1,000.00 and having such reduced Claim(s) classified in Class 6). Any Ballot that indicates both (i) acceptance or rejection of the Plan and (ii) an election to have such Allowed Class 7 Claim(s) treated as a Class 6 Claim shall be deemed to have elected to have such Allowed Claim(s) treated as a Class 6 Claim.

     If you are a holder of an Allowed Claim or an Allowed Interest in a Voting Class and (i) did not receive a Ballot, (ii) received a damaged Ballot, (iii) lost your Ballot, (iv) have any question about balloting procedures, or (v) wish to obtain, at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)), an additional copy of the Plan or this Disclosure Statement, please contact:

                     Bankruptcy Management Corporation
                         1330 East Franklin Avenue
                        El Segundo, California 90245
                               (888) 909-0100

     ONLY PROPERLY COMPLETED AND SIGNED BALLOTS RECEIVED BY THE BALLOTING AGENT PRIOR TO THE BALLOTING DEADLINE WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER EACH VOTING CLASS HAS ACCEPTED THE PLAN. ANY BALLOTS RECEIVED AFTER THE BALLOTING DEADLINE WILL NOT BE COUNTED, NOR WILL ANY BALLOTS RECEIVED BY FACSIMILE OR ELECTRONIC MAIL BE COUNTED. The Balloting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Plan.

     Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is Impaired under such plan vote to accept such plan, unless the "cram down" provisions of the Bankruptcy Code are employed. The Debtors have reserved their right to seek to "cram down" the Plan on non-accepting Impaired Classes of Claims and Interests. See Section V.D.4, Cram Down.

          2. VOTING RECORD DATE

     The record date for voting on the Plan is the close of business (Kansas City time) on _____________, 2003 (the "Record Date"). Only holders of Allowed Claims and Allowed Interests in the Voting Classes as of the Record Date are entitled to vote to accept or reject the Plan.

          3. VOTING MULTIPLE CLAIMS

     Any person who holds Allowed Claims in more than one Voting Class is required to vote separately with respect to each such Voting Class in which such person holds an Allowed Claim. Please use a separate Ballot to vote all Allowed Claims in each Voting Class.

          4. INCOMPLETE BALLOTS

     Any Ballot received which is not signed or does not indicate either an acceptance or a rejection of the Plan shall be an invalid Ballot and shall not be counted for purposes of determining acceptance or rejection of the Plan.

          5. DEFECTS AND IRREGULARITIES

     Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion, whose determination will be final and binding. Unless the Ballot being furnished is timely submitted to the Balloting Agent by the Balloting Deadline, together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid and, therefore, decline to use it in connection with seeking confirmation of the Plan by the Bankruptcy Court. In the event of a dispute with respect to a Ballot, any vote to accept or reject the Plan cast with respect to such Ballot will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise. The Debtors reserve the right to reject any and all Ballots not in proper form. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with delivery of a Ballot must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.

          6. WITHDRAWAL OF BALLOT

     All properly completed, valid Ballots will be irrevocable upon the Balloting Deadline. Prior to the Balloting Deadline, any holder of an Allowed Claim or Allowed Interest in a Voting Class who has delivered a valid Ballot may withdraw its vote by delivering a written notice of withdrawal to the Balloting Agent so as to be received by the Balloting Agent before the Balloting Deadline. To be valid, the notice of withdrawal must (a) describe the Claim or Interest to which it relates, (b) be signed by the party who signed the Ballot to be revoked, and (c) be received by the Balloting Agent by the Balloting Deadline. Withdrawal of a Ballot can only be accomplished pursuant to the foregoing procedure. Prior to the Balloting Deadline, any holder of an Allowed Claim or Allowed Interest in a Voting Class who has delivered a valid Ballot may change its vote by delivering to the Balloting Agent a properly completed subsequent Ballot so as to be received before the Balloting Deadline. In the case where more than one timely, properly completed Ballot for the same Allowed Claim or Allowed Interest is received by the Balloting Deadline, only the Ballot that bears the latest date will be counted. After the Balloting Deadline, a vote of the holder of an Allowed Claim or Allowed Interest in a Voting Class may only be changed or withdrawn with the permission of the Bankruptcy Court upon a showing of "cause" pursuant to Bankruptcy Rule 3018(a).

          7. CONFIRMATION HEARING

     THE BANKRUPTCY COURT WILL HOLD THE HEARING REGARDING CONFIRMATION OF THE PLAN (THE "CONFIRMATION HEARING") COMMENCING AT _______________, 2003 AT __:____ __.M. AT THE UNITED STATES BANKRUPTCY COURT, CHARLES EVANS WHITTAKER COURTHOUSE, 400 E. 9TH STREET, KANSAS CITY, MISSOURI 64106, BEFORE BANKRUPTCY JUDGE JERRY W. VENTERS. The Confirmation Hearing may be adjourned from time to time without further notice other than by announcement in the Bankruptcy Court on the scheduled date of such hearing. At the Confirmation Hearing, the Bankruptcy Court will (i) determine whether the requisite vote has been obtained for each of the Voting Classes, (ii) hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of, (iii) determine whether the Plan meets the confirmation requirements of the Bankruptcy Code, and (iv) determine whether to confirm the Plan.

     Any objection to the confirmation of the Plan must be in writing and must comply in all respects with the Notice accompanying this Disclosure Statement.

          8. RECOMMENDATIONS

     THE DEBTORS SUPPORT CONFIRMATION OF THE PLAN AND URGE ALL HOLDERS OF ALLOWED CLAIMS AND ALLOWED INTERESTS IN THE VOTING CLASSES TO ACCEPT THE PLAN.

                  II. HISTORY AND STRUCTURE OF THE DEBTORS

     A. INTRODUCTION

     Industries, founded in 1929 and formally incorporated in Kansas in 1931, is a farm supply cooperative and a processing and marketing cooperative. Its principal executive offices are at 12200 North Ambassador Drive, Kansas City, Missouri 64163.

     Industries was originally founded as the Union Oil Co. when six farmer-owned cooperatives joined together to buy and distribute petroleum products. It continued to grow over the years, becoming known as the Consumer Cooperative Association. In 1966, the company changed its name to "Farmland Industries, Inc." By its 72nd anniversary in 2001, Industries was one of the nation's largest companies, with annual revenues of $11.8 billion. As of the Petition Date, Industries functioned as a farm-to-table agribusiness company. The other Debtors are subsidiaries of Industries.

     As of the Petition Date, the Debtors conducted business primarily in two operating areas. First, on the output side of the agricultural industry, they operated as a processing and marketing cooperative. Second, on the input side of the agricultural industry, they operated as a farm supply cooperative.

     The output side of the Debtors' business consisted of the processing and marketing of pork products, through Foods, and the processing and marketing of beef products, through Farmland National Beef Packing Company, L.P. ("National Beef"), which is 71.2% owned by the Debtors. In 2002, approximately 73% of the hogs and 23% of the cattle processed by Foods and National Beef, respectively, were supplied by the Debtors' cooperative members. Substantially all the pork and beef products that Foods and National Beef sold in 2002 were processed in plants they own or lease.

     As of the Petition Date, the Debtors' farm supply operations consisted of two principal product divisions: crop production and petroleum. Principal products of the crop production division were nitrogen and phosphate-based fertilizers and, through an ownership interest in a joint venture, a complete line of insecticides, herbicides and mixed chemicals. Principal products of the petroleum division were refined fuels, propane and petroleum refining by-products. The Debtors manufactured approximately 80% of the dollar value of their crop production and petroleum products sold in 2002. Approximately 82% of the crop production products and 23% of the petroleum products sold in 2002 were sold through the Debtors' ventures to farm cooperative associations which are members of Industries and who, in turn, distribute these products primarily to farmers and ranchers.

     The farm supply businesses of the Debtors have been highly seasonal. Historically, the majority of sales of crop production products occur in the spring and fall. Margins for refined petroleum fuels historically has been concentrated in the summer.

     The Debtors competed for market share with numerous participants of various sizes and with various levels of vertical integration, and product and geographical diversification. Competitors in the crop production industry include global producers of nitrogen- and phosphate-based fertilizers, major chemical companies and product importers and brokers. In the petroleum industry, competitors include major oil companies and independent refiners. The pork and beef processing industries are comprised of a large variety of competitive participants.

     B. DESCRIPTION OF THE DEBTORS' BUSINESSES

          1. MEAT PROCESSING AND MARKETING

     The Debtors' meat processing and marketing businesses are primarily conducted by Foods and National Beef. National Beef is not a Debtor in these Chapter 11 proceedings.

               a) Pork Processing and Marketing

     Foods is a food processor, supplying fresh pork and processed meat products to U.S. retailers, foodservice operators, industrial accounts and international customers. Started in 1959, Foods began as a one-facility hog slaughtering operation and has grown to be the sixth largest pork processor in the United States, with three plants that have an annual slaughter capacity of 7.5 million hogs. In addition to processing and marketing fresh pork, Foods also processes and markets branded pork and processed meats, including bacon, processed ham products, fresh and processed sausage products and specialty deli meats. These products are marketed under a variety of brand names including: Farmland, Farmstead, OhSe, Maple River, Carando and Roegelein. Product distribution is through national and regional retail and food service chains, distributors and in international markets. Although Foods does not directly own any hog production facilities, during the 1990's Foods synthetically vertically integrated into hog production through contractual arrangements with farmer-owned hog production operations.

     Foods' slaughtering facilities are located in Denison, Iowa; Monmouth, Illinois; and Crete, Nebraska. During 2000, 2001 and 2002, Foods slaughtered approximately 7.4 million, 6.4 million and 6.9 million hogs, respectively. Facilities to further process primal beef and pork cuts are located in Springfield, Massachusetts; New Riegel, Ohio; Wichita, Kansas; and Carroll, Iowa. Foods leases and operates two "case ready" facilities, which are located in Salt Lake City, Utah and Omaha, Nebraska. Foods also has a "case ready" co-packaging arrangement at a facility in Madison, Wisconsin. ("Case ready" refers to meat products which are prepared to the specifications of retailers and which do not require additional preparation work prior to sale by the retailer). In aggregate, Foods has the capacity to produce close to 3 billion pounds of pork products, representing approximately 15% of projected 2002 U.S. pork production. Foods enjoys a customer base that includes such blue-chip retailers as Wal-Mart, which has allowed Foods to increase its sales of branded and other value-added products.

               b) Beef Processing and Marketing

     Industries first invested in National Beef in 1993. National Beef engages in meat packing and processing and is the fourth largest beef packer in the United States. As of the Petition Date, Industries directly or indirectly owned 71.2% of the ownership interests of National Beef (i.e., the Beef Interests). Operating from five facilities, National Beef produces fresh, frozen, and "case-ready" branded and nonbranded products for domestic consumption as well as foreign consumption in 25 countries. It has two main slaughtering facilities and a portion-control facility in Kansas, one "case-ready" facility in Pennsylvania and a second "case-ready" facility in Georgia. During 2000, 2001 and 2002, National Beef slaughtered approximately 2.7 million, 2.8 million and 3.1 million cattle, respectively. National Beef's products include fresh and frozen beef, boxed beef and "case ready" beef. Product distribution is through national and regional retail and food service chains, distributors and in international markets. National Beef estimates that slightly more than 55% of its sales are to the retail sector and approximately 30% of its sales are to the foodservice sector.

     National Beef has four wholly-owned subsidiaries and owns a controlling interest in Kansas City Steak Company, L.L.C., a portion-control company that provides steaks to premium steak houses in the United States and directly to consumers via mail-order catalogs. In addition, through a wholly-owned subsidiary, National Beef owns a 47.5% interest in aLF Ventures, LLC, a joint venture with DMV International. aLF Ventures, LLC holds the worldwide exclusive rights to market activated lactoferrin, a natural product that has been recently granted "Generally Recognized as Safe" status by the Food and Drug Administration for use in protecting fresh beef from bacteria such as E. coli.

          2. CROP PRODUCTION BUSINESS

     As of the Petition Date, the Debtors manufactured nitrogen-based fertilizer at five U.S. facilities and, through a 50% owned joint venture, Farmland MissChem, Limited ("FMCL"), operated an off-shore facility in the Republic of Trinidad and Tobago. The operating domestic nitrogen plants were located in Enid, Oklahoma; Dodge City, Kansas; Coffeyville, Kansas; Fort Dodge, Iowa; and Beatrice, Nebraska. The Debtors also owned nitrogen fertilizer plants in Lawrence, Kansas and Pollock, Louisiana, which were permanently shut down prior to the Petition Date. The Debtors also owned a 50% interest in two phosphate fertilizer manufacturing joint ventures:
Farmland-Hydro, LP ("FHLP"), a joint venture in Florida, and SF Phosphates, Limited Company ("SF Phosphates"), a joint venture with operations in Utah and Wyoming. Substantially all of the Debtors' domestic fertilizer production is sold to Agriliance LLC, an agronomy marketing joint venture in which the Debtors have an indirect minority ownership interest.

     Due to unfavorable market conditions during 2002, the Debtors temporarily curtailed production of nitrogen-based fertilizers at various production plants. Also, the Debtors experienced mechanical problems at the Coffeyville, Kansas nitrogen facility which limited production to 70% of the facility's planned capacity. As a result, the production plants in aggregate operated at approximately 63% of their capacity during the 2002 fiscal year. Annual anhydrous ammonia production of nitrogen-based plant foods for fiscal years 2000, 2001 and 2002, including Industries' 50% share of the output of Farmland MissChem Limited, totaled approximately 2.9 million tons, 2.4 million tons and 2.1 million tons, respectively.

     Prior to the Petition Date, Industries closed its Lawrence, Kansas and Pollock, Louisiana plants. These two plants contributed 29% of Industries' total anhydrous ammonia production capacity.

     Each of the operating domestic nitrogen fertilizer plants had capacity to further process anhydrous ammonia into upgraded nitrogen products (UAN solutions, urea and liquid nitrogen). In 2000, 2001 and 2002, production of these upgraded products was approximately 1.8 million tons, 1.8 million tons and 1.5 million tons, respectively.

     In May 2003, the Debtors sold four of the domestic nitrogen fertilizer production plants and all of its interest in Farmland MissChem, Limited to Koch Nitrogen Company. The Debtors entered into a contract to sell the closed Pollock, Louisiana plant. See Section III.G.1.r, Nitrogen Fertilizer Assets. The only nitrogen facilities the Debtors currently own are (i) the Lawrence, Kansas facility, which facility is no longer manufacturing nitrogen-based fertilizer, and (ii) the Coffeyville, Kansas facility, which facility in fiscal 2002 accounted for approximately 12% of the Debtors' anhydrous ammonia production, approximately 34% of the Debtors' UAN production and approximately 18% of the Debtors' total nitrogen production. The Debtors intend to continue operating the Coffeyville, Kansas facility.

     In November 2002, the Debtors sold their interest in the FHLP phosphate fertilizer operations to Cargill.

     Industries continues to be a 50% owner of SF Phosphates. The SF Phosphates plant produces monoammonium phosphate and super phosphoric acid with annual production for 2000, 2001 and 2002 of 543,000 tons, 553,000 tons and 536,000 tons, respectively. Under the venture agreement, each owner purchases 50% of SF Phosphates' production. Industries sells its share of such production to Agriliance LLC. Simplot, Industries' venture partner in SF Phosphates, has initiated litigation alleging that, by operation of the Utah Revised Limited Liability Act, the commencement of the Chapter 11 Case caused Industries to cease to be a member of SF Phosphates and was no longer entitled to participate in the governance of the company (although Industries would continue to be entitled to receive its shares of profits, losses and distributions as though it were still a member). The Debtors are vigorously defending this litigation.

     Industries continues to have a 50% ownership interest in United Country Brands ("UCB"), and UCB has a 50% ownership interests in Agriliance LLC. Industries' 50% ownership interest in UCB is reduced by 13.1% of the Agriliance LLC crop production products earnings which, in the past, were allocated to Wilbur-Ellis Company and are now allocated to CHS Cooperatives. Agriliance LLC markets and distributes a complete line of crop production products, including nitrogen and phosphate-based plant foods, as well as a complete line of crop protection products such as insecticides, herbicides and mixed chemicals. Industries continues to sell substantially all of its crop production products, including its share of SF Phosphates' production, to Agriliance LLC at a formula price based on the prevailing market price.

          3. PETROLEUM BUSINESS

     Industries participates in the petroleum industry as a mid-continent refiner and, through November 30, 2001, participated as a wholesale distributor of petroleum products. The principal products of this business segment are refined fuels, propane and by-products of the petroleum refinery.

     Industries manages and operates a petroleum refinery at Coffeyville, Kansas with approximately 95,000 barrel per day capacity. The refinery converts crude oil into refined products such as gasoline, diesel fuel, and distillates. Production at the refinery accounted for approximately 90% of Industries' refined fuel sales in 2002. Substantially all of the refined fuels produced at the refinery are sold to CHS Cooperatives at a formula price tied to market value.

          4. OTHER BUSINESSES

     Industries participates in various other businesses, including the following:

               a) Feed

     Industries has an 8% ownership interest in Land O'Lakes Farmland Feed ("LOLFF"). LOLFF is a leading market producer of animal feed in the United States, producing both commercial and lifestyle feed for a variety of animals, including dairy cattle, beef cattle, swine, poultry, horses and other specialty animals such as laboratory and zoo animals. LOLFF markets animal feed products under the Land O'Lakes Feed label. Through its wholly-owned subsidiary Purina Mills LLC, LOLFF also markets animal feed (other than dog and cat food) under the leading brands in the industry:
Purina, Chow and the "Checkerboard" Nine Square logo. As of December 31, 2002, LOLFF operated a geographically diverse network of 100 feed mills and distributed its animal feed nationally through approximately 1,300 local cooperatives, through approximately 3,500 independent dealers operating under the Purina brand name and directly to customers.

               b) Domestic Grain

     Industries owns or leases approximately 25 inland grain elevators, including one export elevator, with a total capacity in excess of 170 million bushels of grain. These elevators are leased or subleased to ADM/Farmland, a wholly-owned subsidiary of Archer Daniels Midland. The leases between Industries and ADM/Farmland are structured to cover the depreciation, amortization and taxes related to the elevators. Through this arrangement, Industries receives 50% of any income and is responsible for 50% of any loss related to ADM/Farmland's operations of these elevators.

               c) International Grain

     Industries owns a number of foreign subsidiaries (collectively referred to as "Tradigrain"), which were engaged in international grain operations through February 2002. Subsequent to February 2002, Industries has overseen the orderly windup of Tradigrain operations and assets. This process continues and should be substantially completed by December 2003.

     C. HISTORICAL FINANCIAL RESULTS

     Set forth in Appendix B is selected historical financial data for each of the Debtors for the nine-month period ended May 31, 2003, for the three-month period ended August 31, 2002, for the nine-month period ended May 31, 2002, and for the years ended August 31, 1999, 2000 and 2001. The financial statements for the years ended August 31, 1999, 2000 and 2001 were included in Industries' Annual Report on Form 10-K filed with the SEC.

     D. EVENTS LEADING TO CHAPTER 11

     In the 1990's, the Debtors pursued an expansion strategy that emphasized acquisition of new businesses and expansion of existing operations. This strategy resulted in rising corporate expenses and increased debt. The combination of higher debt levels and decreased earnings left the Debtors vulnerable to an economic downturn.

     In 2001, the Debtors' management implemented a strategic initiative called Navigating Tomorrow, designed to reduce debt and secure the long-term financial success of the Debtors.

     During the twelve months ended February 28, 2002, Industries reduced its debt (including off balance sheet debt related to its Coffeyville nitrogen facility) by over $500 million, the largest reduction in the cooperative's history. General and administrative expenses were reduced by approximately $29 million, or 38%. Cash flow reached a five-year high, increasing more than $400 million from 2000.

     Notwithstanding these cost reductions, the Debtors experienced liquidity problems due to the underperformance of certain business segments. Principally, margins available in fertilizer manufacturing eroded dramatically.

     Lack of rain in the wheat belt that hampered fertilizer demand, low commodity prices, and continued volatility in domestic natural gas prices resulted in the Debtors' Crop Production business segment reporting a loss of $78 million for the first six months of fiscal year 2002.

     During the year leading up to the Petition Date, nitrogen fertilizer prices dropped significantly. Ammonia prices fell approximately 55 percent and urea prices decreased 49 percent between the fall of 2001 and the Petition Date.

     Despite strong financial performance by the meat segment of the Debtors' business, losses in the fertilizer business caused severe cash flow problems for the Debtors. During the first five months of calendar year 2002, the Debtors' liquidity situation continued to erode as fertilizer sales did not develop as expected.

     The operating losses in the Debtors' crop production and petroleum businesses, coupled with planned maintenance on the Debtors' Coffeyville, Kansas refinery, significantly hampered cash flow during the spring of 2002. In Industries' Quarterly Report on Form 10-Q for the quarter ended February 28, 2002 (filed with the SEC), Industries stated that it may not be able to generate sufficient cash flow from operations to avoid covenant defaults under the Pre-Petition Credit Agreement at the end of the third quarter or maintain its ability to borrow under the Pre-Petition Credit Agreement and might be forced to seek protection from creditors if conditions did not improve. Concerns regarding the Debtors' financial condition led to increased cash demands and more restrictive payment terms from trade creditors, as well as increased demands for early redemptions of subordinated debt, which adversely affected the Debtors' ability to fund ongoing operations and service debt. Because of this liquidity crisis, the Debtors filed their respective Chapter 11 petitions.

     On May 31, 2002, the Debtors filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The filings were made in order to facilitate the restructuring of the Debtors' trade liabilities, debt, and other obligations. The Debtors continue to manage their businesses as debtors-in-possession.

     E. GENERAL CORPORATE STRUCTURE

     Industries is a farm supply cooperative and a processing and marketing cooperative that is incorporated in the state of Kansas. Industries owns virtually all of the stock of the other Debtors, which are incorporated in Kansas, Missouri and Arkansas. In addition, Industries owns interests in several other subsidiaries and joint ventures. A current organizational chart of the Debtors is attached hereto as Appendix C.

     F. PRE-PETITION SECURED DEBT OBLIGATIONS

     On February 7, 2002, Industries, Foods and a syndicate of banks entered into the Pre-Petition Credit Agreement. As of the Petition Date, the Debtors were indebted under the Pre-Petition Credit Agreement in the approximate amount of $399.7 million (consisting of $233.0 million in revolving loans, $31.7 million of letters of credit obligations and a $135.0 million term loan) plus additional fees and expenses. The Pre-Petition Credit Agreement was secured by substantially all of the Debtors' major assets, including accounts receivable, inventories, property, plant and equipment and intangible assets. Capital derived from the Pre-Petition Credit Agreement was used for capitalizing fixed assets and working capital and other operating expenses.

                         III. THE CHAPTER 11 CASE

     A. CONTINUATION OF BUSINESS OPERATIONS AFTER THE PETITION DATE

     On May 31, 2002, the Debtors filed petitions for relief under Chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. The Debtors are authorized to operate their business in the ordinary course of business. Transactions outside of the ordinary course of business require Bankruptcy Court approval.

     An immediate effect of the filing of the Debtors' bankruptcy petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors and the enforcement of liens against property of the Debtors. This relief provides the Debtors with the "breathing spell" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until consummation of a plan of reorganization.

     B. CORPORATE MANAGEMENT

     The current executive officers of Industries are as follows:

     Robert B. Terry is President and Chief Executive Officer of
Industries. Mr. Terry was appointed to his present position in May 2002. Previously he was Executive Vice President, General Counsel & Corporate Secretary. Mr. Terry joined Industries in 1989.

     Steven R. Rhodes is Executive Vice President and Chief Financial Officer of Industries. Mr. Rhodes was appointed to his present position in May 2002. Previously he held various positions in North American Grain, Transportation, and Corporate Divisions of Industries. Mr. Rhodes joined Industries in 1979.

     Stanley A. Riemann is Executive Vice President of Industries and President of Crop Production. Mr. Riemann was appointed to his present position in May 1999. Previously he held various positions in the Crop Nutrients and Crop Protection areas. Mr. Riemann joined Industries in 1974.

     Robert W. Schuller is Vice President, General Counsel and Corporate Secretary of Industries. Mr. Schuller was appointed to his present position in May 2002. Mr. Schuller joined Industries in 1994 in the Legal Division.

     J. Randall Vance is Vice President and Treasurer of Industries. Mr. Vance was appointed to his present position in July 2002. Previously he served as Assistant Treasurer. Mr. Vance joined Industries in 1991.

     Dennis M. Alt is Vice President, Strategic Projects of Industries. Mr. Alt was appointed to this position in June 2002. Before his appointment, Mr. Alt was an Associate General Counsel in Industries' Legal Division. Prior to re-joining Industries in 2002, he was a shareholder with Stinson Mag & Fizzell.

     George Richter is Vice President of Industries and President of the Pork Division. Mr. Richter was appointed to his present position in 1999. Previously he served as Vice President, Sales and Marketing for Foods. Mr. Richter joined Industries in 1971.

     Timothy R. Daugherty is Vice President, Administration of Industries. Mr. Daugherty was appointed to his present position in June 2002.
Previously he served as Vice President and President of World Grain and as Vice President of Marketing for a geographic territory that included Kansas, Colorado and Utah. Mr. Daugherty joined Industries in 1985.

     C. FIRST DAY ORDERS

     On the Petition Date, the Debtors filed several motions seeking certain relief by virtue of so-called "first day orders." First day orders are intended to facilitate the transition between a debtor's pre-petition and post-petition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. The first day orders obtained in these cases are typical for large Chapter 11 cases.

     The first day orders in the Chapter 11 Cases authorized, among other things:

               a) Joint administration of each of the Debtor's bankruptcy cases;

               b) The DIP Credit Agreement, on an interim basis (the "Interim DIP Order");

               c) The retention of the following professionals to serve on behalf of the Debtors: (i) Bryan Cave LLP, as bankruptcy counsel; and
     (ii) Bankruptcy Management Corporation, as claims agent;

               d) The maintenance of the Debtors' bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date;

               e) Payment of employees' accrued pre-petition wages and employee benefit claims;

               f) Continued utility services during the pendency of the Chapter 11 Case;

               g) The continued retention of professionals regularly employed by the Debtors in the ordinary course of business;

               h) The maintenance of certain pre-petition customer programs and practices;

               i) Administrative expense treatment for certain holders of valid reclamation claims;

               j) The payment of certain pre-petition tax claims;

               k) The payment of certain pre-petition critical trade vendor claims;

               l) The payment of certain pre-petition obligations to sales brokers; and

               m) The payment of certain obligations under the Packers and Stockyards Act.

     D. DIP FINANCING AND USE OF CASH COLLATERAL

     Subsequent to the Petition Date, the Debtors and a syndicate of banks entered into the DIP Credit Agreement, which was subsequently revised and approved by the Bankruptcy Court, to provide up to $306.0 million in post-petition financing. The credit facility created under the DIP Credit Agreement (the "DIP Credit Facility") expires on the occurrence of an event that constitutes a commitment termination date (as defined in the DIP Credit Agreement) or, if no such event has occurred, on November 30, 2003. The DIP Credit Facility was authorized by the Bankruptcy Court on an interim basis pursuant to the Interim DIP Order, and on a final basis pursuant to an order dated July 2, 2002 (the "Final DIP Order").

     The DIP Credit Facility is collateralized by a first priority priming lien on all assets of the Debtors including all real, personal and mixed property, both tangible and intangible, but excluding rights in respect of avoidance actions approved by the Bankruptcy Court under the Bankruptcy Code. The DIP Credit Agreement allows for super priority administrative expense claim status in the Chapter 11 Case with priority over certain other administrative expenses of the kind specified or ordered pursuant to provisions of the Bankruptcy Code. The DIP Credit Agreement also includes various restrictive covenants prohibiting the Debtors from, among other things, incurring additional indebtedness, permitting any liens or encumbrances on property or assets, making investments, or becoming liable for any contingent obligations. Subsequent to the execution of the DIP Credit Agreement, cash received by the Debtors from their operations was used to pay, in full, the revolving loans outstanding under the Pre-Petition Credit Agreement.

     On or about January 14, 2003, the Debtors filed their Motion for Order Authorizing First Amendment to DIP Credit Agreement, seeking authority to enter into a first amendment to the DIP Credit Agreement (the "First DIP Amendment"). The First DIP Amendment granted the Debtors the ability to request additional time necessary to formulate the necessary analyses required for the Plan and this Disclosure Statement in exchange for, among other things, certain reductions in availability under the DIP Credit Facility, certain principal reduction payments under the DIP Credit Facility and schedules and timelines for the marketing and sale of certain of the Debtors' assets. On March 3, 2003, the Bankruptcy Court entered an interim order approving the First DIP Amendment. On April 17, 2003, the Bankruptcy Court entered its Memorandum Opinion and Order, approving the First DIP Amendment on a final basis.

     As of July 29, 2003, the Debtors had borrowings under the DIP Credit Agreement of $0, and $14.1 million of the facility was being utilized to support letters of credit. Management of the Debtors believes the DIP Credit Agreement provides adequate liquidity to enable the Debtors to continue operations during the Chapter 11 Case.

     E. APPOINTMENT OF THE BANKRUPTCY COMMITTEES

          1. CREDITORS' COMMITTEE

     On June 7, 2002, the United States Trustee appointed the Creditors' Committee. The Creditors' Committee is currently comprised of the following members: BP Companies; Sempra Energy Trading Corp.; Cap Gemini Ernst & Young; PSC Industrial Outsourcing Inc.; Dynegy Marketing and Trade; Packaging Corporation of America; and Ray K. Pardun. The Creditors' Committee has retained the law firms of Akin, Gump, Strauss, Hauer & Feld and Husch & Eppenberger as its counsel.

          2. BONDHOLDERS' COMMITTEE

     On June 7, 2002, the United States Trustee appointed the Bondholders' Committee. The Bondholders' Committee is currently comprised of seven members: J P Morgan Chase Bank; DeSoto County Cooperative; UMB Bank, NA; Farmland Insurance; Robert A. Reseigh; Peter S. Hancock; and Keith A. Sharf. The Bondholders' Committee has retained the law firms of Foley & Lardner and Polsinelli Shalton & Welte as its counsel.

     F. KEY EMPLOYEE RETENTION AND INCENTIVE TARGET PLAN

     Following the Petition Date, the Debtors' management has sought to maximize value for creditors in these reorganization proceedings. Part of this process necessarily includes marketing certain of the Debtors' assets and businesses for potential sale. The sale process, as with any sale process, will likely lead to the loss of employment by many of the Debtors' key employees. In essence, many of the Debtors' key employees have been asked to work tirelessly toward the elimination of their own employment. Without protection against sudden loss of income, many of those individuals comprising the Debtors' key personnel (the "Key Employees") may have been forced to seek alternative employment to protect the well being of themselves and their families. Such a premature loss of these Key Employees would obviously have had a devastating impact on the Debtors' ability to maximize recoveries to creditors. Moreover, the economic cost to replace these Key Employees, both in terms of actual dollars spent and lost productivity, could have been enormous.

     Accordingly, to provide the financial security that enabled these Key Employees to continue working diligently to maximize the value of these estates, the Debtors determined that it was necessary and appropriate to offer incentive compensation to these Key Employees. Therefore, with input from the Bankruptcy Committees and other constituent groups, the Debtors proposed their Key Employee Retention and Incentive Target Plan (the "KERIT Plan"). The KERIT Plan provides incentive compensation and retention payments to the Key Employees critical to the ongoing operation of the Debtors' businesses. The maximum potential incremental cost of the KERIT Plan to the Debtors is approximately $8 million. The KERIT Plan payments were structured to maximize the likelihood that the Key Employees would remain in the employ of the Debtors for the period of time required for a successful outcome in the Chapter 11 Cases. By order dated November 4, 2002, the Bankruptcy Court approved the KERIT Plan.

     G. MARKETING AND DISPOSITION OF THE DEBTORS' ASSETS

          1. ASSET SALES AUTHORIZED TO DATE

     The Debtors are currently marketing and selling substantially all of their assets. To date, the Bankruptcy Court has authorized the Debtors to sell certain of their assets, including the following:

               a) Warehouse Assets in Port Lavaca, Texas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including assets associated with a warehouse in Port Lavaca, Texas, together with the assumption and assignment of certain executory contracts and unexpired leases. Helena Chemical Company made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Helena Chemical Company for a purchase price of $588,550.

               b) Warehouse Assets in Memphis, Tennessee

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including assets associated with a warehouse in Memphis, Tennessee, together with the assumption and assignment of certain executory contracts and unexpired leases. Agriliance LLC made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Agriliance LLC for a purchase price of $5,302,500.

               c) Assets in Iowa, Louisiana and Mowata, Louisiana

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets located in Iowa, Louisiana and Mowata, Louisiana, together with the assumption and assignment of certain executory contracts and unexpired leases. G&H Seed Company made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to G&H Seed Company for a purchase price of $440,000 plus certain inventory and receivables.

               d) Assets in Minden, Louisiana

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets located in Minden, Louisiana. Minden Farm and Gardens, LLC made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Minden Farm and Gardens, LLC for a purchase price of $266,500 plus certain inventory and receivables.

               e) Assets in Clarksdale, Mississippi

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets located in Clarksdale, Mississippi. Rayburn and Sons, Inc. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Rayburn and Sons, Inc. for a purchase price of $20,881.

               f) Pipeline Assets in Kansas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets related to a 32-mile segment of pipeline from Caney, Kansas to Neodesha, Kansas. Cherokee Basin Pipeline, L.L.C. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Cherokee Basin Pipeline, L.L.C. for a purchase price of $875,000.

               g) Farm Supply Store in Collins, Mississippi

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the Farm Supply Store a/k/a Collins Farm Supply, consisting of an office, warehouse, 400-ton capacity dry fertilizer storage shed, 4 1/2 acres of land, furniture, fixtures and equipment in Collins, Mississippi. Richard Woolwine made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Richard Woolwine for a purchase price of $175,000 plus 45% of the wholesale price for the inventory.

               h) Grain Elevator in Paul, Idaho

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including a steel elevator with a 245,000 bushel capacity located on 1.82 acres of land in Paul, Idaho. Magic Valley Produce, Inc. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Magic Valley Produce for a purchase price of $290,000.

               i) Ownership Interest in Flag, Inc. and Flag, L.P.

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including 2,500 shares of common stock of Flag, Inc. and the Debtors' 24.75% limited partnership interest in Flag, L.P. Flag, L.P. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Flag, L.P. for a purchase price consisting of (i) $204,000 in cash, (ii) 388 shares of $25 par value common stock of Industries, and (iii) $170,500 non-negotiable qualified patronage equity credits issued by Industries.

               j) Assets Utilized by Farmland Transportation Operations

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the transportation equipment, inventory, shop and office equipment and customer lists utilized by Farmland Transportation Operations, together with the assumption and assignment of executory contracts and unexpired leases related to these assets. Cenex Harvest States Cooperatives made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Cenex Harvest States Cooperatives for a purchase price of $1,300,000, plus the value of truck and tractor parts inventory.

               k) Fertilizer River Terminal Warehouse in North Little Rock, Arkansas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the liquid and dry fertilizer river terminal warehouse located in North Little Rock, Arkansas and various assets used in connection with the operations, together with the assumption and assignment of executory contracts and unexpired leases related to these assets. HelmFertilizer Corporation made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to HelmFertilizer Corporation for a purchase price of $2,775,000.

               l) Fertilizer River Terminal Warehouse in Sugar Creek,
               Missouri

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the dry fertilizer river terminal warehouse located in Sugar Creek, Missouri and the decommissioned facilities for the storage or liquid fertilizer and anhydrous ammonia. At an auction held on February 24, 2003, LaFarge North America, Inc.. was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to LaFarge North America, Inc. for a purchase price of $1,000,000.

               m) Ownership Interest in Farmer's Grain Terminal, L.L.C.

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the Debtors' 48% ownership interest in Farmer's Grain Terminal, L.L.C., a grain storage and handling joint venture located in Slater, Missouri, together with the assumption and assignment of certain executory contracts related to these assets. At an auction held on January 13, 2003, Fletcher Grain Company, Inc. was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Fletcher Grain Company, Inc. for a purchase price of $825,000.

               n) Fertilizer Warehouse in Greenville, Mississippi

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including a fertilizer warehouse located in Greenville, Mississippi. At an auction held on March 21, 2003, United Agri-Products, Inc. d/b/a UAP Midsouth was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to United Agri-Products, Inc. d/b/a UAP Midsouth for a purchase price of $3,130,000.

               o) Ownership Interest in National Carriers, Inc.

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the Debtors' 99.44% ownership interest in National Carriers, Inc., a trucking company located in Liberal, Kansas that operates approximately 975 tractors and 1,175 trailers. At an auction held on March 10, 2003, Farmland National Beef Packing Company L.P. was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Farmland National Beef Packing Company L.P. for a purchase price of $5,050,000.

               p) Vacant Land in East Lawrence, Kansas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including approximately 179 acres of vacant land located in East Lawrence, Kansas. After consideration of all of the circumstances, the Debtors identified a lead bid in the amount of $5,040,000. At an auction, Eastside Acquisitions LLC was the highest and best bidder for these assets. The sale of this vacant land to Eastside Acquisitions LLC closed on June 25, 2003.

               q) Grease Plant Assets in North Kansas City, Missouri

     The Bankruptcy Court authorized the sale of certain furniture, fixtures, leasehold improvements, computer hardware and software, office supplies, telephone numbers, business records and goodwill associated with a lubricating grease manufacturing and packing plant in a leased industrial complex in North Kansas City, Missouri to N L Grease, LLC, for consideration consisting of the following acts by N L Grease, LLC: (i) hiring 7 of the 10 employees currently working at the plant; (ii) reimbursing the Debtors the lesser of $40,000 or the actual cost of severance benefits for those employees of the plant not hired by N L Grease, LLC; and (iii) entering into a new lease with the landlord for the real estate upon which the plant operates.

     In conjunction with this sale, Cenex Harvest Sale Cooperatives has elected to exercise its option to purchase the equipment located at this plant for the sum of $1,000 and to purchase the raw material inventory, work in progress and finished goods inventory at cost, estimated to be approximately $1,307,000.

               r) Nitrogen Fertilizer Assets

     The Debtors retained UBS Warburg LLC ("UBS") as financial advisor charged with the marketing of the following: (i) certain assets associated with the anhydrous ammonia production and terminal facilities owned or leased by the Debtors in Kansas, Nebraska, Oklahoma, Minnesota, Iowa, Texas, Illinois and Louisiana (the "Domestic Fertilizer Assets"), and (ii) certain of the Debtors' interests in an anhydrous ammonia production facility in The Republic of Trinidad and Tobago (the "Foreign Fertilizer Assets" and, together with the Domestic Fertilizer Assets, the "Fertilizer Assets"). After identifying potential purchasers of the Fertilizer Assets, the Debtors and UBS initiated discussions with these potential purchasers. After consideration of all of the circumstances, the Debtors identified Koch Nitrogen Company ("Koch") as the "stalking horse" bidder for the sale of the Domestic Fertilizer Assets and the Foreign Fertilizer Assets.

     The Bankruptcy Court approved auction and bidding procedures for the sale of the Fertilizer Assets, including the assumption and assignment of certain executory contracts and unexpired leases related to the Fertilizer Assets. Pursuant to these auction and bid procedures, the Debtors conducted an auction of Fertilizer Assets on March 26-27, 2003. At the conclusion of the auction, the Debtors determined that: (i) Koch made the highest and best bid for substantially all of the Domestic Fertilizer Assets for an estimated purchase price of $131,171,548, consisting of an estimated $98,102,912 in cash and an estimated $33,068,636 in assumed liabilities, together with additional consideration consisting of various amendments to its asset purchase agreement; (ii) Koch made the highest and best bid for the Foreign Fertilizer Assets for an estimated purchase price of $128,617,030. The Bankruptcy Court authorized the sale of the Domestic Fertilizer Assets and the Foreign Fertilizer Assets to Koch on April 17, 2003.

     Also in connection with the auction for the Fertilizer Assets, Vanguard Synfuels, LLC made the highest and best bid for the ammonia plant in Pollock, Louisiana for a purchase price of $2,040,000; and CF Industries, Inc. made the highest and best bid for the ammonia terminal in Devils Lake, North Dakota for a purchase price of $200,000. The Bankruptcy Court authorized the sale of these assets to Vanguard Synfuels, LLC and CF Industries, Inc. on April 30, 2003 and June 3, 2003.

               s) North America Grain Assets

     The Debtors are currently considering a possible sale of substantially all of the Debtors' North America Grain assets. These assets are currently leased to Archer Daniels Midland Company ("ADM"). ADM would be a possible candidate for purchase of the assets. If the board of directors of Industries approves the acceptance of an offer, then the Debtors would present the offer to the Bankruptcy Committees for review, with a view, ultimately, to presenting the offer to the Bankruptcy Court for approval.

               t) Petroleum Assets

     The Debtors have initiated a marketing process for the Debtors' petroleum assets. The Debtors continue to market the petroleum assets and are currently discussing with several parties the sale of certain petroleum assets.

               u) Crop Production Phosphate Assets

     Prior to August 31, 2002, the board of directors of Industries authorized the sale of substantially all of the assets of Farmland Hydro. Subsequent to August 31, 2002, Industries and Norsk Hydro a.s, the other 50% owner of Farmland Hydro, signed an agreement with Cargill Fertilizer, Inc. under which Cargill agreed to purchase substantially all the assets and assume substantially all the liabilities of Farmland Hydro. The Bankruptcy Court approved the sales agreement in October 2002. This transaction was consummated in November 2002.

               v) Miscellaneous Assets

     On September 27, 2002, the Bankruptcy Court entered its Order Approving Procedures For Sale of Miscellaneous Assets of Debtors Pursuant to Section 363 of the Bankruptcy Code (the "Miscellaneous Assets Order"), pursuant to which the Bankruptcy Court approved certain procedures for the sale of certain miscellaneous assets of the Debtors without further Bankruptcy Court authorization. To date, the Debtors have concluded sales totaling approximately $973,000 pursuant to the Miscellaneous Assets Order:

               w) Anhydrous Ammonia Trailers

     On February 27, 2003, the Bankruptcy Court entered its Order Approving Procedures For Sale of Trailers Pursuant to Section 363 of the Bankruptcy Code (the "Trailer Sale Order"), pursuant to which the Bankruptcy Court approved certain procedures for the sale of the Debtors' fleet of anhydrous ammonia trailers. To date, the Debtors have concluded sales of approximately 243 trailers, generating net sale proceeds in excess of $4.8 million.

               x) Assets in Hastings, Nebraska

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, located in Hastings, Nebraska. Pursuant to these auction and bid procedures, the Debtors held an auction of these assets on May 12, 2003. The Bankruptcy Court authorized the sale of these assets to Equalizer, Inc. on May 19, 2003 for $1,925,000.

               y) Ownership Interest in Alton Grain Terminal, LLC

     On April 30, 2003, the Bankruptcy Court entered its Order Approving the Sale of Debtors' 14% Membership Interest in Alton Grain Terminal, LLC, an entity that owns and operates a grain handling and storage facility in Alton, North Dakota, to Alton Grain Terminal, LLC, for the purchase price of $530,950.

               z) Ownership Interest in Southern Farm Fish Processors, Inc.

     On February 25, 2003, the Bankruptcy Court authorized the Debtors to vote their 100 % interest in Southern Farm Fish Processors, Inc. ("SFFP") in favor of the sale by SFFP of substantially all of SFFP's assets, which include a 10 acre parcel of land, a building, equipment, inventory and accounts receivable associated with a catfish processing plant in Eudora, Arkansas to Arkansas Catfish Growers, LLC ("ACG"), and to compromise certain claims in connection with such asset sale. The purchase price for these assets was $200,000 plus the value of the inventory and accounts receivable.

               aa) Ownership Interest in Alliance Farms, LLC

     On December 10, 2002, the Bankruptcy Court authorized the Debtors to vote their 34.7% interest in Alliance Farms, LLC, a limited liability company formed for the purpose of hog production, in favor of the marketing of Alliance Farms, LLC's assets.

               bb) Ownership Interest in Northeast Arkansas Oil Company,
               LLC

     The Bankruptcy Court entered its Order authorizing the Debtors vote their 100 % interest in Northeast Arkansas Oil Company, LLC ("NEA") in favor of the sale by NEA of substantially all of NEA's assets, which include leasehold rights, fixtures and equipment used in the operation of the Newport Tiger Mart Truck Stop in Newport, Arkansas, to Magness Oil Co. for the purchase price of $537,500.

               cc) Outstanding Loan to Perryton Equity Exchange

     The Bankruptcy Court approved a compromised settlement of a loan due the Debtors by Perryton Equity Exchange of Perryton, Texas. The approximate outstanding loan value of $6.8 million was settled for the amount of $5.5 million cash. The settlement was completed in December 2002.

               dd) Ownership Interest in Parts and Equipment in Lawrence,
               Kansas

     The Debtors have filed a motion with the Bankruptcy Court for authorization to sell their ownership interest in certain spare parts and ancillary equipment located in Lawrence, Kansas. Subject to Bankruptcy Court authorization, the Debtors anticipate that these assets will be sold at an auction to be held in late summer / early fall 2003.

     2. DISPOSITION OF THE PORK BUSINESS

               a) Evaluation of a Possible Sale of the Pork Business

     The Debtors retained Goldsmith Agio Helms ("Goldsmith") to, among other things, assist the Debtors in exploring a possible sale of the Pork Business. Goldsmith held numerous discussions with officers and key employees involved with the Pork Business, reviewed financial and non-financial information on the Pork Business, and worked with management to prepare a Confidential Memorandum on the Pork Business (the "Goldsmith Confidential Memorandum"). While the Goldsmith Confidential Memorandum was being prepared, Goldsmith contacted numerous potential strategic and financial buyers to determine their level of interest in acquiring the Pork Business. Confidential and other business information was provided to interested parties. Several interested parties made initial indications of interest in the Pork Business.

               b) Evaluation of a Possible Reorganization of the Pork
               Business

     The Debtors also retained Trinity Capital, LLC ("Trinity") to, among other things, assist the Debtors in evaluating options for the reorganization of the Pork Business, including the valuation of the Pork Business, conducting due diligence of the operations and assets of the Pork Business, identifying and reviewing prospective alliance partners (including negotiations with such potential alliance partners and any financing relating thereto), and advising and assisting with business plans and the presentation of such plans. As part of this process, various producer groups were solicited. Ultimately, no producer group made a proposal to purchase an ownership interest in the Pork Business.

               c) Sale of the Pork Business

     Following discussions with interested parties, the Debtors, in consultation with the Bankruptcy Committees, reviewed both the sale and reorganization options and concluded that a sale of the Pork Business provided the greatest opportunity to maximize value for the Estates. On July 14, 2003, Foods and Industries entered into an Asset Sale and Purchase Agreement (the "Pork Purchase Agreement") with KC Acquisition, Inc. and Smithfield Foods, Inc. (collectively, "Smithfield") pursuant to which Foods and Industries agreed to sell the Pork Business in accordance with Section 363 of the Bankruptcy Code. The sale of the Pork Business will be consummated through the sale of substantially all the assets of the Pork Business.

     The Pork Purchase Agreement provides that the purchase price for the Pork Business will be $363,500,000. Smithfield has deposited $35,000,000 in an escrow account (the "Pork Escrow Deposit") for the benefit of Industries and Foods.

     On July 15, 2003, the Debtors filed a motion with the Bankruptcy Court, requesting entry of an order: (i) authorizing the sale of the Pork Business (subject to higher and better offers); (ii) approving auction and bid procedures; (iii) approving a $10,000,000 break-up fee (the "Pork Break-Up Fee") to be paid to Smithfield in the event that the Pork Purchase Agreement is terminated as a result of the acceptance of a competing bid;
(iv) approving the assumption and assignment of executory contracts and leases in connection with such sale. A hearing on this motion is scheduled for July 29, 2003.

     The proposed auction and bid procedures for the submission and consideration of competing offers for the Pork Business contemplate, among other things, that:

       o Any person submitting a competing offer demonstrate evidence of committed financing and otherwise demonstrate its ability to consummate the proposed transaction in a time period acceptable to Industries and Foods;

       o Any competing bid be in writing, contain substantially similar terms and conditions as the Pork Purchase Agreement and identify:
          (i) the bidder, (ii) the consideration, and if such consideration includes non-cash consideration, the bidder's opinion as to its cash equivalency and method of determination thereof, (iii) financial information with respect to the bidder and its ability to consummate the proposed transaction and (iv) all terms and conditions of the competing bid;

       o  Any  competing  bid  include   information  and   representations
          regarding   compliance  with  the   Hart-Scott-Rodino   Antitrust
          Improvements Act of 1976, as amended;

       o To be a "higher or better offer," any competing bid must be at least $374,500,000 (which represents Smithfield's offer, plus the Pork Break-Up Fee, plus $1,000,000) and must not (i) be subject to terms, conditions or restrictions unacceptable to Industries and Foods, or (ii) require any break-up fee, termination fee, or any similar buyer protections;

       o Any competing offer include an earnest money deposit which equals or exceeds the Pork Escrow Deposit, or if the competing bid is for less than all of the Pork Business, then the earnest money deposit shall be no less than 10% of the competing bid; and

       o Any competing bid be submitted prior to 5:00 p.m. Central Time on September 12, 2003 (the "Pork Competing Bid Deadline");

     If any competing bids are received by the Pork Competing Bid Deadline, an auction is scheduled to be held no later than October 12, 2003.

          3. DISPOSITION OF THE BEEF INTERESTS

     Industries' current ownership of the Beef Interests gives it approximately 71.2% of the voting interests of National Beef. USPBCo., LLC ("USPBCo.") and U.S. Premium, Ltd. (together with USPBCo., the "USPB Group"), a large producer-owned cattle marketing cooperative, own the remaining partnership interests and supply approximately 30% of National Beef's cattle.

               a) The Governance of National Beef

     Founded in 1969, National Beef engages in meat packing and processing and is the fourth largest beef packer in the United States. Operating from five facilities, National Beef produces fresh, frozen, and case-ready branded and nonbranded products for domestic consumption as well as foreign consumption in 25 countries. It has two main slaughtering facilities and a portion-control facility in Kansas, one case-ready facility in Pennsylvania and a second case-ready facility in Georgia. National Beef estimates that slightly more than 55% of its sales are to the retail sector and approximately 30% of its sales are to the foodservice sector. National Beef enjoys a customer base that includes such blue-chip retailers as Wal-Mart, which has allowed National Beef to increase its sales of branded and other value-added products.

     National Beef has four wholly-owned subsidiaries and owns a controlling interest in Kansas City Steak Company, L.L.C., a portion-control company that provides steaks to premium steak houses in the United States and directly to consumers via mail-order catalogs. In addition, through a wholly-owned subsidiary, National Beef owns a 47.5% interest in aLF Ventures, LLC, a joint venture with DMV International. aLF Ventures holds the worldwide exclusive rights to market activated lactoferrin, a natural product that has been recently granted "Generally Recognized as Safe" status by the Food and Drug Administration for use in protecting fresh beef from bacteria such as E. coli.

               b) Marketing Process

     The Debtors retained Goldsmith to, among other things, assist the Debtors in marketing the Beef Interests. Goldsmith prepared and distributed a Confidential Memorandum on National Beef (the "Beef Confidential Memorandum") aimed at educating potential buyers on National Beef and intended to establish valuation and interest in order to pursue potential transactions involving National Beef.

     The Beef Confidential Memorandum was prepared from information provided to Goldsmith by Industries and National Beef. Prior to its distribution, Goldsmith and Industries provided the Beef Confidential Memorandum to management of National Beef and to the USPB Group and received comments on the Beef Confidential Memorandum, which were incorporated into the Beef Confidential Memorandum. In addition, the list of companies that were approached by Goldsmith was reviewed with Industries, National Beef management and the USPB Group.

               c) Sale of the Beef Interests

     On June 12, 2003, Foods, Industries and NBPCo. entered into an Asset Purchase and Sale Agreement with the USPB Group and U.S. Premium Products, LLC (the "Beef Purchase Agreement") pursuant to which Foods and Industries agreed to sell the Beef Interests in accordance with Section 363 of the Bankruptcy Code. The sale of the Beef Interests will be consummated through the sale of: (i) Industries' limited partnership interest in National Beef and (ii) Industries' and Foods' equity interests in NBPCo.

     The Beef Purchase Agreement provides for a $232,000,000 purchase price for the Beef Interests. The USPB Group has deposited an aggregate of $10,000,000 in an escrow account (the "Deposit Escrow Account") for the benefit of Industries and Foods. The net proceeds of the sale will be distributed pursuant to the Final DIP Order.

     On June 13, 2003, the Bankruptcy Court issued an order: (i) authorizing the sale of the Beef Interests (subject to higher and better offers); (ii) approving auction and bid procedures; and (iii) approving a $7,000,000 break-up fee (the "Beef Break-Up Fee") to be paid by Industries and Foods to the USPB Group in the event that the Beef Purchase Agreement is terminated as a result of Industries' and Foods' acceptance of a competing bid.

     The court-approved procedures for the submission and consideration of competing offers for the Beef Interests required, among other things, that:

       o Any person submitting a competing offer demonstrate evidence of committed financing or otherwise demonstrate its ability to consummate the proposed transaction in a time period acceptable to Industries and Foods;

       o Any competing offer be in writing, contain substantially similar terms and conditions as the Beef Purchase Agreement and identify:
          (i) the bidder, (ii) the consideration, (iii) financial information with respect to the bidder and its ability to consummate the transaction and (iv) all terms and conditions of the competing offer;

       o  Any  competing  offer  include  information  and  representations
          regarding   compliance  with  the   Hart-Scott-Rodino   Antitrust
          Improvements Act of 1976, as amended;

       o To be a "higher or better offer," any competing offer must be at least $239,500,000 (which represents the USPB Group's offer, plus the Break-Up Fee, plus $500,000) and must not (i) require financing, (ii) be subject to terms, conditions or restrictions unacceptable to Industries or Foods, or (iii) require any break-up fee, termination fee, or any similar buyer protections;

       o Any competing offer include an earnest money deposit which equals or exceeds the USPB Group's deposit; and

       o Any competing offer be submitted by 5:00 p.m. Central Time on July 7, 2003 (the "Beef Competing Bid Deadline").

     An auction was scheduled for July 9, 2003 to address any competing bids submitted prior to the Beef Competing Bid Deadline. No competing bids were received by the Beef Competing Bid Deadline so the auction was not held.

     The Sale Hearing was conducted on July 15, 2003 and the Debtors sought the Bankruptcy Court's approval of the Beef Purchase Agreement and the transactions contemplated thereby. The Bankruptcy Court entered its final order authorizing the sale of the Beef Interests, free and clear of liens, claims and encumbrances, on July 22, 2003. The parties to the Beef Purchase Agreement expect the transactions to close during the first week in August 2003.

          4. OTHER BUSINESS OPERATIONS

     Industries is currently winding up its international grain business. As a part of this process, Industries has sold its export elevator located in Argentina, sold substantially all of its inventories related to its international grain business and has settled litigation in Brazil related to misappropriated soybeans. Industries continues to collect certain long-term receivables, governmental receivables and trade receivables from troubled accounts related to the business. The Debtors anticipate that Industries will receive in excess of $10 million from the windup of Industries' international grain business.

     Industries continues to operate its petroleum refinery, which has been generating positive cash flow, and its Coffeyville, Kansas nitrogen facility. Industries also continues to hold its ownership interest in its SF Phosphates, Agriliance LLC and LOLFF ventures.

     H. CASE ADMINISTRATION

          1. CLAIMS INFORMATION AND ESTIMATES

     The Debtors filed their Schedules in July 2002 and filed amended Schedules in October 2002. Thereafter, by its Order Establishing Bar Date for Filing Proofs of Claim and Interest and Approving Form of Notice dated October 24, 2002, the Bankruptcy Court established January 10, 2003, as the final date for filing proofs of claim against the Debtors. The Debtors have not completed their analysis of all Claims asserted against the Debtors.

          2. CLAIMS AGENT

     By order of the Bankruptcy Court, dated June 5, 2002, Bankruptcy Management Corporation ("BMC") was appointed the official claims agent of the clerk of the Bankruptcy Court and assumed responsibility to: (a) provide notice to the Debtors' creditors of the Bankruptcy Code Section 341 meeting; (b) provide form proofs of claim and notices related thereto to creditors; and (c) docket and maintain proofs of claim filed in the Chapter 11 Cases.

          3. BALLOTING AGENT

     By order of the Bankruptcy Court, dated June 5, 2002, BMC was employed to assist the Debtors with the balloting process in connection with the Plan.

          4. CLAIMS TRANSFER PROCEDURES

     On December 20, 2002, the Bankruptcy Court entered its Interim Order Pursuant to Sections 362 and 105(a) of the Bankruptcy Code Establishing Notification Procedures Regarding (A) Applicability of the Automatic Stay Enjoining Certain Transfers of Claims and (B) Approval Procedures for Trading in Claims Against Farmland Industries, Inc., Et Al., establishing, on an interim basis, certain procedures that must be satisfied before the sale or other transfer of claims against the Debtors would be deemed effective. On February 11, 2003, the Bankruptcy Court entered its Final Order Pursuant to Sections 362 and 105(a) of the Bankruptcy Code Establishing Notification Procedures Regarding (A) Applicability of the Automatic Stay Enjoining Certain Transfers of Claims and (B) Approval Procedures for Trading in Claims Against Farmland Industries, Inc., Et Al., establishing, on a final basis, certain procedures that must be satisfied before the sale or other transfer of claims against the Debtors would be deemed effective.

     I. SIGNIFICANT BUSINESS AND LEGAL MATTERS

          1. PROCEDURES FOR WORKERS' COMPENSATION CLAIMS

     On June 5, 2002, the Bankruptcy Court entered its Order Authorizing Payment of Prepetition Wages, Salaries, Reimbursable Employee Expenses and Medical and Other Employee Benefits, granting the Debtors, among other things, the authority to settle and pay worker's compensation claims under the Debtors' workers' compensation program in the ordinary course of business.

     On February 19, 2003, the Bankruptcy Court entered its Order Granting Debtors' Motion for Omnibus Authority to Effectuate Settlements with Workers' Compensation Claimants and Establishing Procedures for Resolution of Contested Workers' Compensation Claims, establishing procedures for workers' compensation claims that the Debtors are unable to settle in the ordinary course of their business. Under these procedures, the Bankruptcy Court will approve immediately upon submission (without the necessity of filing a motion, providing notice or holding a hearing) any stipulation for relief from stay filed by the Debtors and workers' compensation claimants for final settlement workers' compensation claims against the Debtors that are subject to administrative court approval. Prior to the submission of such stipulations to the Bankruptcy Court, the Debtors must circulate the stipulations to certain designated representatives of the Bankruptcy Committees and the Lenders.

          2. PROCEDURES FOR MECHANICS' LIEN CLAIMS

     On October 17, 2002, the Debtors filed a motion for an order authorizing procedures for determining the extend, validity and priority of mechanics' and/or artisans' liens (the "Mechanics' Lien Procedures"). The Mechanics' Lien Procedures proposed a schedule and process for filing and prosecuting adversary proceedings in the Bankruptcy Court to resolve more than 100 mechanics' and artisans' liens affecting property of the Debtors situated in five states. On November 8, 2002, the Bankruptcy Court entered its memorandum opinion and order, granting the Mechanics' Lien Procedures, with certain modifications as set forth therein. Accordingly, adversary proceedings are now pending in the Bankruptcy Court to resolve the extent, validity and priority of each of these mechanics' and/or artisans' liens.

          3. PROPOSED TERMINATION OF CERTAIN EMPLOYEE BENEFITS

     The Debtors currently provide benefits to former or retired employees under a group term life insurance policy with Minnesota Life Insurance Company (the "Group Policy") at an annual cost of approximately $756,000. Having determined, in the reasonable exercise of their business judgment, that the termination of benefits to former or retired employees under the Group Policy was in the best economic interest of the Debtors' estates and creditors, the Debtors filed a motion seeking authority to terminate certain life insurance benefits to former or retired employees under the Group Policy. Pursuant to negotiations with the carrier for the Group Policy, the affected former or retired employees could elect to continue their individual life insurance policies in force and effect at their own cost if they choose to do so following termination of their benefits under the Group Policy. On May 28, 2003, the Bankruptcy Court entered an order denying this motion without prejudice to a later refiling of the motion in compliance with Section 1114 of the Bankruptcy Code.

     The Debtors currently provide several benefits programs for certain current and former executive employees and members of the board of directors of Industries. Having determined, in a reasonable exercise of their business judgment, that termination of these benefits programs are in the best interest of the Debtors' estates and creditors, the Debtors filed a motion seeking authority to terminate these benefits programs and to reject certain executory employment agreements. On May 28, 2003, the Bankruptcy Court entered an order granting, in part, and denying, in part, this motion.

          4. PROPOSED SETTLEMENT WITH U.S. EPA

     The U.S. Environmental Protection Agency (the "EPA") has asserted that Industries is liable for response costs incurred and to be incurred by the United States in the course of responding to releases and threats of releases of hazardous substances into the environment for the following sites: (i) 57th and North Broadway Site, Wichita, Kansas; (ii) Hastings Area-Wide Groundwater Site - Operable Unit 19, Hastings, Nebraska; (iii) FAR-MAR-CO subsite of the Hastings Groundwater Site; (iv) Obee Road Site, Hutchison, Kansas; (v) Container Recycling, Inc. Site in Kansas City, Kansas; and (vi) Taracorp Site, Granite City, Illinois (collectively, the "Liquidated Sites"). The EPA has also asserted that Industries is liable for penalties for violations of certain environmental statutes, specifically, that Industries is liable for civil penalties for three violations of Section 311 of the Clean Water Act (CWA) for oil spills which occurred (i) into the Verdigris River on November 19, 1998; (ii) near Rock, Kansas on January 4, 2002; (iii) in Osage County near Bartlesville, Oklahoma on July 23, 2001. Further, the EPA contended that Industries is liable for civil penalties for violations of the "mobile source" requirements of Sections 211(h) and (k) of the Clean Air Act (CAA) at the Coffeyville refinery in Coffeyville, Kansas (collectively, the "Liquidated Civil Penalties").

     Industries and the EPA have proposed to compromise and settle the Liquidated Sites and the Liquidated Civil Penalties (the "EPA Settlement") as follows:

       o With respect to the EPA's claim for penalties based on the Debtors' alleged violations of Section 311 of the CWA, 33 U.S.C. ss. 1321, by spills of oil into (i) the Verdigris River on November 19, 1998; (ii) near Rock, Kansas on January 4, 2002;
          (iii) in Osage County near Bartlesville, Oklahoma on July 23,2001: the EPA shall have an Allowed General Unsecured Claim against Industries of $1,575,000, as authorized by Section 311(b)(7)(A) of the CWA, 33 U.S.C. ss. 1321(b)(7)(A).

       o With respect to the EPA's claim for penalties based on the Debtors' alleged violation of Sections 211(h) and (k) of the Clean Air Act (CAA), 42 U.S.C. ss. 7545(h) and (k), at Industries' refinery in Coffeyville, Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $17,000, as authorized by Sections 211 and 205 of the CAA, 42 U.S.C. ss.ss. 7545 and 7524.

       o  With  respect  to the  57th and  North  Broadway  Site,  Wichita,
          Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $250,000.

       o With respect to the Hastings Area-Wide Groundwater Site - Operable Unit 19, Hastings, Nebraska: the EPA shall have an Allowed General Unsecured Claim against Industries of $333,340.

       o With respect to the FAR-MAR-CO subsite of the Hastings Area-Wide Groundwater Site, Hastings, Nebraska: the EPA shall have an Allowed General Unsecured Claim against Industries of $10,000.

       o With respect to the Obee Road Site, Hutchison, Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $65,598.60 in settlement of past costs but excluding settlement of claims for future costs.

       o  With respect to the Container Recycling, Inc., Site, Kansas City,
          Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $351,360.

       o With respect to the Taracorp Site, Granite City, Illinois: the EPA shall have an Allowed General Unsecured Claim against Industries of $91,584.

     In exchange for resolution of the Liquidated Sites and Liquidated Civil Penalties pursuant to the EPA Settlement, EPA provides a covenant not to sue and contribution protection as to the Debtors with regard to the claims addressed, and agrees not to object to provisions of the Plan that are consistent with the EPA Settlement. To the extent that a provision of the Plan is not addressed by the EPA Settlement, the Debtors and the EPA reserve all rights with regard to the Plan. The EPA Settlement also creates a structure for analysis and payment of future EPA response cost claims as allowed unsecured claims under the Plan.

     The Debtors' entry into the EPA Settlement was approved by the Bankruptcy Court on April 17, 2003. Notice of the EPA Settlement appeared in the federal register on April 17, 2003. 68 Fed. Reg. 19006 (April 17,
2003). After the public comment period on the EPA Settlement ended, the EPA filed a joint motion for final approval of the EPA Settlement on June 12, 2003, which motion was granted by the Bankruptcy Court by order dated July 22, 2003.

          5. PENDING ENVIRONMENTAL CLAIMS

     Claims totaling in excess of $100 million that relate to environmental matters based on Industries' alleged pre-petition conduct have been filed against Industries. The largest of these claims is a natural resource damage ("NRD") claim filed by the Missouri Department of Natural Resources ("MDNR"). The remaining claims are primarily private party claims for contribution related to past and future cleanup costs resulting from alleged pre-petition releases of hazardous substances by Industries. Many of these private party claims overlap with each other and with government claims and some are barred by the contribution protection obtained in the EPA Settlement discussed above. The Debtors believe that, with regard to the majority of these claims (including the NRD claim), they have defenses, under applicable bankruptcy and/or environmental law, to either the claim or the amount of the claim. The validity and amount of these claims will be resolved through the claims objection process.

     To the extent that the Liquidating Trust and/or Reorganized Industries own properties (such as the refinery located in Coffeyville, Kansas) that are the subject of these claims or other applicable environmental regulatory requirements after the Effective Date, such entities may have ongoing obligations to address certain environmental issues in their capacity as the owner of such properties.

          6. ADJUDICATION REGARDING SUBORDINATED CERTIFICATES

     On December 24, 2002, Industries filed a Complaint for Declaratory Judgment (the "Declaratory Judgment Complaint"), seeking declaratory relief to determine the relative priority between and among the Subordinated Certificates. In the Declaratory Judgment Complaint, Industries alleged that the documents evidencing and otherwise related to the Subordinated Certificates demonstrated the parties' intent for each issue of Subordinated Certificates to share equal priority with each other issue of Subordinated Certificates. On February 18, 2003, Wells Fargo Bank Minnesota, National Association, in its capacity as successor trustee for the Subordinated Certificates filed its answer to the Declaratory Judgment Complaint, admitting each of the material allegations contained in the Complaint and stated further that it did not oppose the declaratory relief sought by Industries in the Declaratory Judgment Complaint. On March 24, 2003, the Bankruptcy Court entered its Declaratory Judgment, ordering that, between and among themselves, each issue of Subordinated Certificates shared equal priority.

          7. INSURANCE PROCEEDS FOR ALBERT LEA PLANT

     On July 8, 2001, a fire occurred at the Albert Lea, Minnesota meat processing facility (the "Albert Lea Plant"), which fire severely damaged and/or destroyed buildings, equipment and inventory located at the Albert Lea Plant. On January 14, 2002, the Albert Lea City Council adopted a resolution approving and authorizing an Order for Removal requiring the demolition of the entire building and facilities at the Albert Lea Plant and brought an action for such demolition. On March 3, 2003, Freebourn County District Court entered judgment for the demolition and removal of the entire building and facilities at the Albert Lea Plant.

     The fire loss at the Albert Lea Plant was insured under a $500 million blanket policy. This policy provides for replacement coverage or, in the alternative, coverage on an actual cash value basis. The Debtors have submitted the Insurance Claim to the insurers based upon the total loss sustained at the Albert Lea Plant and continue to prosecute the Insurance Claim. In the event that the Debtors have not completed their prosecution of the Insurance Claim by the Effective Date, the Plan provides that Reorganized Industries will retain and continue to prosecute the Insurance Claim from and after the Effective Date.

                          IV. SUMMARY OF THE PLAN

     A. INTRODUCTION

     Set forth in this Article is a description of the basic terms of the Plan. This description is not intended, nor should it be relied upon, to substitute for a careful review of the actual terms of the Plan, a complete copy of which is annexed hereto as Appendix A.

     B. CLASSIFICATION OF CLAIMS AND INTERESTS

     Section 1122 of the Bankruptcy Code provides that, except for certain claims classified for administrative convenience, a plan may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class.

     The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtors believe that the Plan complies with this standard. The Plan divides Claims against and Interests in the Debtors into the following Classes:

     Class 1 consists of all Other Priority Claims.

     Class 2 consists of all Secured Lender Claims.

     Class 3 consists of all Other Secured Claims.

     Class 4 consists of all Demand Certificates Claims.

     Class 5 consists of all Subordinated Certificates Claims.

     Class 6 consists of all Convenience Claims against Industries.

     Class 7 consists of all General Unsecured Claims against Industries.

     Class 8 consists of all Industries Preferred Shares.

     Class 9 consists of all Industries Common Shares.

     Class 10 consists of all General Unsecured Claims against Foods.

     Class 11 consists of all Old Securities of Foods.

     Class 12 consists of all General Unsecured Claims against Transportation.

     Class 13 consists of all Old Securities of Transportation.

     Class 14 consists of all General Unsecured Claims against SFA.

     Class 15 consists of all Old Securities of SFA..

     Class 16 consists of all General Unsecured Claims against Pipeline.

     Class 17 consists of all Old Securities of Pipeline.

     Class 18 consists of all Intercompany Claims.

     Class 19 consists of all Subordinated Claims.

     Class 20 consists of the PBGC Claims.

For a description of the treatment of the Claims and Interests and a summary of distributions under the Plan, see Section IV.C, Treatment of Claims and Interests and Summary of Distributions under the Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

     The Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor. Therefore, the classifications set forth below shall be deemed to apply separately (as appropriate) with respect to each such plan.

     C. TREATMENT OF CLAIMS AND INTERESTS AND SUMMARY OF DISTRIBUTIONS UNDER THE PLAN

     The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the estimated distributions to the holders of Allowed Claims and Allowed Interests under the Plan. The information set forth in the tables is for convenience of reference only. Each holder of a Claim or Interest should refer to Article III of the Plan,
Section IV.B, Classification of Claims and Interests, and the liquidation analysis annexed as Appendix D hereto for a full understanding of the classification and treatment of Claims and Interests provided under the Plan. The estimates set forth in the table constitute the Debtors' estimates of the likely distributions from the Debtors' orderly liquidating of their Estates and may differ from actual distributions by reason of, among other things, variations in the amounts of Allowed Claims and the existence and resolution of Disputed Claims. The Debtors reserve their rights to update or modify the estimated distributions set forth in the table. Unless otherwise noted, these estimates are as of July 22, 2003.


----------- -------------------------- ------------------------------------------------------------
            TYPE OF CLAIM OR INTEREST                           TREATMENT
----------- -------------------------- ------------------------------------------------------------
    _         ADMINISTRATIVE CLAIMS    Except as otherwise provided for in the Plan, and subject
                                       to the requirements of Sections 11.1-11.3 of the Plan, on, or as soon as reasonably practicable after, the latest of
                                       (i) the Initial Distribution Date, (ii) the date such
                                       Administrative Claim becomes an Allowed Administrative
                                       Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor (with
                                       the consent of the Bankruptcy Committees) or the
                                       Liquidating Trustee, as the case may be, and the holder of such Administrative Claim, each holder of an Allowed
                                       Administrative Claim shall receive in full satisfaction,
                                       settlement, release, and discharge of and in exchange for
                                       such Allowed Administrative Claim (x) Cash equal to the
                                       unpaid portion of such Allowed Administrative Claim or (y)
                                       such other treatment as to which a Debtor (with the
                                       consent of the Bankruptcy Committees) or the Liquidating
            Estimated Allowed          Trustee, as the case may be, and such holder shall have
            Claims: $263.1 million     agreed upon in writing; provided, however, that Allowed
                                       Administrative Claims with respect to liabilities incurred
            Estimated Percentage       by a Debtor in the ordinary course of business during the
            Recovery: 100%             Chapter 11 Case shall be paid in the ordinary course of
                                       business in accordance with the terms and conditions of
                                       any agreements relating thereto.

----------- -------------------------- ------------------------------------------------------------
    _          PRIORITY TAX CLAIMS     Except as otherwise provided for in the Plan, on, or as
                                       soon as reasonably practicable after, the latest of (i)
                                       the Initial Distribution Date, (ii) the date such Priority
                                       Tax Claim becomes an Allowed Priority Tax Claim, or (iii)
                                       the date such Priority Tax Claim becomes payable pursuant
                                       to any agreement between a Debtor (with the consent of the
                                       Bankruptcy Committees) or the Liquidating Trustee, as the
                                       case may be, and the holder of such Priority Tax Claim,
                                       each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge
            Estimated Allowed          of and in exchange for such Allowed Priority Tax Claim (x)
            Claims: $10.7 million      Cash equal to the unpaid portion of such Allowed Priority
                                       Tax Claim or (y) such other treatment as to which a Debtor
            Estimated Percentage       (with the consent of the Bankruptcy Committees) or the
            Recovery: 100%             Liquidating Trustee, as the case may be, and such holder
                                       shall have agreed upon in writing.

----------- -------------------------- ------------------------------------------------------------
    _            DIP LOAN CLAIMS       If then outstanding on the Effective Date, the DIP Loan
                                       Claims shall be paid in full on the Effective Date
            Estimated Allowed          according to the terms of the DIP Credit Agreement.
            Claims: $14.5 million      Notwithstanding anything in the Plan to the contrary, the
                                       DIP Loan Claims shall have the superpriority status set
            Estimated Percentage       forth in the orders authorizing and evidencing the DIP
            Recovery: 100%             Loan Claims.

----------- -------------------------- ------------------------------------------------------------
    1         OTHER PRIORITY CLAIMS    On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such
                                       Claim becomes an Allowed Class 1 Claim, or (iii) the date
                                       such Class 1 Claim becomes payable pursuant to any
                                       agreement between a Debtor (with the consent of the
                                       Bankruptcy Committees) or the Liquidating Trustee, as the
                                       case may be, and the holder of such Class 1 Claim, each
                                       holder of an Allowed Class 1 Claim shall receive, in full
            Estimated Allowed          satisfaction, settlement release, and discharge of and in
            Claims: $0.1 million       exchange for such Allowed Class 1 Claim (x) Cash equal to
                                       the unpaid portion of such Allowed Class 1 Claim or (y)
            Estimated Percentage       such other treatment as to which a Debtor (with the
            Recovery: 100%             consent of the Bankruptcy Committees) or the Liquidating
                                       Trustee, as the case may be, and such holder shall have
                                       agreed upon in writing.  The legal, equitable and
                                       contractual rights of the holders of Allowed Class 1
                                       Claims are Unimpaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    2         SECURED LENDER CLAIMS    On the Effective Date, the Allowed Secured Lender Claims,
                                       if any, shall be satisfied and paid in full in the amount
                                       of said Claims then outstanding.  Net cash proceeds from
                                       Section 363 asset sales prior to the Confirmation Date
                                       shall be remitted for application against the Secured
                                       Lender Claims.  The Secured Lender Claims, if any,
            Estimated Allowed          outstanding on the Effective Date shall be paid in full in
            Claims: $10.4 million      Cash from net cash proceeds from Section 363 asset sales
                                       that occur after the Confirmation Date and prior to the
            Estimated Percentage       Effective Date.  Nothing in the Plan shall alter or affect
            Recovery: 100%             any intermediate payments made by the Debtors to the
                                       Secured Lenders prior to the Effective Date.  Class 2 is
                                       Unimpaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    3         OTHER SECURED CLAIMS     On or as soon as reasonably practicable after the
                                       Effective Date, each holder of an Allowed Class 3 Claim
                                       shall receive one of the following distributions: (a)
                                       payment of such holder's Allowed Other Secured Claim in
                                       full in Cash; (b) the sale or disposition proceeds of the
                                       Collateral securing such Allowed Other Secured Claim to
                                       the extent of the value of the Debtors' interest in such
                                       Collateral; (c) the surrender of the Collateral securing
                                       such Allowed Other Secured Claim to the holder of such
                                       Allowed Other Secured Claim; (d) the Reinstatement of such
                                       Allowed Other Secured Claim; or (e) such other
                                       distribution or treatment as shall be necessary to satisfy the requirements of the Bankruptcy Code.  The manner and
                                       treatment of each Allowed Other Secured Claim shall be
            Estimated Allowed          determined by the Liquidating Trustee in his sole and
            Claims: $44.2 million      absolute discretion.  Nothing in Section 3.4 or elsewhere
                                       in the Plan shall preclude the Liquidating Trustee from
            Estimated Percentage       challenging the validity of any alleged Lien on any asset
            Recovery: 100%             of a Debtor or the value of such Collateral.  The legal,
                                       equitable and contractual rights of the holders of Allowed
                                       Class 3 Claims are Unimpaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    4          DEMAND CERTIFICATES     As of the Effective Date, all notes, instruments and other
                     CLAIMS            document evidencing the Demand Certificates shall be
                                       deemed canceled without further act or action under any
                                       applicable agreement, law, regulation, order or rule, and
                                       the Demand Certificates evidenced thereby shall be
                                       extinguished. In accordance with the provisions of Article
                                       VII of the Plan and the Liquidating Trust Agreement, each
                                       holder of an Allowed Class 4 Claim shall receive, in full
                                       satisfaction, settlement, release and discharge of and in
                                       exchange for such Allowed Class 4 Claim, (i) its Pro Rata
                                       share of the Industries Distribution Pool plus (ii) its
            Estimated Allowed          Pro Rata share of any funds that would otherwise be
            Claims: $17.9 million      payable to holders of Allowed Class 5 Claims, in an amount necessary to pay its Allowed Claim 4 Claim in full in
            Estimated Percentage       accordance with any relevant agreement or applicable law,
            Recovery: 100%             including the Bankruptcy Code.  Class 4 is Impaired by the
                                       Plan.

----------- -------------------------- ------------------------------------------------------------
    5             SUBORDINATED         As of the Effective Date, all notes, instruments and other
               CERTIFICATES CLAIMS     document evidencing the Subordinated Certificates shall be deemed canceled without further act or action under any
                                       applicable agreement, law, regulation, order or rule, and
                                       the Subordinated Certificates evidenced thereby shall be
                                       extinguished.  In accordance with provisions of Article
                                       VII of the Plan and the Liquidating Trust Agreement, each
                                       holder of an Allowed Class 5 Claim shall receive, in full
            Estimated Allowed          satisfaction, settlement, release and discharge of and in
            Claims: $557.3 million     exchange for such Allowed Class 5 Claim, (i) its Pro Rata
                                       share of the Industries Distribution Pool less (ii) those
            Estimated Percentage       funds payable to holders of Allowed Class 4 Claims in
            Recovery: 50% - 65%        accordance with Section 3.5 of the Plan.  Class 5 is
                                       Impaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    6          CONVENIENCE CLAIMS      Subject to the provisions of Article VII of the Plan and
               AGAINST INDUSTRIES      the Liquidating Trust Agreement, each holder of an Allowed
                                       Class 6 Claim shall receive, in full satisfaction,
            Estimated Allowed          settlement, release, and discharge of and in exchange for
            Claims: $2.0 million       such Allowed Class 6 Claim, Cash equal to the amount of
                                       such Allowed Claim.  Class 6 is Unimpaired by the Plan.
            Estimated Percentage
            Recovery: 100%

----------- -------------------------- ------------------------------------------------------------
    7       GENERAL UNSECURED CLAIMS   Subject to the provisions of Article VII of the Plan and
               AGAINST INDUSTRIES      the Liquidating Trust Agreement, each holder of an Allowed
                                       Class 7 Claim shall receive, in full satisfaction,
            Estimated Allowed          settlement, release and discharge of and in exchange for
            Claims: $308.5 million -   such Allowed Class 7 Claim, its Pro Rata share of the
            $535.3 million             Industries Distribution Pool.  Class 7 is Impaired by the
                                       Plan.

            Estimated Percentage
            Recovery: 50% - 65%

----------- -------------------------- ------------------------------------------------------------
    8         INDUSTRIES PREFERRED     The Industries Preferred Shares shall be Reinstated on the
                     SHARES            Effective Date.  Notwithstanding such Reinstatement and in accordance with applicable law, no distribution shall be
                                       made on account of the Industries Preferred Shares until
                                       all Administrative Claims against Industries, all Priority
            Estimated Percentage       Tax Claims against Industries, all Class 1 Claims against
            Recovery: 0%               Industries, all Class 3 Claims against Industries, all
                                       Class 4 Claims, all Class 5 Claims, all Class 7 Claims,
                                       all Class 18 Claims against Industries and all Class 20
                                       Claims against Industries have been (i) Allowed and paid
                                       in full (including, with respect to Classes 4, 5, and 7,
                                       payment of interest at the Plan Rate), (ii) disallowed or
                                       (iii) withdrawn, and all Intercompany Advances payable by
                                       Industries have been repaid.  Class 8 is Unimpaired by the
                                       Plan.

----------- -------------------------- ------------------------------------------------------------
    9       INDUSTRIES COMMON SHARES   On the Effective Date (or such later date(s) as may be
                                       determined by the Liquidating Trustee), (i) that amount of
                                       Industries Common Shares whose cancellation, in the
                                       Debtors' reasonable judgment, can be offset in full
            Estimated Percentage       against appropriate losses and net operating losses shall
            Recovery: 0%               be deemed canceled on a Pro Rata basis without further act or action under any applicable agreement, law, regulation, order or rule, and the Industries Common Shares evidenced
                                       thereby shall be extinguished, and (ii) any remaining
                                       Industries Common Shares shall be Reinstated.
                                       Notwithstanding such Reinstatement and in accordance with
                                       applicable law, no distribution shall be made on account
                                       of any remaining Industries Common Shares until all
                                       Administrative Claims against Industries, all Priority Tax
                                       Claims against Industries, all Class 1 Claims against
                                       Industries, all Class 3 Claims against Industries, all
                                       Class 4 Claims, all Class 5 Claims, all Class 7 Claims,
                                       all Interests in Class 8, all Class 18 Claims against
                                       Industries, all Class 20 Claims against Industries have
                                       been (i) Allowed and paid in full (including, with respect to Classes 4, 5 and 7, payment of interest at the Plan
                                       Rate), (ii) disallowed or (iii) withdrawn, and all
                                       Intercompany Advances payable by Industries have been
                                       repaid.  In accordance with and as provided by the Plan,
                                       any remaining Industries Common Shares shall be deemed to
                                       continue in effect and shall not be deemed canceled or
                                       extinguished under any other law or regulation.  Class 9
                                       is Impaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    10      GENERAL UNSECURED CLAIMS   Subject to the provisions of Article VII of the Plan and
                  AGAINST FOODS        the Liquidating Trust Agreement, each holder of an Allowed
                                       Class 10 Claim shall receive, in full satisfaction,
            Estimated Allowed          settlement, release and discharge of and in exchange for
            Claims: $35.4 million      such Allowed Class 10 Claim, Cash equal to the amount of
                                       its Allowed Class 10 Claim plus interest at the Plan Rate
            Estimated Percentage       from the Petition Date through the Effective Date.  Class
            Recovery: 100%             10 is Impaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    11       OLD SECURITIES OF FOODS   As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Foods shall
                                       be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, the
                                       Old Securities of Foods evidenced thereby shall be
                                       extinguished, and Foods shall be merged into Industries.
                                       The holders of Allowed Class 11 Interests that constitute
                                       Minority Foods Shares shall receive their Pro Rata share
                                       of the Class 11 Distribution Pool.  Class 11 is Impaired
                                       by the Plan.

----------- -------------------------- ------------------------------------------------------------
    12      GENERAL UNSECURED CLAIMS   Subject to the provisions of Article VII of the Plan and
             AGAINST TRANSPORTATION    the Liquidating Trust Agreement, each holder of an Allowed
                                       Class 12 Claim shall receive, in full satisfaction,
            Estimated Allowed          settlement, release and discharge of and in exchange for
            Claims: $3.3 million       such Allowed Class 12 Claim, Cash equal to the amount of
                                       its Allowed Class 12 Claim.  Class 12 is Impaired by the
            Estimated Percentage       Plan.
            Recovery: 100%

----------- -------------------------- ------------------------------------------------------------
    13          OLD SECURITIES OF      As of the Effective Date, the stock certificates and other
                 TRANSPORTATION        instruments evidencing the Old Securities of
                                       Transportation shall be deemed canceled without further
            Estimated Percentage       act or action under any applicable agreement, law,
            Recovery: 0%               regulation, order or rule, and the Old Securities of
                                       Transportation evidenced thereby shall be extinguished.
                                       Any Cash remaining in the Estate of Transportation after
                                       all Administrative Claims against Transportation, all
                                       Priority Tax Claims against Transportation, all Class 1
                                       Claims against Transportation, all Class 3 Claims against
                                       Transportation, all Class 12 Claims, all Class 18 Claims
                                       against Transportation and all Class 20 Claims against
                                       Transportation have been (i) Allowed and paid, (ii)
                                       disallowed or (iii) withdrawn, and all Intercompany
                                       Advances payable by Transportation have been repaid, shall vest in the Liquidating Trust.  Class 13 is Impaired by
                                       the Plan.

----------- -------------------------- ------------------------------------------------------------
    14      GENERAL UNSECURED CLAIMS   Subject to the provisions of Article VII of the Plan and
                   AGAINST SFA         the Liquidating Trust Agreement, each holder of an Allowed
                                       Class 14 Claim shall receive, in full satisfaction,
            Estimated Allowed          settlement, release and discharge of and in exchange for
            Claims: $4.3 million       such Allowed Class 14 Claim, Cash equal to the amount of
                                       its Allowed Class 14 Claim.  Class 14 is Impaired by the
            Estimated Percentage       Plan.
            Recovery: 100%

----------- -------------------------- ------------------------------------------------------------
    15        OLD SECURITIES OF SFA    As of the Effective Date, the stock certificates and
                                       other instruments evidencing the Old Securities of SFA
                                       shall be deemed canceled without further act or action
                                       under any applicable agreement, law, regulation, order or
                                       rule, and the Old Securities of SFA evidenced thereby
            Estimated Percentage       shall be extinguished.  Any Cash remaining in the Estate
            Recovery: 0%               of SFA after all Administrative Claims against SFA, all
                                       Priority Tax Claims against SFA, all Class 1 Claims
                                       against SFA, all Class 3 Claims against SFA, all Class 14
                                       Claims, all Class 18 Claims against SFA and all Class 20
                                       Claims against SFA have been (i) Allowed and paid, (ii)
                                       disallowed or (iii) withdrawn, and all Intercompany
                                       Advances payable by SFA have been repaid, shall vest in
                                       the Liquidating Trust.  Class 15 is Impaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    16      GENERAL UNSECURED CLAIMS   Subject to the provisions of Article VII of the Plan and
                AGAINST PIPELINE       the Liquidating Trust Agreement, each holder of an Allowed
                                       Class 16 Claim shall receive, in full satisfaction,
            Estimated Allowed          settlement, release and discharge of and in exchange for
            Claims: $1.0 million       such Allowed Class 16 Claim, Cash equal to the amount of
                                       its Allowed Class 16 Claim.  Class 16 is Impaired by the
            Estimated Percentage       Plan.
            Recovery: 100%

----------- -------------------------- ------------------------------------------------------------
    17          OLD SECURITIES OF      As of the Effective Date, the stock certificates and other
                    PIPELINE           instruments evidencing the Old Securities of Pipeline
                                       shall be deemed canceled without further act or action
                                       under any applicable agreement, law, regulation, order or
                                       rule, and the Old Securities of Pipeline evidenced thereby
            Estimated Percentage       shall be extinguished.  Any Cash remaining in the Estate
            Recovery: 0%               of Pipeline after all Administrative Claims against
                                       Pipeline, all Priority Tax Claims against Pipeline, all
                                       Class 1 Claims against Pipeline, all Class 3 Claims
                                       against Pipeline, all Class 16 Claims, all Class 18 Claims against Pipeline and all Class 20 Claims against Pipeline
                                       have been (i) Allowed and paid, (ii) disallowed or (iii)
                                       withdrawn, and all Intercompany Advances payable by
                                       Pipeline have been repaid, shall vest in the Liquidating
                                       Trust.  Class 17 is Impaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    18         INTERCOMPANY CLAIMS     On or as soon as reasonably practicable after the
                                       Effective Date, each holder of an Allowed Class 18 Claim
            Estimated Allowed          shall receive, in full satisfaction, settlement, release
            Claims: $170.5 million     and discharge of and in exchange for such Allowed Class 18
                                       Claim, (x) Cash equal to the unpaid portion of such
            Estimated Percentage       Allowed Class 18 Claim or (y) such other treatment as to
            Recovery: 100%             which the Debtors or the Liquidating Trustee, as the case
                                       may be, and such holder shall have agreed upon in
                                       writing.  Class 18 is Impaired by the Plan.

----------- -------------------------- ------------------------------------------------------------
    19         SUBORDINATED CLAIMS     In accordance with section 510(b) and (c) of the
                                       Bankruptcy Code, no distribution shall be made on account
            Estimated Allowed          of the Subordinated Claims until all Administrative Claims
            Claims: $0.0 million       against Industries, all Priority Tax Claims against
                                       Industries, all Class 1 Claims against Industries, all

            Estimated Percentage       Class 3 Claims against Industries, all Class 4 Claims, all
            Recovery: 0%               Class 5 Claims, all Class 7 Claims, all Interests in Class
                                       8, all Class 18 Claims against Industries, all Class 20
                                       Claims against Industries have been (i) Allowed and paid
                                       in full (including, with respect to Classes 4, 5 and 7,
                                       payment of interest at the Plan Rate), (ii) disallowed or
                                       (iii) withdrawn, and all Intercompany Advances payable by
                                       Industries have been repaid.  Class 19 is Impaired by the
                                       Plan.

----------- -------------------------- ------------------------------------------------------------
    20             PBGC CLAIMS         The Allowed Class 20 Claims shall be satisfied by either
                                       (i) Cash payments equal to the amount of such Allowed
            Estimated Allowed          Class 20 Claims (as such amount may be adjudicated,
            Claims: $0.0 million -     estimated by the Bankruptcy Court or mutually agreed by
            $141.7 million             the Debtors and the PBGC), or (ii) the underlying pension
                                       plans, as may be modified prior to the Effective Date,
            Estimated Percentage       remaining in full force and effect.  Class 20 is
            Recovery: 100%             Unimpaired by the Plan.

----------- -------------------------- ------------------------------------------------------------

     D. PROVISIONS GOVERNING DISTRIBUTIONS

          1. DISTRIBUTIONS

     Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Liquidating Trustee pursuant to the terms and conditions contained in the Plan and the Liquidating Trust Agreement; provided, however, that no distribution shall be made on behalf of any Claim which may be subject to disallowance under section 502(d) of the Bankruptcy Code. At the close of business on the Effective Date, the Claims and Interest register shall be closed, and there shall be no further changes in the record holders of any Claims or Interests. The Liquidating Trustee shall have no obligation to recognize any transfer of any Claims or Interest occurring after the Effective Date. The Liquidating Trustee shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Article 4 of the Plan) with only those record holders stated on the Claims register as of the close of business on the Effective Date.

          2. INTEREST ON CLAIMS

     Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable law, including section 1129(a) of the Bankruptcy Code, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim; provided, however, that any interest determined to be payable in respect of any Claim shall be calculated at the Plan Rate. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. This provision shall not apply to Allowed Secured Lender Claims and DIP Loan Claims.

          3. MEANS OF CASH PAYMENT

     Any payment to be made by the Liquidating Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trustee, by draft, check, electronic funds transfer, or as otherwise required or provided in any relevant agreement or applicable law.

          4. DISTRIBUTIONS ON THE INITIAL DISTRIBUTION DATE

     As soon as is practicable after the Effective Date, subject to the reservation of adequate funds in the Liquidating Trust Administrative Reserve and each Disputed Claims Reserve as and when appropriate, the Liquidating Trustee shall deliver proceeds of Collateral and/or Available Cash to holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

          5. DISTRIBUTIONS ON A SUBSEQUENT DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, the Liquidating Trustee shall, on a Subsequent Distribution Date, which date shall be whenever the aggregate amount distributable to holders of Allowed Claims equals or exceeds $1,000,000 (but in no event shall such date be less than three months, or more than one year, after the next previous distribution date), distribute such proceeds of Collateral and/or Available Cash or other reasonably distributable assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Subsequent Distribution Date had been disallowed on the Initial Distribution Date; provided, however, that the Liquidating Trustee shall not be required to make any distribution on a Subsequent Distribution Date on account of an Allowed Claim or Interest in an amount less than $100; provided further, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trustee. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

          6. DISTRIBUTIONS ON THE FINAL DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, any Subsequent Distribution Date and after the liquidation of any and all assets of the Debtors, the Liquidating Trustee shall establish the Final Distribution Date upon which the Liquidating Trustee shall distribute such proceeds of Collateral and/or Available Cash or other assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Final Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Final Distribution Date had been disallowed on the Initial Distribution Date, taking into account all previous distributions; provided, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trust. Within 20 Business Days prior to making the final distribution, the Liquidating Trustee shall notify the Post-Confirmation Committee that the Liquidating Trustee deems all assets to be liquidated and that the Liquidating Trustee intends to establish the Final Distribution Date.

          7. DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE DISTRIBUTIONS

     Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Liquidating Trustee (a) at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Liquidating Trustee has not received a written notice of a change of address, or (d) at the addresses contained in the official records of the applicable Indenture Trustee, or
(e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified, in accordance with the Liquidating Trust Agreement, of such holder's then current address. Claims or Interests held by holders whose distributions are returned as undeliverable and who fail to notify the Liquidating Trustee of their respective correct addresses within one year after such distributions are returned to the Liquidating Trustee as undeliverable shall be expunged, after which date all unclaimed property (including, without limitation, all unclaimed property held in the Class 11 Distribution Pool) shall revert to the Liquidating Trust free of any restrictions thereon and the Claims or Interests of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. All undeliverable distributions that revert to the Liquidating Trust shall be used to satisfy the costs of administering the Plan and the Liquidating Trust and/or distributed to other holders of Allowed Claims or Allowed Interests of the same Class on the Final Distribution Date. Nothing contained in the Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim or Allowed Interest.

          8. TENDER OF SECURITIES AND INSTRUMENTS

     Except as otherwise required by the Liquidating Trustee, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest, each holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to the Liquidating Trustee in accordance with written instructions to be provided to such holders by the Liquidating Trustee as promptly as practicable following the Effective Date. All tendered instruments and documentation relating to Industrial Revenue Bonds, Demand Certificates and Subordinated Certificates shall be marked as cancelled. All tendered securities and documentation relating to Old Securities of Foods shall be held by the Liquidating Trustee.

     In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed shall, in lieu of tendering such instrument, security or documentation, deliver to the Liquidating Trustee
(i) evidence satisfactory to the Liquidating Trustee or Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity or security as may be required by the Liquidating Trustee to hold the Liquidating Trustee and the Liquidating Trust harmless from any damages, liabilities or costs incurred in treating such individual as a holder of Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed. Upon compliance with Section 7.8(b) of the Plan by a holder of a Claim or Interest evidenced by Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods, such holder shall, for all purposes under the Plan, be deemed to have tendered its Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods.

     Except as otherwise required by the Liquidating Trustee, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that fails to tender or is deemed to have failed to tender the applicable instruments, securities and documentation required to be tendered hereunder within one year after the Effective Date shall have its Claim or Interest discharged and shall be forever barred from asserting such Claim or Interest against the Liquidating Trust or its property and any distribution to have been made on account of such Claim or Interest shall be treated as an undeliverable distribution in accordance with Section 7.7 of the Plan.

     The notice of the Confirmation Order shall contain a description of the requirements contained in Section 7.8 of the Plan.

          9. WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with the Plan and all distributions hereunder, the Liquidating Trustee shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

          10. SETOFFS

     The Liquidating Trustee may, but shall not be required to, set off against any Allowed Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Allowed Claim, claims, right and causes of action of any nature whatsoever that the Liquidating Trustee may have against the holder of such Allowed Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trustee of any such claim that the Liquidating Trustee may have against such holder.

          11. NO RECOURSE

     Notwithstanding that the Allowed amount of any particular Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse to the Estates, the Bankruptcy Committees, the Liquidating Trust, the Liquidating Trustee, the Post-Confirmation Committee, Reorganized Industries or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. Nothing in the Plan, however, shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

          12. TRANSACTIONS ON BUSINESS DAYS

     If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Date, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day and shall be deemed to have been completed as of the required date.

          13. NO DISTRIBUTIONS IN EXCESS OF ALLOWED AMOUNTS OF CLAIM

     Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim plus interest at the Plan Rate from the Petition Date through the Effective Date.

          14. INTERCOMPANY ADVANCES

     In the event that the Liquidating Trustee determines that there does not exist sufficient Cash in the Estate of any Debtor (a "Benefited Debtor") to make payments to all holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Class 1 Claims asserted against such Benefited Debtor and all holders of Allowed Class 16 Claims (or to deposit sufficient funds in Disputed Claims Reserves for all Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Class 1 Claims asserted against such Benefited Debtor and all Disputed Class 16 Claims), then the Liquidating Trustee shall utilize Cash in the one or more of the other Estates to make such payments or deposit such funds on behalf of the Estate of such Benefited Debtor (such payments and deposits, the "Intercompany Advances") and the Estate(s) of such Debtor(s) shall thereupon have a direct right of reimbursement from the Estate of such Benefited Debtor to the extent of the Intercompany Advances extended to such Benefited Debtor (a "Reimbursement Right"). Except as otherwise provided in the Plan, the Liquidating Trustee shall ensure that all Intercompany Advances are repaid prior to making any distributions to holders of Allowed General Unsecured Claims asserted against such Benefited Debtor.

     E. IMPLEMENTATION OF THE PLAN

          1. CONTINUED EXISTENCE OF THE DEBTORS; VESTING OF ASSETS

     From and after the Confirmation Date and through the Effective Date, the Debtors shall continue in existence solely for the purpose of (subject to approval of the Bankruptcy Committees) (i) winding up their affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any remaining assets of their Estates, as expeditiously as reasonably possible, including liquidating the assets of the Non-Debtor Subsidiaries, (iii) in accordance with section 1123(b)(3)(B) of the Bankruptcy Code, retaining, enforcing and prosecuting claims, interests, rights and privileges of the Debtors, including, without limitation, the prosecution of Litigation Claims in conjunction with the marshaling of assets of the Debtors, (iv) resolving Disputed Claims, and
(v) taking all prudent actions to comply with tax laws and minimize tax costs to their Estates, including filing all appropriate tax returns and eliminating the Intercompany Claims between the Debtors.

     From and after the Confirmation Date and through the Effective Date, each then current officer of the Debtors shall continue to serve in his or her respective capacity through the earlier of the Effective Date and the date such officer resigns, is replaced or is terminated.

     On the Effective Date, all right, title and interest in all of the Debtors' property and assets (excluding the Retained Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code (including, without limitation pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code), under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan, shall vest in the Liquidating Trust.

     On the Effective Date, Foods shall be merged into Industries, after which Industries shall continue to exist as Reorganized Industries. Reorganized Industries shall be governed and managed in accordance with the Management Agreement. Reorganized Industries shall be authorized to effectuate the Plan and the transactions contemplated by the Plan and to take any proceedings or actions provided for or contemplated by the Plan, including, without limitation, such proceedings or actions related to the Retained Assets as may be necessary and appropriate, all without further action by the stockholders of Reorganized Industries, and with like effect as if such actions had been taken by unanimous action of the stockholders of Reorganized Industries. The operations of Reorganized Industries shall be funded from the Liquidating Trust Administrative Reserve. All recoveries received by Reorganized Industries on account of the Retained Assets or any other assets of the Debtors shall be remitted to the Liquidating Trust and held by the Liquidating Trustee on account of the Estate to which such recoveries are allocable. Forms of the amended certificate of incorporation and bylaws of Reorganized Industries shall be filed with the Bankruptcy Court prior to the Confirmation Hearing.

     On the Effective Date, SFA, Transportation and Pipeline shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors shall file with the appropriate public office certificates of dissolution.

     From and after the Effective Date, the Debtors shall not be required to file any document, or take any other action, to withdraw their business operation from any state in which the Debtors were previously conducting their business operation.

          2. FUNDING FOR THE PLAN

     The Plan shall be funded in accordance with the provisions of the Plan from (a) Available Cash on the Effective Date and (b) Cash available after the Effective Date from, among other things, the liquidation of the Debtors' remaining assets, the prosecution and enforcement of Litigation Claims, and any release of funds from the Disputed Claims Reserve after the Effective Date. All Available Cash realized from the liquidation of the Debtors' remaining assets that is not Collateral for the Secured Lender Claims or DIP Loan Claims, the prosecution and enforcement of Litigation Claims, and the release of funds from the Disputed Claims Reserve (to the extent not otherwise payable to the Pre-Petition Lenders or the DIP Lenders) shall be allocated to the appropriate Estate(s) and shall be maintained by the Liquidating Trustee for distribution to the holders of Allowed Claims as provided in the Plan and the Liquidating Trust Agreement.

          3. ACCOUNTS

     The Debtors (subject to approval of the Bankruptcy Committees, which approval shall not be unreasonably withheld) and, from and after the Effective Date, the Liquidating Trustee may establish or maintain one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.

          4. LIQUIDATING TRUST; LIQUIDATING TRUSTEE

     Prior to the Effective Date, the Debtors shall establish the Liquidating Trust in accordance with Section 5.1(c) of the Plan and subject to the terms of the Liquidating Trust Agreement and the Plan. The Bankruptcy Committees shall establish the Post-Confirmation Committee and appoint the Committee Members in accordance with the Liquidating Trust Agreement and the Plan. By Confirmation of the Plan, the Bankruptcy Court specifically approves and designates the Liquidating Trust and the Liquidating Trustee as a representative of each Estate and finds that the Liquidating Trust and the Liquidating Trustee are acting on behalf of and for the benefit of the Beneficiaries in accordance with the distribution scheme set forth in the Plan. The establishment of the Liquidating Trust shall not give a holder of a Claim against any Debtor or any Estate any rights as against any other Debtor or any other Estate, except as provided for in Section 7.11 of the Plan. The Liquidating Trust is an intended third-party beneficiary of the Plan to the fullest extent allowable under the laws of the State of Delaware, the laws of the United States or any other applicable law.

     The Liquidating Trust and the Liquidating Trustee, as the representative of each Estate, except as otherwise limited in the Liquidating Trust Agreement, Plan or the Confirmation Order, shall be vested with all property, rights, interests, and powers of the Debtors. Subject to the provisions of the Liquidating Trust Agreement, the Liquidating Trustee's rights and authority include, without limitation, all of the following:

          (a) control, management and disposal of all Liquidating Trust Assets for the benefit of the holders of Allowed Claims who may receive distributions under the Plan;

          (b) prosecution of Litigation Claims on behalf of the Debtors and/or the Estates and/or the Liquidating Trust, including preference, fraudulent conveyance, avoidance and other actions whether against insiders or any other third parties;

          (c) filing of objections to Claims or actions to subordinate Claims or recharacterize debt as equity and the filing and pursuit of any other pleading, motion, stipulation or other item in connection with any matter arising under, in or in connection with the Chapter 11 Case;

          (d) filing of tax returns;

          (e) transfer (subject to Bankruptcy Court approval) of right, title and interest in and to any Liquidating Trust Assets; and

          (f) undertake any other action in the best interests of the Trust and/or its beneficiaries and not inconsistent with the provisions of the Liquidating Trust Agreement, the Plan, and the Confirmation Order.

     The funding of the Liquidating Trust pursuant to Section 5.1(c) hereof shall be treated for all purposes of the Tax Code as a deemed transfer to the Beneficiaries, followed by a deemed transfer by the Beneficiaries to the Liquidating Trust. The Beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust. The valuation of the property and assets transferred to the Liquidating Trust shall be consistent and shall be used for all federal income tax purposes.

     Neither the Liquidating Trust nor the Liquidating Trustee shall have any successor or transferee liability for liabilities of the Debtors or shall be deemed a joint employer, co-employer or successor employer with the Debtors and shall have no obligation to pay wages, severance pay, WARN Act claims, benefits (including, without limitation, benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any other payment to employees of the Debtors, except to the extent that such payments are payable in respect of Allowed Claims against the Debtors.

     From and after the Effective Date, the Liquidating Trust shall be subject to all terms and conditions contained in the Liquidating Trust Agreement and the Plan.

          5. POST-CONFIRMATION COMMITTEE

     On the Effective Date, there shall be constituted the Post-Confirmation Committee consisting of the Committee Members, the number and method for selection of which shall be agreed to by the Bankruptcy Committees prior to the Confirmation Hearing or otherwise ordered by the Bankruptcy Court. The identities of the Committee Members shall be disclosed to the Bankruptcy Court on the Confirmation Date. In the event that (a) no one is willing to serve on the Post-Confirmation Committee or
(b) there shall have been fewer than one-half of the original number of Committee Members serving for a period of 30 consecutive days, then the Liquidating Trustee may, during such vacancy, ignore any reference in the Plan, the Liquidating Trust Agreement, or the Confirmation Order to a Post-Confirmation Committee, and all references to the Post-Confirmation Committee's ongoing duties and rights in the Plan, the Liquidating Trust Agreement, and the Confirmation Order shall be null and void during such time period.

     The Post-Confirmation Committee shall have the rights and responsibilities set forth in the Plan and the Liquidating Trust Agreement. The Committee Members shall be entitled to reimbursement of their reasonable expenses. The Committee Members shall receive such compensation as shall be disclosed to the Bankruptcy Court, upon consent of the Debtors and the Bankruptcy Committees, not less than five days prior to the Confirmation Hearing.

     Neither the Post-Confirmation Committee nor any of the Committee Members shall be liable for the acts or omissions of any other member of the Post-Confirmation Committee, nor shall any Committee Member be liable for any act or omission taken in its capacity as a Committee Member, other than acts or omissions resulting from such Committee Member's willful misconduct or gross negligence.

     The Post-Confirmation Committee shall adopt by-laws which shall provide for the governance of the Post-Confirmation Committee.

     A Committee Member shall recuse himself or herself from any decisions or deliberations regarding actions taken or proposed to be taken by the Liquidating Trustee or the Estates with respect to the Claims, Interests, or rights of such Committee Member, the entity appointing such Committee Member, or any affiliate of the foregoing.

          6. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     Prior to the Effective Date, the chief executive officer, chief financial officer, or any other appropriate officer of Industries or any other applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Industries or any other applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

          7. EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to the Liquidating Trust or any other Entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          8. RELEASES AND RELATED MATTERS

               a) Releases by Debtors

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Liquidating Trust or the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Liquidating Trust against (i) the Debtors' and the Non-Debtor Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter, (ii) the Bankruptcy Committees and their members, agents and professionals, and (iii) the Lenders, the agents under the Pre-Petition Credit Agreement, and their respective agents and professionals.

               b) Injunction Related to Releases

     As further provided in Article XI of the Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

          9. CLOSING OF THE CHAPTER 11 CASE

     When all remaining assets of the Debtors, Reorganized Industries or the Liquidating Trust, as the case may be, have been liquidated and converted into Cash (other than those assets abandoned by Debtors or the Liquidating Trust, as the case may be), and such Cash has been distributed in accordance with the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

          10. RIGHTS OF ACTION

     On and after the Effective Date, except as provided in Section 11.9 of the Plan, the Liquidating Trustee, on behalf of and as a court-appointed representative of each Debtor and for the benefit of each Estate (as vested in the Liquidating Trust pursuant to the Plan), will, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, retain and become the holder of, and have the exclusive right to enforce any and all present or future Litigation Claims and any and all rights of any and all of the Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, including, without limitation, any and all potential rights, claims and causes of action related to payments made by the Debtors prior to the Petition Date and disclosed in the Schedules. The Liquidating Trustee may pursue, abandon, settle or release any or all such Litigation Claims and rights of action, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.

     On and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Claim, Litigation Claim, debt, right or cause of action of Debtors, which the Liquidating Trustee retains sole and exclusive authority to pursue in accordance with Section 5.10 of the Plan.

     F. RETIREE BENEFITS

     Any "retiree benefits" (as that term is defined in section 1114 of the Bankruptcy Code) of the Debtors not terminated during the Chapter 11 Case shall continue after the Effective Date to the extent required by section 1129(a)(13) of the Bankruptcy Code, without prejudice to the Debtor's right under applicable non-bankruptcy law to modify, amend or terminate the such benefits. To the extent that any "retiree benefits" continue after the Effective Date, the Liquidating Trustee and/or Reorganized Industries expressly reserve the right to terminate such benefits in accordance with applicable non-bankruptcy law.

     G. ESTABLISHMENT OF CLASS 11 DISTRIBUTION POOL

     On or prior to the Effective Date, and subject to approval of the Bankruptcy Court, the Debtors, in consultation with the Bankruptcy Committees, shall determine the amount of Cash to be reserved by the Liquidating Trustee in Class 11 Distribution Pool for distribution to holders of Allowed Class 11 Interests that constitute Minority Foods Shares in accordance with the Plan and the Liquidating Trust Agreement, which amount shall represent the Available Cash estimated to be available for distribution to Allowed Class 11 Interests constituting Minority Foods Shares after all Administrative Claims against Foods, all Priority Tax Claims against Foods, all Class 1 Claims against Foods, all Class 3 Claims against Foods, all Class 10 Claims, all Class 18 Claims against Foods and all Class 20 Claims against Foods have been (i) Allowed and paid in full (including, with respect to Class 10, payment of interest at the Plan Rate)
(ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Foods have been repaid.

     H. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1. REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Except as otherwise provided in Section 6.3 of the Plan, on the Effective Date, all executory contracts and unexpired leases that exist between a Debtor and any Entity (including, without limitation, the Trust Indentures) shall be deemed rejected as of the Confirmation Date, except for any executory contract or unexpired lease (a) which has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date or pursuant to the Confirmation Order, or (b) as to which a motion for approval of the assumption or such executory contract or unexpired lease has been filed and served prior to the Confirmation Date. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases pursuant to the Plan.

          2. REJECTION DAMAGES BAR DATE

     If the rejection of an executory contract or unexpired lease during the Chapter 11 Case (including any rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan) results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor, the Liquidating Trust, the Liquidating Trustee or the properties of any of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Bankruptcy Committees, within 30 days after (i) the Confirmation Date, or (ii) if such rejection is pursuant to Section 6.1 of the Plan, notice of the Confirmation Order.

          3. ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     On the Effective Date, Reorganized Industries shall be deemed to have assumed or assumed and assigned, as the case may be, each executory contract and unexpired lease listed on Plan Exhibit C, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Plan Exhibit C to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or assumptions and assignments, as the case may be, described above, as of the Effective Date.

          4. PAYMENTS RELATED TO ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED
          LEASES

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding
(a) the nature or amount of any Cure, (b) the ability of Reorganized Industries or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that if there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors or the Liquidating Trustee, as the case may be, shall have the right to reject the contract or lease for a period of five days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors or the Liquidating Trustee, as the case may be. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty days notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court.

     I. DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

          1. PROSECUTION OF OBJECTIONS TO CLAIMS

               a) Objections to Claims

     All objections to Claims (other than Professional Fee Claims) and Interests must be filed and served on the holders of such Claims and Interests by the Objection Deadline.

               b) Authority to Prosecute Objections

     From and after the Effective Date, the Liquidating Trustee shall have the exclusive right to make and file objections to the allowance, classification and/or amount of any Claim or Interest with the Bankruptcy Court, and shall serve such objections upon holders of each of the Claims and Interests to which objections are made by the Objection Deadline. The Liquidating Trustee is authorized and empowered, but not required, to resolve consensually any disputes regarding the allowance, classification and/or amount of any Claim or Interest. All objections by the Liquidating Trustee shall be litigated to a Final Order except to the extent the Liquidating Trustee, in his discretion, elects to withdraw any such objection, or compromise, settle or otherwise resolve any such objection, in which event the Liquidating Trustee may settle, compromise or otherwise resolve any Disputed Claim or Interest without approval of the Bankruptcy Court. The Liquidating Trustee and the Post-Confirmation Committee shall establish appropriate protocol for the prosecution, settlement, compromise, withdrawal or litigation to judgment of all objections to Claims and Interests.

          2. TREATMENT OF DISPUTED CLAIMS

     Subject to the provisions of Section 7.1 of the Plan and notwithstanding any other provisions of the Plan or the Liquidating Trust Agreement to the contrary, no payments or distributions will be made on account of a Disputed Claim or Disputed Interest, or, if less than the entire Claim or Interest is a Disputed Claim or Disputed Interest, the portion of a Claim or Interest that is Disputed, until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

          3. ESTIMATION

     The Debtors or the Liquidating Trustee, as the case may be, may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trustee, as the case may be, have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Liquidating Trustee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Effective Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court as provided in Section 8.1(b) of the Plan.

     J. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

          1. CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article IX of the Plan:

               a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Bankruptcy Committees and shall provide that the Debtors and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan.

               b) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the Bankruptcy Committees and shall have been executed and delivered.

               c) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

               d) The Debtors shall have paid the then outstanding balances of the Secured Lender Claims and the DIP Loan Claims in full.

               e) The closing of the sales of the Beef Interests and the Pork Business.

               f) The Debtors shall have determined, in consultation with the Committees, that the occurrence of the Effective Date is in the best interest of creditors and parties in interest.

          2. WAIVER OF CONDITIONS

     The requirement that the Confirmation Order must be a Final Order may be waived by the Debtors, with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld.

          3. NOTICE OF EFFECTIVE DATE

     The Liquidating Trust shall file and serve an appropriate notice of the Effective Date within seven Business Days of the Effective Date.

     K. PAYMENT OF CERTAIN FEES AND EXPENSES

          1. PROFESSIONAL FEE CLAIMS

     All final requests for compensation or reimbursement for Professionals pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Liquidating Trustee and its counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Liquidating Trustee and its counsel and the requesting Professional or other Entity no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

          2. ADMINISTRATIVE CLAIMS

     All requests for payment of an Administrative Claim (other than as set forth in Section 11.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Liquidating Trust and, if prior to the Effective Date, counsel for the Debtors and each Bankruptcy Committee no later than 30 days after the Effective Date. In the event that the Debtors or the Liquidating Trustee, as the case may be, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

          3. FEES AND EXPENSES OF THE INDENTURE TRUSTEES

     The Indenture Trustees must file all requests for compensation or reimbursement of unpaid fees and expenses for services rendered prior to the Effective Date with the Bankruptcy Court and must serve such requests no later than 45 days after the Effective Date. Objections to such requests must be filed and served no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request was served.

          4. STATUTORY FEES

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

     L. MODIFICATIONS OF THE PLAN; SEVERABILITY OF PLAN PROVISIONS

     The Debtors reserve the right (with the consent of the Bankruptcy Committees in the case of material modifications or amendments), and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan and the Liquidating Trust Agreement at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors (subject to consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld) may amend or modify the Plan and the Liquidating Trust Agreement, in accordance with Section 1127 of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Allowed Interest that is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder. In addition, the Plan shall be deemed automatically amended and modified to the extent determined necessary by the Bankruptcy Court to comply with the DIP Credit Agreement.

     In the event that any Impaired Class shall not accept the Plan, at the written election of the Debtors filed with the Bankruptcy Court with respect to any one or more of said nonaccepting Classes and any Classes junior to such nonaccepting Classes, the Plan shall be modified and amended automatically and without further notice to provide such treatment, as determined necessary by the Bankruptcy Court, sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by such modifications. In particular, the treatment of any nonaccepting Classes or adversely affected Classes shall be modified and amended from that set forth in Article III, even if less favorable, to the minimum treatment necessary to meet the requirements of sections 1129(a) and (b) of the Bankruptcy Code.

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     M. SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

     N. REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and to file subsequent plans of reorganization; provided, however, that any revocation or withdrawal of the Plan after the Confirmation Date shall be with the consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Entity, (y) prejudice in any manner the rights of any Debtor or any Entity in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Entity.

     O. INDEMNIFICATION AND RELATED MATTERS

     Indemnification Obligations owed to any present or former officers, directors, employees, professionals, advisors or representatives of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code under the Plan. The Liquidating Trust shall provide standard and customary indemnification for all officers and directors of the Debtors and the Liquidating Trust (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date.

     P. DISSOLUTION OF THE BANKRUPTCY COMMITTEES

     On the Effective Date, the Bankruptcy Committees will dissolve and their respective members (only in their capacity as members of the Bankruptcy Committees) will be released and discharged from all further authority, duties, responsibilities and obligations arising from or related to the Chapter 11 Case. The members of the Bankruptcy Committees and the Professionals retained by the Bankruptcy Committees will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date.

     Q. TERMS OF INJUNCTIONS OR STAYS

     Unless expressly modified or lifted by the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case, including in the Confirmation Order, under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Final Distribution Date.

                        V. CONFIRMATION OF THE PLAN

     A. INTRODUCTION

     The Bankruptcy Code requires a bankruptcy court to determine whether a plan complies with the technical requirements of chapter 11 of the Bankruptcy Code before such plan can be confirmed. It requires further that a debtor's disclosure statement concerning such plan is adequate and includes information concerning all payments made or promised by the debtor in connection with the plan.

     If the Plan is confirmed, the Debtors expect the Effective Date to occur as promptly as practicable after the Confirmation Date.

     To confirm the Plan, the Bankruptcy Court must find that the requirements of the Bankruptcy Code have been met. Thus, even if the requisite vote is achieved for each Voting Class, the Bankruptcy Court must make independent findings respecting the Plan's conformity with the requirements of the Bankruptcy Code before it may confirm the Plan. Some of these statutory requirements are discussed below.

     B. VOTING

     Pursuant to the Bankruptcy Code, only holders of Allowed Claims or Allowed Interests that are Impaired under the terms and provisions of the Plan and that receive distributions thereunder are entitled to vote for acceptance or rejection of the Plan. A holder of a Claim or Interest whose legal, equitable, or contractual rights are altered, modified or changed by the proposed treatment under the Plan or whose treatment under the Plan is not provided for in section 1124 of the Bankruptcy Code is considered Impaired. Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims and Interests that are Unimpaired are conclusively presumed to have accepted the Plan and are not entitled to vote.

     Votes on the Plan will be counted only in respect of Allowed Claims and Allowed Interests that (i) belong to a Voting Class or (ii) are otherwise permitted by the Bankruptcy Court to vote.

     C. ACCEPTANCE

     The Bankruptcy Code defines acceptance of a plan by an Impaired class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of claims of that class that actually vote. Acceptance of a plan need only be solicited from holders of claims whose claims are Impaired and not deemed to have rejected the Plan. Except in the context of a "cram down" pursuant to section 1129(b) of the Bankruptcy Code, as a condition to confirmation of a plan the Bankruptcy Code requires that, with certain exceptions, each class of Impaired claims accepts the plan.

     In the event the requisite vote is not obtained, the Debtors have the right, assuming that at least one Class of Impaired Claims has accepted the Plan, to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits confirmation of a plan notwithstanding rejection by one or more classes of impaired claims or impaired interests if the bankruptcy court finds that the plan does not discriminate unfairly and is "fair and equitable" with respect to the rejecting class or classes. This procedure is commonly referred to in bankruptcy parlance as "cram down." For a more detailed description of the requirements for acceptance of a plan and of the criteria for confirmation of a plan notwithstanding rejection by certain Impaired classes, see
Section V.D.4, Cram Down. The Plan is predicated on all Voting Classes voting to accept the Plan; however, if any Voting Classes vote to reject the Plan, the Debtors may request a "cram down" of such Classes at the Confirmation Hearing. In any event, the Debtors will seek a "cram down" of the Plan on Classes deemed to reject the Plan by virtue of receiving no distributions thereunder.

     D. CONFIRMATION OF THE PLAN

     At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan. Section 1129(a) of the Bankruptcy Code requires that, among other things, for a plan to be confirmed:

     o The plan satisfies the applicable provisions of the Bankruptcy Code.

     o The proponent of the plan has complied with the applicable provisions of the Bankruptcy Code.

     o The plan has been proposed in good faith and not by any means forbidden by law.

     o Any payment made or promised by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the plan is reasonable, or if such payment is to be fixed after confirmation of the plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

     o The proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office of such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtors will employ or retain, and the nature of any compensation for such insider.

     o With respect to each class of impaired claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code.

     o Each class of claims or interests has either accepted the plan or is not impaired under the plan.

     o Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims (other than tax claims) will be paid in full on the effective date and that priority tax claims will receive on account of such claims deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date, equal to the allowed amount of such claim.

     o If a class of claims is impaired, at least one impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class.

     o Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

     Subject to receiving the requisite votes in accordance with section 1129(a)(8) of the Bankruptcy Code and the "cram down" of Impaired Classes not receiving any distribution under the Plan, the Debtors believe that (i) the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code, (ii) the Debtors have complied or will have complied with all of the requirements of chapter 11, and (iii) the Plan has been proposed in good faith.

     Set forth below is a more detailed summary of the relevant statutory confirmation requirements.

          1. BEST INTERESTS OF HOLDERS OF CLAIMS AND INTERESTS

     The "best interests" test requires that a bankruptcy court find either that all members of each Impaired class have accepted the plan or that each holder of an allowed claim or interest of each Impaired class of claims or interests will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. Annexed as Appendix D hereto is a liquidation analysis which demonstrates that the Plan satisfies the "best interests" test.

     The Debtors believe that, under the Plan, holders of Impaired Claims and Impaired Interests against the Debtors will receive property with a value equal to or in excess of the value such holders would receive in the event each of the Debtors was liquidated under Chapter 7 of the Bankruptcy Code.

     To estimate the likely return to holders of Claims and Interests in the event of Chapter 7 liquidations of the Debtors, the Debtors have estimated the amount of liquidation proceeds with respect to each Debtor that would be available for distribution and the allocation of such proceeds among the Classes of Claims and Interests of each Debtor based upon their relative priority. In conducting this analysis, the Debtors were assisted by Crossroads LLC, one of their advisors in this matter. As further described below, to estimate the liquidation proceeds, the Debtors assumed that the assets of each of the Debtors were sold in a straight liquidation. Liquidation proceeds available for distribution to holders of Claims and Interests of each Debtor would consist of the net proceeds from the disposition of such Debtor's assets, augmented by other cash held by such Debtor.

     The relative priority in the distribution of liquidation proceeds with respect to any Claim or Interest depends upon (i) its status as secured, priority unsecured, non-priority unsecured or equity, and (ii) its relative subordination.

     In general, the liquidation proceeds for each Debtor would be allocated in the following priority: (i) first, to the Claims of secured creditors of each Debtor to the extent of the value of their collateral;
(ii) second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of each Debtors' Chapter 7 case, including certain tax liabilities; (iii) third, to the unpaid Administrative Claims of each Debtor's Chapter 11 case; (iv) fourth, to Priority Tax Claims and other Claims entitled to priority in payment under the Bankruptcy Code; (v) fifth, to the General Unsecured Claims of each Debtor (subject to any relative subordination of Claims); and (vi) sixth, to equity holders of each Debtor. Each Debtor's liquidation costs in Chapter 7 would include the compensation of a bankruptcy trustee, as well as compensation of counsel and of other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, claims arising from the operation of the Debtor during the pendency of the Chapter 7 case and all unpaid Administrative Claims incurred by the Debtor during the Chapter 11 case that are Allowed Claims in the Chapter 7 case. The liquidation itself may trigger certain Claims entitled to priority in payment under the Bankruptcy Code, such as Claims for severance pay to certain employees.

     As set forth below, the Debtors' have estimated the range of gross liquidation proceeds for each of the Debtors. Based upon the priorities outlined above, the Debtors believe that net proceeds, if any, available for distribution to Impaired Claims in a Chapter 7 liquidation would be significantly less than the estimated distributions to Impaired Claims under the Plan.

     This Chapter 7 liquidation analysis is intended solely for the purpose of discussing the effects of hypothetical Chapter 7 liquidations of the Debtors. This Chapter 7 liquidation analysis is based upon numerous estimates and assumptions that, although developed and considered reasonable by the Debtors' management and its financial advisors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors. This liquidation analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, there can be no assurance that the values reflected in the liquidation analysis would be realized if the Debtors were, in fact, to undergo such liquidations.

               a) Significant Uncertainties

     In addition to the General Assumptions and the Specific Assumptions that are set forth below, there are significant areas of uncertainty that exist with respect to this liquidation analysis.

     The liquidation analysis assumes that the liquidation of the Debtors' estates would commence on November 30, 2003 and would be substantially complete within a six-month period. The wind-down costs during this six-month liquidation period have been estimated by the Debtors' management, and any deviation from this time frame could have a material impact on the wind-down costs, Administrative Claims, proceeds from asset sales and the ultimate recovery to the holders of Claims and Interests.

     If the implementation of the liquidation were delayed, there is a possibility that the Debtors would sustain significant operating losses during the delay period, thus adversely impacting the net liquidation proceeds available to each Debtor's estate.

     In any liquidation there is a general risk of unanticipated events, which could have a significant impact on the projected cash receipts and disbursements. These events include changes in the general economic condition, changes in the market value of the respective Debtors' assets and problems with current and former employees.

     In addition to the Specific Assumptions described below and in the footnotes to the table below, the following General Assumptions were used in formulating the liquidation analysis.

               b) General Assumptions

     A. Operations During Liquidation Process and Wind-Down Expense - With the exception of SFA, which has already substantially wound down operations, all Debtor entities will maintain operations during the liquidation process to the extent possible. It is assumed that all operations will be break-even on a cash flow basis. As such, the incremental wind-down expense will consist primarily of stay bonuses and other incentives intended to encourage maximization of liquidation proceeds.

     B. Estimation of Outstanding Claims - Given the accelerated liquidation conditions of a Chapter 7 proceeding, the Debtors have assumed there will be significant additional contract rejection claims. As such, the estimate of total claims for the purposes of this analysis is based on the upper end of the range as contemplated under the Plan.

     C. Intercompany Balances - The Debtors have numerous and significant intercompany balances amongst each other. Pursuant to section 553 of the Bankruptcy Code, the Debtor has offset all post-petition and pre-petition intercompany balances such that a single line-item remains as either an Administrative Claim in the case of post-petition balances or a General Unsecured Claim in the case of pre-petition balances.

     D. Treatment of DIP Loan Claims and Secured Lender Claims - For the purposes of this liquidation analysis, any outstanding DIP Loan Claims and Secured Lender Claims are satisfied as of the Effective Date.

     E. Nature and Timing of the Liquidation Process - Under section 704 of the Bankruptcy Code, a Chapter 7 trustee must, among other things, collect and convert the property of a debtor's estate to cash and close the estate as expeditiously as is compatible with the best interest of the parties in interest. Solely for purposes of preparing this liquidation analysis, it is assumed that the Chapter 11 case of each Debtor would be converted to a Chapter 7 liquidation on November 30, 2003. It is assumed that the Debtors' assets will be sold during the following six-month period. Management believes that it is unlikely that the actual sale period would be shorter than those assumed, and there can be no assurance that the actual sale period would not be longer than assumed. It is likely that if the sale period was longer, net sale proceeds would be diminished.

     F. Estimated Liquidation Proceeds - All assets are assumed to be sold in a straight liquidation to the highest bidder. Crossroads LLC relied upon estimates of the potential proceeds from the disposition of assets as provided by either the Debtors or the financial advisors directly involved in the asset sales efforts to date. The following list identifies factors considered by the Debtors and its various financial advisors in estimating the proceeds that might be received from the liquidation sales.

          o     Indications of interest from potential third-party acquirers
          o     The historical cost of the assets
          o     Asset location and local market demand
          o     Previously issued third-party appraisals
          o     Recently transacted sales of similar assets
          o     Management's experience and expertise in asset resale values
          o Analysis of liabilities and obligations relating to particular assets
          o     Current industry trends
          o "Distress sale value", which differs from the price at which assets would be sold to a willing buyer by a willing seller, assuming that neither is under any compulsion to buy or sell, and assuming both are informed of the relevant facts

     G. Additional Liabilities and Reserves - The Debtors believe that in addition to the expenses that would be incurred by the Debtors in the Chapter 11 Case, there would be certain actual and contingent liabilities and expenses for which provision would be required in Chapter 7 liquidations before distributions could be made to creditors, including: (i) certain liabilities that are not dischargeable pursuant to the Bankruptcy Code; (ii) Administrative Claims, including damages from rejected post-petition contracts, the fees of a Chapter 7 trustee and of counsel and other professionals (including financial advisors and accountants), retention bonuses paid to employees to effectuate the wind-down process and other liabilities (including retirement, vacation pay and other employee-related administrative costs and liabilities) that would be funded from continuing operations if the Debtors were reorganized as a going-concern; and (iii) certain other administrative costs. Management believes that there is significant uncertainty as to the reliability of the Debtors' estimates of the amounts related to the foregoing that have been assumed in the liquidation analysis.

     H. Distributions: Absolute Priority - Under a Chapter 7 liquidation, all secured claims are required to be satisfied from the proceeds of the collateral securing such claims before any such proceeds could be distributed to any other creditors. The following analysis assumed the application of the rule of absolute priority of distributions with respect to the remaining proceeds. Under the rule of absolute priority, no junior creditor receives any distribution until all senior creditors are paid in full. To the extent that proceeds remain after satisfaction of all secured claims, the proceeds would first be distributed to the holders of Administrative Claims, then to Claims entitled to priority in payment under the Bankruptcy Code, then to General Unsecured Claims and finally (if at all) to equity holders of the Debtors. Based upon the liquidation assumptions of the Debtors' management, the proceeds generated from Chapter 7 liquidations of the Debtors' assets would result in a substantial diminution in the recovery percentage to holders of General Unsecured Claims.

     I. Conclusion - The Debtors believe that the holders of Claims and Interests will not receive recoveries under the Plan less than that realized in Chapter 7 liquidation.

     The following Specific Assumptions (as well as those set forth in the footnotes to the table below) were used in formulating the liquidation analysis.

               c) Specific Assumptions

     A. Gross Liquidation Proceeds for Industries - The gross liquidation proceeds for Industries include Industries' existing cash balances, proceeds from liquidation of retained working capital, intercompany assets, estimated proceeds from the sale of the Beef Interests, and excess distributions from the liquidation of the Debtor Subsidiaries (which primarily includes excess proceeds from the sale of the Pork Business), and the straight liquidation sale of Industries' remaining assets. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                                       Low Value    High Value
                                                       ---------    ----------
          Cash and cash equivalent                       $ 25.1       $ 25.1
          Accounts receivable                              22.5         30.0
          Inventory                                        51.2         68.3
          Fixed assets                                     21.6         23.4
          Debtor subsidiary intercompany assets           170.5        170.5
          Non-Debtor intercompany assets                    0.9          0.9
          Beef sale                                       217.5        229.4
          Excess distributions from Debtor subsidiaries   175.6        176.6
          Other Industries assets                          62.2         87.9
                                                         ------      -------
          Gross liquidation proceeds                     $747.2      $ 812.3
                                                         ======      =======

     B. Gross Liquidation Proceeds for Foods - The gross liquidation proceeds for Foods include assumed gross proceeds from the sale of Foods as a going concern as contemplated in the Pork Purchase Agreement signed with Smithfield and intercompany balances due Foods from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                                      Low Value     High Value
                                                      ---------     ----------
          Cash and cash equivalent                      $  -          $  -
          Accounts receivable                              -             -
          Inventory                                        -             -
          Fixed assets                                   357.3         357.3
          Debtor subsidiary intercompany assets           87.4          88.3
          Other Foods assets                               -             -
                                                        ------        ------
          Gross liquidation proceeds                    $444.6        $445.6
                                                        ======        ======

     C. Gross Liquidation Proceeds for Transportation - The gross liquidation proceeds for Transportation include assumed gross proceeds from the liquidation of Transportation's working capital and from intercompany balances due primarily from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                                      Low Value     High Value
                                                      ---------     ----------

          Cash and cash equivalent                       $ -           $ -
          Accounts receivable                             0.1           0.2
          Debtor subsidiary intercompany assets           8.4           8.4
          Other Transportation assets                      -             -
                                                      ---------     ----------
          Gross liquidation proceeds                     $8.6          $8.7
                                                      =========     ==========

     D. Gross Liquidation Proceeds for SFA - The gross liquidation proceeds for SFA include assumed gross proceeds from the straight liquidation and/or sale of SFA's working capital and fixed assets, existing cash balances, and intercompany balances due from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                                      Low Value     High Value
                                                      ---------     ----------

          Cash and cash equivalent                      $ 0.2         $ 0.2
          Accounts receivable                              -            0.0
          Fixed assets                                     -            0.0
          Debtor subsidiary intercompany assets          10.9          10.9
          Other SFA assets                                 -              -
                                                      ---------     ----------
          Gross liquidation proceeds                    $11.1         $11.2
                                                      =========     ==========

     E. Gross Liquidation Proceeds for Pipeline - The gross liquidation proceeds for Pipeline include assumed gross proceeds from intercompany balances due from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                                      Low Value     High Value
                                                      ---------     ----------

          Cash and cash equivalent                      $  -           $  -
          Accounts receivable                              -              -
          Fixed assets                                     -              -
          Debtor subsidiary intercompany assets          7.4            7.4
          Other Pipeline assets                            -              -
                                                      ---------     ----------
          Gross liquidation proceeds                    $7.4           $7.4
                                                      =========     ==========

          2. FINANCIAL FEASIBILITY

     Section 1129(a)(11) of the Bankruptcy Code requires the Confirmation not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). The Plan is a liquidating plan of reorganization. Thus, the Plan satisfies
Section 1129(a)(11) of the Bankruptcy Code.

          3. ACCEPTANCE BY IMPAIRED CLASSES

     A class is impaired under a plan unless, with respect to each claim or interest of such class, the plan (i) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of such claim or interest; or (ii) notwithstanding a demand for accelerated payment (a) cures any default and reinstates the maturity of the obligation; (b) compensates the holder of such claim for damages incurred on account of reasonable reliance on contractual provisions; and (c) does not otherwise alter legal, equitable or contractual rights. A class that is not impaired under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

     With respect to the Plan, Classes 1, 2, 3, 6, 8 and 20 are Unimpaired by the Plan and the Claim and Interest holders in such Classes deemed by law to have accepted the Plan. Classes 13, 15, 17 and 18 are conclusively presumed to accept the Plan because the Claim and Interest holders in such Classes are the proponents of the Plan. The holders of Claims in the Voting Classes are Impaired and entitled to vote on the Plan.

          4. CRAM DOWN

     THE DEBTORS RESERVE THE RIGHT TO CRAM DOWN THE PLAN ON NON-ACCEPTING CLASSES OF CLAIMS AND INTERESTS.

     The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted the Plan. The "cram down" provisions of the Bankruptcy Code are set forth in section 1129(b) of the Bankruptcy Code. Under the "cram down" provisions, upon the request of a plan proponent a bankruptcy court will confirm a plan despite the lack of acceptance by an impaired class or classes if the bankruptcy court finds that (i) the plan does not discriminate unfairly with respect to each non-accepting impaired class, (ii) the plan is fair and equitable with respect to each non-accepting impaired class, and (iii) at least one impaired class has accepted the plan. These standards ensure that holders of junior interests, such as common stockholders, cannot retain any interest in the debtor under a plan that has been rejected by a senior class of impaired claims or interests unless such impaired claims or interests are paid in full.

     As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan.

     The Bankruptcy Code sets forth different standards for establishing that a plan is "fair and equitable" with respect to a non-accepting class, depending on whether the class is comprised of secured or unsecured claims or interests. In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an impaired class if that class and all junior classes are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan. In addition, case law surrounding section 1129(b) requires that no class senior to a non-accepting Impaired class receives more than payment in full on its claims.

     With respect to a Voting Class that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (i) each holder of an unsecured Claim in the non-accepting Voting Class receives or retains under such Plan property of a value equal to the allowed amount of its Claim, or (ii) the holders of Claims or holders of Interests that are junior to the Claims in such non-accepting Voting Class will not receive or retain any property under the Plan. Additionally, the Debtors must demonstrate that the holders of Claims that are senior to the Claims of the non-accepting Voting Class receive no more than payment in full on their Claims under the Plan.

     If all the applicable requirements for confirmation of the Plan are met as set forth in sections 1129(a)(1) through (13) of the Bankruptcy Code, except that one or more of the Voting Classes have failed to accept the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. The Debtors believe that the Plan satisfies the "cram down" requirements of the Bankruptcy Code. The Debtors may seek confirmation of the Plan over the objection of non-accepting Voting Classes, as well as over the objection of individual holders of Claims who are members of an accepting Voting Class. In addition, the Debtors intend to seek "cram down" of the Plan on the Classes deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code by virtue of receiving no distributions thereunder. Nevertheless, there can be no assurance that the Bankruptcy Court will determine that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code.

          5. CLASSIFICATION OF CLAIMS AND INTERESTS

     The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code which require that a plan place each claim or interest into a class with other claims or interests which are "substantially similar."

     E. EFFECT OF CONFIRMATION OF THE PLAN

          1. NO DISCHARGE

     The Confirmation Order shall not discharge any Debtor from any debt or liability that arose before Confirmation, as provided in section
1141(d)(3)(A) of the Bankruptcy Code.

          2. RELEASE OF ASSETS

     Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article X of the Plan, and Liquidating Trustee shall perform its duties and obligations pursuant to the Liquidating Trust Agreement and the Plan.

          3. EXCULPATION AND LIMITATION OF LIABILITY

        Subject to limitations required by applicable ethical rules and standards of conduct, and except as limited in Section 11.9(b) below, none of the Debtors, the Liquidating Trust, the Liquidating Trustee, the Bankruptcy Committees, the Indenture Trustees, or the Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission from and after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the commencement of the Chapter 11 Case, the administration of the Chapter 11 Case, the pursuit of and the approval of the sales of the Debtors' assets (and the related asset purchase agreement), the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. In addition, the Indenture Trustees under the Demand Certificates and the Subordinated Certificates shall not have or incur any liability to any holder (registered or unregistered) of any Demand Certificate or Subordinated Certificate or any Claim based on any Demand Certificate or Subordinated Certificate as a result of any inaccuracy or mistake in the books and records of Industries (in their capacities as paying agents and registrars under the Trust Indentures for the Demand Certificates and the Subordinated Certificates).

     The exculpatory provisions contained in Section 11.9(a) of the Plan
(i) shall not limit the claims and rights, if any, of the United States, and (ii) shall apply to any person or entity who was not the beneficiary of a post-petition indemnification obligation of the Debtors only to the extent provided in Section 11.9(c).

     Any Claims that would otherwise be subject to the exculpatory provisions contained in Section 11.9(a) but for the provisions of Section 11.9(b)(ii) may only be asserted in the Bankruptcy Court and only if filed on or before sixty days after the Effective Date. In the event that any such Claims are not filed timely in the Bankruptcy Court, the exemption contained in Section 11.9(b)(ii) shall be terminated with respect to such claims, and such claims shall be deemed subject to the exculpatory provisions contained in Section 11.9(a).

     Any non-exculpated Claims against the parties set forth in Section 11.9(a) arising from or related to the matters set forth in Section 11.9(a) may only be asserted and filed in the Bankruptcy Court.

          4. BINDING EFFECT

     Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Liquidating Trust, the Liquidating Trustee and all other parties-in-interest in this Chapter 11 Case.

     F. RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law.

                   VI. CERTAIN FACTORS TO BE CONSIDERED

     HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR TO REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

     A. RISK THAT DISTRIBUTIONS MAY BE LESS THAN ESTIMATED BY DEBTORS

     The distributions and recoveries set forth in this Disclosure Statement are based on the Debtors' estimate of Allowed Claims as of July 23, 2003 and does not include Allowed Claims for rejected contracts and leases that had not been formally asserted against the Debtors as of July 23, 2003. The Debtors project that the Claims asserted against them will be resolved in and reduced to an amount that approximates their estimates and may seek an order or orders from the Bankruptcy Court estimating the maximum dollar amount of Allowed Claims and Disputed Claims or otherwise determining and fixing the amount of the Disputed Claims Reserve. This estimate will be used to calculate and fix distributions to holders of Allowed Claims and the amount of the Disputed Claims Reserve. Such a procedure may also be utilized, in the sole discretion of the Debtors, for Administrative Claims, Other Priority Claims, Priority Tax Claims and/or other Claims. There can be no assurance, however, that such estimates will prove accurate.

     In addition, there exists the potential that holders of certain Claims (including, without limitation, Claims related to environmental matters) that the Debtors contend constitute General Unsecured Claims will assert that such Claims constitute Administrative Claims. To the extent that any of such Claims are ultimately adjudicated to be Allowed Administrative Claims, the distributions could significantly and materially differ from the actual distributions made under the Plan. If and to the extent the Debtors have underestimated the amount of any Allowed Claims or any Disputed Claims Reserves for Administrative Claims, Other Priority Claims or Priority Tax Claims, the Debtors could be required to redirect Available Cash to such Disputed Claims Reserves, resulting in a potential dilution of Available Cash. Therefore, the distributions discussed herein could significantly and materially differ from the actual distributions made under the Plan. Distributions will also be affected by the following: (i) the amount of Available Cash the Debtors are able to realize from the pursuit of Litigation Claims; (ii) the amount of Allowed Claims for rejected contracts and leases that have not yet been formally asserted against the Debtors; (iii) the amount of Allowed Administrative Claim that have not yet been asserted against the Debtors; (iv) the amount of Allowed Priority Tax Claims may be greater than estimated by the Debtors; and (v) the costs of continuing to administer the Chapter 11 Cases and wind down the Debtors' businesses.

     The Debtors reserve the right to object to the amount or classification of any Claim. Thus, the estimates set forth is this Disclosure Statement cannot be relied upon by any holder of a Claim whose Claim is subject to a successful objection. Any such holder may not receive the estimated distributions set forth herein.

     B. RISK OF NON-CONFIRMATION OF THE PLAN

     If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Case will continue rather than be converted to a liquidation under chapter 7 of the Bankruptcy Code or that an alternative plan would be on terms as favorable to the holders of Allowed Claims and Allowed Interests as the terms of the Plan.

     C. NON-CONSENSUAL CONFIRMATION OF THE PLAN

     Pursuant to the "cram down" provisions of section 1129(b) of the Bankruptcy Code, the Bankruptcy Court can confirm the Plan without the acceptances of all Impaired Classes, so long as at least one Impaired Class of Claims has accepted the Plan. For a description of the "cram down" provisions of the Bankruptcy Code, see Section V.D.4, Cram Down.

     D. CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE

     Article IX of the Plan sets forth the conditions precedent to the occurrence of the Effective Date, including the closing of the sales of the Beef Interests and the Pork Business. There can be no assurance that these conditions will be satisfied.

     E. LIQUIDATION OF THE DEBTORS' ASSETS

     Except to the extent that the Debtors' assets have already been liquidated to Cash, the Liquidating Trustee's ability to make the distributions described in the Plan depends on the liquidation of the Debtors' assets. Although the Liquidating Trustee will endeavor to liquidate these assets as expeditiously as possible and in such a matter as to maximize the Cash realized from such liquidation, the Debtors cannot warrant either the timing or the amount of distributions under the Plan.

     F. LITIGATION RISKS

     The Debtors have not completed their analysis of possible claims that may ultimately be pursued by the Liquidating Trustee, including but not limited to preference, fraudulent conveyance and other avoidance actions, lender liability claims, fraud claims and breach of fiduciary duty claims. The Liquidating Trustee will pursue all or certain of these or other claims in accordance with the provisions of the Plan and the Confirmation Order. The costs of pursuing such litigation will be paid out of Cash available to the Estate and there can be no assurances that the Liquidating Trustee will prevail in such litigation. In addition, objections to certain Claims may require separate litigation. Accordingly, although recoveries on causes of action may enhance distributions, the distributions currently projected by the Debtors may be reduced by the costs of such litigation.

     G. ALTERNATIVES TO THE PLAN

     After careful review of the estimated recoveries in a chapter 7 liquidation scenario, the Debtors have concluded that the recovery to holders of Claims and Interest will be maximized by the Plan. According to the liquidation analysis prepared by the Debtors with the assistance of its financial advisors, distributions to holders of Claims and Interests will occur much sooner and have greater value to holders of Claims under the Plan than under any other alternative. Should the Plan not be confirmed, it is likely that the distributions to holders of Claims and Interests would be delayed and would be materially reduced by the additional fees and other costs associated with a chapter 7 liquidation. Accordingly, the Debtors believe that the Plan offers the best prospect of recovery for the holders of Claims and Interests against the Debtors and recommend that you vote to accept the Plan.

               VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of the Plan to the Debtors and to the holders of the Demand Certificates Claims, Subordinated Certificates Claims, General Unsecured Claims against Industries, Industries Common Shares, Old Securities of Foods, Old Securities of Transportation, Old Securities of SFA, Old Securities of Pipeline, Intercompany Claims, and Subordinated Claims. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. This description is for informational purposes only, and due to the lack of definitive judicial or administrative authority and interpretation in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and except with respect to the ability to use Member NOLs (defined below) to offset tax benefit income generated from the cancellation of Industries Common Shares that constitute Industries Member Equity (defined below) and whether income is generated with respect to any outstanding patronage equity in Industries absent formal cancellation, Debtors have not obtained and do not intend to seek a ruling from the Internal Revenue Service (the "Service") as to any of such tax consequences. There can be no assurance that the Service will not challenge one or more of the tax consequences of the Plan described below.

     The following discussion is limited to holders of Demand Certificates Claims, Subordinated Certificates Claims, General Unsecured Claims against Industries, Industries Common Shares, Old Securities of Foods, Old Securities of Transportation, Old Securities of SFA, Old Securities of Pipeline, Intercompany Claims, and Subordinated Claims that hold their Claims or Interests as capital assets or whose Claims or Interests otherwise arose in the ordinary course of business, and does not address all matters that may be relevant to particular classes of holders that are subject to special rules under the Code, including, without limitation, financial institutions, securities dealers, broker-dealers, tax-exempt entities, insurance companies, foreign persons, or holders that hold their Securities as part of a "straddle" or a "conversion transaction" (as defined in the Code). Consequently, such holders may be subject to special rules not discussed below. In addition, estate and gift tax issues are not addressed herein.

     THIS DISCUSSION DOES NOT ADDRESS ANY TAX LAWS OTHER THAN UNITED STATES FEDERAL INCOME TAX LAWS. THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF ALLOWED CLAIMS AND PLAN SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PLAN AND THE OWNERSHIP AND DISPOSITION OF PLAN SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL ESTATE, STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

     A. CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

          1. TRANSFER OF ASSETS TO THE LIQUIDATING TRUST

     On the Effective Date, Debtors will transfer all right, title and interest in all of the Debtors' property and assets (excluding the Retained Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code, under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan (the "Transferred Assets") and after the Effective Date, promptly following receipt, Debtors will transfer all net proceeds from the Retained Assets (the Transferred Assets and the Retained Assets shall be collectively referred to herein as, the "Remaining Assets") to the Liquidating Trust on behalf of holders of Allowed Claims and Interests to the extent they are Beneficiaries. The Debtors thereafter will not have any beneficial interest, contingent or otherwise, in the Liquidating Trust. See "Tax Treatment of the Liquidating Trust and Ownership of Beneficial Interests in the Liquidating Trust" below. Such transfers will constitute a taxable disposition of the Remaining Assets, resulting in the recognition of gain or loss by the Debtors equal to the difference between the sum of the fair market value of the assets at the time of such transfers and the amount of any liabilities assumed by the Liquidating Trust and the Debtors' adjusted tax basis in such assets.

     The Debtors believe they will recognize a net gain for tax purposes as a result of the transfer to the Liquidating Trust and the already completed and further anticipated asset sales, including the sales of the Pork Business and the Beef Interests. However, a significant portion, if not all, of such gain should be offset for United States federal income tax purposes by available net operating losses and Debtors do not believe they will incur a material net tax liability with respect to the transfer and other asset sales. Any gain realized on the disposition of the Retained Assets may result in a material tax liability with respect to the disposition.

          2. MERGER OF FOODS INTO INDUSTRIES

     Under the Plan, Foods will be merged into Industries with Industries surviving. If, as the Debtors expect, the merger of Foods into Industries complies with the provisions of Section 368(a)(1)(A) of the Code, the merger contemplated by the Plan will qualify as an "A reorganization" for United States federal income tax purposes, in which case Industries will not recognize either gain or loss for United States federal income tax purposes upon the merger.

          3. CANCELLATION OF INDUSTRIES COMMON SHARES

               a) Tax Benefit Income

     Under the Plan, a portion of the Industries Common Shares will be cancelled and offset against appropriate losses and available Member NOLs and Non Member NOLs (defined below). Any remaining Industries Common Shares will be reinstated on the Effective Date and shall not be cancelled or extinguished. Such Industries Common Shares however are expected to be worthless on the Effective Date.

     Cancellation of Industries Common Shares that constitute patronage dividends issued to members, associate members and patrons of Industries in the form of member common stock, associate member common stock or capital credits (the "Industries Member Equity") may result in income to Industries under the tax benefit rule. It is the position of the Service that cooperatives recognize tax benefit income upon the cancellation or redemption of patronage equity at a discount because (i) at the time the patronage equity was issued the cooperative claimed a deduction for United States federal income tax purposes and the patrons receiving the patronage equity reported a like amount of income; and (ii) upon the cancellation or redemption of the patronage equity, the cooperative is relieved of its obligation to redeem the patronage equity in the future at its stated value. Under the Service's approach, the amount of tax benefit income which would be realized by Industries upon cancellation of Industries Common Shares that constitute Industries Member Equity is equal to the difference between the face amount of Industries Common Shares that constitute Industries Member Equity outstanding and the sum of any cash and the fair market value of any other property received in exchange for the Industries Common Shares that constitute Industries Member Equity.

     Contrary to the Service's position, the Eleventh Circuit Court of Appeals has held that no tax benefit income is realized when patronage equity is cancelled or otherwise redeemed for less than its face value. Under the view of the Eleventh Circuit, when a cooperative pays a patronage dividend through the issuance of a qualified written notice based on consent, the dividend is deemed for tax purposes to have been paid in cash, with the patron then using the cash to acquire the qualified written notice. Gold Kist, Inc. v. Comm'r, 110 F.3d 769 (11th Cir. 1997).

     The Service disagrees with the decision in Gold Kist and has stated that it fully intends to litigate any taxpayer claim that tax benefit income is not recognized based on the decision in Gold Kist. To the extent that tax benefit income may be realized with respect to the portion of the Industries Common Shares that constitute Industries Member Equity that are cancelled pursuant to the Plan, Debtors believe that there will be sufficient losses and NOLs (defined below) to offset this tax benefit income. See, "Cancellation of Industries Common Shares-Net Operating Losses," below.

     Based on current projections it is estimated that approximately $150,000,000 Industries Common Shares that constitute Industries Member Equity will not be cancelled. These outstanding Industries Common Shares are believed to be worthless as it is unlikely that there will be any remaining proceeds from the liquidation after Creditors' Claims are paid. Industries believes that it will not recognize tax benefit income merely as a result of the Industries Common Shares that constitute Industries Member Equity becoming worthless. Industries is considering requesting a private letter ruling from the Service to the affect that income is not generated with respect to any outstanding patronage equity in Industries absent formal cancellation. If the Service does not grant such a ruling and treats the patronage equity as cancelled and not otherwise excluded from taxation, Industries will be subject to tax on the amount of outstanding patronage equity unless Industries were to successfully contest the issue in court.

               b) Net Operating Losses

     As a cooperative, Industries' net operating losses ("NOLs") are classified as either NOLs resulting from activities with patrons ("Member NOLs") or NOLs resulting from activities with non patrons ("NonMember NOLs"). Member NOLs may only be used to offset member sourced income, whereas NonMember NOLs may be used to offset both member sourced income and non-member sourced income. Industries believes that both Member NOLs and NonMember NOLs, may be used to offset tax benefit income to the extent generated as a result of the cancellation of Industries Member Equity and the Service has granted Industries' private letter ruling request providing that Industries will be able to use current patronage sourced losses and available Member NOLs to offset tax benefit income generated by cancellation of the Industries Common Shares that constitute Industries Member Equity. Industries will cancel Industries Common Shares that constitute Industries Member Equity only to the extent it has available losses, NonMember NOLs and Member NOLs to offset all potential tax benefit income it may be required to recognize as a result of the cancellation of the Industries Common Shares that constitute Industries Member Equity. All remaining Industries Common Shares that constitute Industries Member Equity will remain outstanding under the Plan.

     Industries has approximately $481,000,000 of Industries Common Shares that constitute Industries Member Equity outstanding. Based on current projections, following the transfer of the Remaining Assets to the Liquidating Trust and consummation of the proposed asset sales, Industries believes it will have losses, NonMember NOLS and Member NOLs of approximately $331,000,000 available to offset any tax benefit income resulting from cancellation of Industries Common Shares that constitute Industries Member Equity. Therefore, it is anticipated that Industries will cancel approximately $331,000,000 of the Industries Member Equity and leave approximately $150,000,000 Industries Common Shares that constitute Industries Member Equity outstanding on the Effective Date.

     Thus, after the offset against tax benefit income and gains from asset sales, Industries expects to have no NOLs remaining prior to any cancellation of indebtedness attribute reduction. See, "Cancellation of Indebtedness and Reduction of Tax Attributes," below.

     In the event Industries cancels an amount of Industries Common Shares that constitute Industries Member Equity that exceeds its available losses and NOLs, or Industries Common Shares that constitute Industries Member Equity that remain outstanding are deemed to generate tax benefit income by virtue of being worthless, the Debtors will be subject to tax on the amount of tax benefit income that is not offset by the available losses and NOLs, unless the Debtors prevails on a Gold Kist or similar type argument wherein tax benefit income is not recognized.

          4. CANCELLATION OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES

     In connection with the Plan, the amount of Industries' aggregate outstanding indebtedness will be substantially reduced. A taxpayer generally realizes cancellation of debt ("COD") income for United States federal income tax purposes equal to the amount of any indebtedness that is discharged or canceled during the taxable year. Whether a debt is considered discharged is dependent upon the substance of the transaction. Generally a debt is considered discharged at the point when it becomes clear that the debt will never have to be paid. In the case of an exchange, such as that contemplated by the Plan, where outstanding indebtedness is exchanged for other property (such as Cash and the Remaining Assets), the amount of such COD income is, in general, equal to the excess of the adjusted issue price (including accrued but unpaid interest) of the indebtedness over the fair market value of the other property issued therefor. However, Section 108(a) of the Code provides that if the discharge is granted by a court in a Chapter 11 proceeding or is pursuant to a plan approved by such court, such income is excluded from the taxpayer's taxable income. Consequently, any COD income attributable to the Plan will be excluded from Debtors' taxable income and Debtors' will not incur any tax liability with respect to such COD income.

     However, Section 108(b) of the Code provides, in general, that certain tax attributes of a debtor, including any NOLs and certain tax credits, must be reduced by the amount of the debtor's COD income that is excluded under Section 108(a) of the Code. To the extent that the amount excluded exceeds these tax attributes, the debtor's tax basis in its property is reduced by the amount of such excluded COD income, except that such reduction is limited to the excess of the aggregate tax basis of the property held by the debtor over the aggregate liabilities of the debtor immediately after the transaction. The Service recently has taken the position that consolidated NOLs must be reduced irrespective of the source of those losses. It is unclear how the Service's current position with respect to reduction of consolidated NOL applies to other tax attributes of consolidated group members. There is currently legislation in the United States Senate that, if passed in its current form, will require that all tax attributes be netted at the consolidated level. S. 1331 108th Cong.
(2003). Absent passage of the currently proposed legislation, Debtors believe and intend to take the position that any attribute reduction under
Section 108(b) of the Code (other than NOLs) is to be applied on a separate company basis (i.e., COD income of a debtor company can be applied only against attributes of that company), even though Debtors may be a part of an affiliated group that files a consolidated income tax return.

     As a result of the Plan, and assuming the aggregate issue price for each of the debt instruments issued in the Plan is equal to its aggregate principal amount, Industries estimates that the attribute reduction required under Section 108(b) will completely eliminate the NOLs of Industries and its subsidiaries as of the end of the taxable year in which the Plan is confirmed. However, because the attribute reduction occurs after the determination of the Debtors' normal tax liability for a taxable year, such attribute reduction is not expected to impact Debtors' use of NOLs to offset tax benefit income or gain with respect to asset sales.

          5. ALTERNATIVE MINIMUM TAX

     In general, an "alternative minimum tax" ("AMT") is imposed on a corporation's "alternative minimum taxable income" at a rate of 20% to the extent such tax exceeds the corporation's regular United States federal income tax. In computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might be able to offset all of its taxable income for regular United States federal income tax purposes by available NOLs, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOLs (as recomputed for AMT purposes), resulting in an effective AMT rate of 2%.

     Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular United States federal income tax liability in future taxable years when the corporation is no longer subject to the AMT. Debtors believe that they may be subject to an AMT liability as a result of their use of NOLs to offset tax benefit income or gain on asset sales.

     B. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

     The United States federal income tax consequences of the Plan to holders of Claims and Interests and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for or by the Plan will depend upon, among other things, (i) the manner in which a holder acquired a Claim or Interest; (ii) the length of time a Claim or Interest has been held; (iii) whether the Claim or Interest was acquired at a discount; (iv) whether the holder has taken a bad debt deduction in the current or prior years; (v) whether the holder has previously included accrued but unpaid interest with respect to a Claim or Interest; (vi) the method of tax accounting of the holder; (vii) whether a Claim or Interest is an installment obligation for United States federal income tax purposes; (viii) whether the holder's present Claim or Interest constitutes a security for United States federal income tax purposes; and (ix) the type of consideration received or deemed received by the holder in exchange for its Claim or Interest. Therefore, holders of Claims and Interests should consult their tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to such holders as a result thereof.

          1. HOLDERS OF ALLOWED CLAIMS AND INTERESTS RECEIVING
          CONSIDERATION

               a) Unimpaired Claims and Interests

     Under the Plan, Allowed Claims and Interests in Class 1 (Other Priority Claims), Class 2 (Secured Lender Claims), Class 3 (Other Secured Claims), Class 6 (Convenience Claims against Industries), Class 8 (Industries Preferred Shares) and Class 20 (PBGC Claims) (collectively, the "Unimpaired Claims") are Unimpaired by the Plan. The satisfaction of the Unimpaired Claims will have the same United States federal income tax consequences to the holders that it would have had if the Plan were not confirmed. To the extent that the fair market value of the Remaining Assets on the Effective Date equals or exceeds the amount of such Claims on the Effective Date, such Claims shall be deemed satisfied for tax purposes on the Effective Date when the Remaining Assets are transferred to the Liquidating Trust.

               b) Priority Impaired Claims

     Under the Plan, holders of Claims in Class 10 (General Unsecured Claims against Foods), Class 12 (General Unsecured Claims against Transportation), Class 14 (General Unsecured Claims against SFA), Class 16 (General Unsecured Claims against Pipeline) and Class 18 (Intercompany Claims) (collectively, the "Priority Impaired Claims") will be fully satisfied provided that the fair market value of the Remaining Assets on the Effective Date equals or exceeds the amount of the Unimpaired Claims and Priority Impaired Claims on the Effective Date. The satisfaction of the Priority Impaired Claims will have the same United States federal income tax consequences to the holders that it would have had if the Plan were not confirmed.

               c) Impaired Claims

     Under the Plan, holders of claims in Class 4 (Demand Certificates Claims), Class 5 (Subordinated Certificates Claims), and Class 7 (General Unsecured Claims against Industries) will receive, as consideration in satisfaction of their Allowed Claim, a pro rata share of the Class 4 Distribution Pool and/or the Industries Distribution Pool. Holders of Demand Certificates Claims, Subordinated Certificates Claims, and General Unsecured Claims against Industries will recognize ordinary interest income to the extent that any portion of such consideration is allocable to accrued but untaxed interest. See "Distributions in Discharge of Accrued Interest," below. The following discussion addresses only that portion of the consideration received by a such holders which is not allocable to accrued but untaxed interest.

     Holders of Demand Certificates Claims, Subordinated Certificates Claims, and General Unsecured Claims against Industries will be deemed to have received a share of the Remaining Assets transferred to the Liquidating Trust in exchange for their Claims to the extent the fair market value of such assets on the Effective Date exceeds the aggregate amount of Administrative Claims against Industries, Priority Tax Claims against Industries, Unimpaired Claims and Priority Impaired Claims. Such transfer will constitute a taxable transaction and such holders will recognize gain or loss in an amount equal to the difference between (i) the "amount realized" by the holder in respect of its Allowed Claim (other than any claim for accrued but unpaid interest) and (ii) the holder's adjusted tax basis in its Allowed Claim (other than any claim for accrued but unpaid interest).

     To the extent the proceeds of the Retained Assets are subsequently transferred to the Liquidating Trust, such transfer will increase the amount of gain previously recognized or reduce the amount of loss previously recognized by holders of Demand Certificates Claims, Subordinated Certificates Claims and General Unsecured Claims against Industries to the extent such proceeds are allocable to such holders. Such transfer to the Beneficiaries will constitute a taxable transaction to the Beneficiaries. Beneficiaries will determine the gain or loss on the transfer by comparing the value of the Liquidating Trust interest received in the exchange to the tax basis, if any, in their claims. As a result of such treatment, such holders of Allowed Claims will have to take into account the fair market value of their pro rata share, if any, of the Remaining Assets transferred on their behalf to the Liquidating Trust in determining the amount of gain or loss realized and required to be recognized upon consummation of the Plan on the Effective Date. In addition, since such a Beneficiary's share of the assets held in the Liquidating Trust may change depending upon the resolution of Disputed Claims and the Retained Assets, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such issues with respect to the Disputed Claims and the Retained Assets have been resolved. The Liquidating Trustee will provide the holders of Allowed Claims with valuations of the Remaining Assets on behalf of and for the benefit of such holders and such valuations should be used consistently by the Liquidating Trust and such holders for all United States federal income tax purposes.

     Where gain or loss is recognized by a holder of Subordinated Certificates Claims or General Unsecured Claims against Industries, the character of such gain or loss as long-term or short-term capital gain or loss, or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the obligation from which the Claim arose constitutes a capital asset in the hands of the holder and how long it has been held, and whether and to what extent the holder has previously claimed a bad debt deduction. A holder which purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Code which could characterize a portion of the gain recognized as ordinary income. In addition, Section 582(c) of the Code provides that the sale or exchange of a bond, debenture, note or certificate or other evidence of indebtedness by certain financial institutions shall be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their Claims.

     The transfer of the Remaining Assets to the Liquidating Trust by the Debtors as well as any subsequent transfers to the Liquidating Trust should be treated for tax purposes as a deemed transfer to the holders of Allowed Claims, to the extent they are Beneficiaries, followed by a deemed transfer by the Beneficiaries to the Liquidating Trust. See "Tax Treatment of the Liquidating Trust," below.

          2. HOLDERS OF INDUSTRIES COMMON SHARES

     Under the Plan, a portion of the Industries Common Shares will be cancelled. The United States federal income tax consequences to the holders of claims in Class 9 (Industries Common Shares) will depend on whether or not the Industries Common Shares are Industries Member Equity in the hands of the holder.

               a) Industries Common Shares That Do Not Constitute
               Industries Member Equity

     If a holder of Industries Common Shares that are not Industries Member Equity receives no consideration in exchange for its Industries Common Shares, and such Industries Common Shares are cancelled, such holder will generally recognize a loss equal to the holder's tax basis in its Industries Common Shares. Any such loss will generally be a capital loss and will be a long-term capital loss if the Industries Common Shares were held for more than one year.

               b) Industries Common Shares That Constitute Industries Member Equity

     If a holder of Industries Common Shares that represent Industries Member Equity receives no consideration in exchange for its Industries Common Shares that represent Industries Member Equity and such Industries Common Shares that represent Industries Member Equity are cancelled, such holder will generally recognize a loss equal to the holder's tax basis in its Industries Common Shares that represent Industries Member Equity. Two Revenue Rulings issued by the Service in 1970 provide that an association's members and patrons will be allowed an ordinary loss deduction as a result of the cancellation. Although the Service suspended these two Revenue Rulings in 1987, Debtors' believe that it is still the position of the Service that such loss is considered an ordinary loss. If the loss is not treated as an ordinary loss as described above, the loss will be classified as a capital loss.

          3. HOLDERS OF OLD SECURITIES OF FOODS

     Under the Plan, the Old Securities of Foods will be deemed cancelled as of the Effective Date and holders of Old Securities of Foods that constitute Minority Foods Shares will receive a pro-rata share of the Class 11 Distribution Pool. Such holders of Old Securities of Foods will recognize taxable loss (or gain) to the extent that the fair market value of their share of the Class 11 Distribution Pool is less (or greater) than the holder's tax basis in their Old Securities of Foods. The gain or loss should be a capital gain or loss provided the shareholder held the Old Securities of Foods as a capital asset within the meaning of Code Section 1221. If, however, a holder claimed a loss for tax purposes in a prior period on the ground that the Old Securities of Foods had become worthless, the holder would be required to recognize income equal to the fair market value of their share of the Class 11 Distribution Pool.

          4. HOLDERS OF OLD SECURITIES OF TRANSPORTATION, SFA AND PIPELINE

     Under the Plan all Class 13 Interests (Old Securities of Transportation), Class 15 Interests (Old Securities of SFA), and Class 17 Interests (Old Securities of Pipeline) will be deemed cancelled as of the Effective Date and no consideration will be paid to the holders of such Interests. Such holders will generally recognize a loss equal to the holder's tax basis in its Old Securities of Transportation, Old Securities of SFA, or Old Securities of Pipeline. Any such loss will generally be a capital loss and will be a long-term capital loss if the Old Securities of Transportation, Old Securities of SFA, or Old Securities of Pipeline were held for more than one year.

          5. HOLDERS OF SUBORDINATED CLAIMS

     Under the Plan, claims in Class 19 (Subordinated Claims) will not receive or retain any property until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 7 Claims, all Interests in Class 8, all Class 18 Claims against Industries, all Class 20 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 4, 5, 7 and 18, payment of interest at the Plan Rate), (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid.

     In general, loss will be recognized by a holder of a Subordinated Claim in an amount equal to the holder's adjusted tax basis in its Subordinated Claim (other than any claim for accrued but unpaid interest). See "Distributions in Discharge of Accrued Interest," below.

     Where loss is recognized by a holder of a Subordinated Claim, the character of such loss as long-term or short-term capital loss, or as ordinary loss will be determined by a number of factors, including the tax status of the holder, whether the obligation from which the Claim arose constitutes a capital asset in the hands of the holder and how long it has been held, and whether and to what extent the holder has previously claimed a bad debt deduction. A holder which purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Code which could characterize a portion of the gain recognized as ordinary income. In addition, Section 582(c) of the Code provides that the sale or exchange of a bond, debenture, note or certificate or other evidence of indebtedness by certain financial institutions shall be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their Claims.

          6. DISTRIBUTIONS IN DISCHARGE OF ACCRUED INTEREST

     To the extent the amount received by a holder is received in discharge of interest accrued on its Claim during its holding period, such amount will be taxable to the holder as interest income (if, under the holder's applicable accounting method, such interest was not previously included in the holder's gross income). Conversely, a holder will recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

     Pursuant to the Plan, any distributions received by a holder in respect of an Allowed Claim shall be allocated first to the principal portion of the Claim to the extent thereof and thereafter to any Claim representing accrued interest through the Effective Date. There is no assurance, however, that such allocation will be respected for United States federal income tax purposes. Accordingly, all holders are advised to consult their own tax advisors to determine the amount of consideration received under the Plan that may be allocable to accrued interest.

          7. INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain payments, including the payments of Claims pursuant to the Plan, are generally subject to information reporting by the Debtors to the Service. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder: (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

     C. TAX TREATMENT OF THE LIQUIDATING TRUST

          1. CLASSIFICATION OF THE LIQUIDATING TRUST AND OWNERSHIP OF BENEFICIAL INTERESTS IN LIQUIDATING TRUST

     Pursuant to the Plan, the Debtors will transfer the Remaining Assets to the Liquidating Trust and the Liquidating Trust will become obligated to make distributions in accordance with the Plan. The Liquidating Trust is intended to qualify as a liquidating trust for United States federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for United States federal income tax purposes as a "grantor" trust (i.e., a pass-through entity). The Service, in Revenue Procedure 94-45, set forth the general criteria for obtaining a Service ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. Although no such ruling will be requested, the Liquidating Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtors, the Liquidating Trustee and the Beneficiaries) are required to treat, for United States federal income tax purposes, the Liquidating Trust as a grantor trust of which the Beneficiaries are the owners and grantors, and the following discussion assumes that the Liquidating Trust will be respected as a liquidating trust. However, no ruling has been requested from the Service concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the Service would not take a contrary position. If the Service were to challenge successfully such classification, the United States federal income tax consequences to the Liquidating Trust and the Beneficiaries could vary from those discussed herein (including the potential for an entity level tax).

          2. TAX REPORTING

     For all United States federal income tax purposes, all parties (including the Debtors, the Liquidating Trustee and holders of beneficial interests in the Liquidating Trust) shall treat the transfer of the Remaining Assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer of the Remaining Assets directly to the Beneficiaries, followed by the transfer of the Remaining Assets by such holders to the Liquidating Trust. Consistent therewith, all parties shall treat the Liquidating Trust as a grantor trust of which such holders are the owners and grantors. Thus, such holders (and any subsequent holders of interests in the Liquidating Trust) shall be treated as the direct owners of an undivided beneficial interest in the assets and liabilities of the Liquidating Trust for all United States federal income tax purposes. The Liquidating Trustee will determine the fair market value of the Remaining Assets and all parties, including the Beneficiaries, must consistently use such valuation for all United States federal income tax purposes.

     Each of the Beneficiaries will be required to report on its United States federal income tax return(s) the holder's allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Liquidating Trust. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deduction or losses may depend on the particular situation of the holder.

     The United States federal income tax reporting obligation of the Beneficiaries is not dependent upon the Liquidating Trust distributing cash or other proceeds. Therefore, Beneficiaries may receive net taxable income or gain in a taxable year regardless of the fact that the Liquidating Trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder does not receive distributions commensurate with the net taxable income or gain allocated to it in respect of any beneficial interests it holds in the Liquidating Trust, the holder may be entitled to a subsequent loss or deduction. In general, a distribution of cash by the Liquidating Trust to the Beneficiaries will not be subject to tax since such Beneficiaries are already regarded for United States federal income tax purposes as owning the underlying assets.

     The Liquidating Trustee will file with the Service returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations
Section 1.671-4(a). The Liquidating Trustee will also send to each holder of a beneficial interest in the Liquidating Trust a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its United States federal income tax return.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED HEREIN AND THE OWNERSHIP AND DISPOSITION OF THE PLAN SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                         [Remainder of Page Blank]

                              VIII. CONCLUSION

     The Debtors urge holders of Claims and Interests in the Voting Classes to vote to accept the Plan and to evidence such acceptance by returning their completed and signed Ballots so they will be received by the Balloting Agent not later than the Balloting Deadline.

Dated: July 31, 2003

                                    FARMLAND INDUSTRIES, INC.
                                    FARMLAND FOODS, INC.
                                    SFA, INC.
                                    FARMLAND TRANSPORTATION, INC.
                                    FARMLAND PIPE LINE COMPANY


                                    By:  /s/ Robert B. Terry
                                       -------------------------
                                    Name: Robert B. Terry
                                    Title: Authorized Signatory

Laurence M. Frazen, Esq.
Cynthia Dillard Parres, Esq.
Robert M. Thompson, Esq.
BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, Missouri  64105

Gregory D. Willard, Esq.
David M. Unseth, Esq.
Cullen K. Kuhn, Esq.
BRYAN CAVE LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750

Attorneys for the Debtors and Debtors-in-Possession


                                 APPENDIX A

                 First Amended Joint Plan of Reorganization

                       UNITED STATES BANKRUPTCY COURT
                        WESTERN DISTRICT OF MISSOURI

In re:                                    )   In Proceedings under Chapter 11
                                          )
FARMLAND INDUSTRIES, INC.,                )   Case No. 02-50557
FARMLAND FOODS, INC.,                     )   Case No. 02-50561
SFA, INC.,                                )   Case No. 02-50562
FARMLAND TRANSPORTATION, INC.,            )   Case No. 02-50564
FARMLAND PIPE LINE COMPANY,               )   Case No. 02-50565
                                          )
                  Debtors.                )   Joint Administration



                     DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                     ---------------------------------------------------

Gregory D. Willard, Esq.                      Laurence M. Frazen, Esq.
David M. Unseth, Esq.                         Cynthia Dillard Parres, Esq.
Cullen K. Kuhn, Esq.                          Robert M. Thompson, Esq.
BRYAN CAVE LLP                                BRYAN CAVE LLP
211 North Broadway, Suite 3600                1200 Main Street, Suite 3500
St. Louis, Missouri 63102-2750                Kansas City, Missouri  64105

              Attorneys for Debtors and Debtors-in-Possession

Dated:  July 31, 2003

THE UNITED STATES BANKRUPTCY COURT HAS NOT APPROVED THE PLAN OR THE MERITS OF THE PLAN AND THE PLAN REMAINS SUBJECT TO FURTHER REVIEW BY THE BANKRUPTCY COMMITTEES. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO SOLICITATIONS OF ACCEPTANCES TO THE PLAN HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT. ANY PERSON OR ENTITY PURPORTING TO SOLICIT SUCH ACCEPTANCE BY OR ON BEHALF OF ANY PERSON OR ENTITY, INCLUDING THE DEBTORS, IS NOT AUTHORIZED TO DO SO. THE PLAN, INCLUDING ARTICLES V AND XI OF THE PLAN, REMAIN SUBJECT TO REVIEW AND MODIFICATION.

                             TABLE OF CONTENTS

                                                                          PAGE

Article I DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
          GOVERNING LAW.....................................................1
  1.1   "Administrative Claim"..............................................1
  1.2   "Allowed"...........................................................1
  1.3   "Allowed Class . . . Claim".........................................2
  1.4   "Allowed Class . . . Interest"......................................2
  1.5   "Allowed Interest"..................................................2
  1.6   "Available Cash"....................................................2
  1.7   "Ballot"............................................................2
  1.8   "Bankruptcy Code"...................................................2
  1.9   "Bankruptcy Committees".............................................2
  1.10    "Bankruptcy Court"................................................2
  1.11    "Bankruptcy Rules"................................................2
  1.12    "Bar Date(s)".....................................................3
  1.13    "Beef Interests"..................................................3
  1.14    "Beneficiaries"...................................................3
  1.15    "Benefited Debtors"...............................................3
  1.16    "Bondholders' Committee"..........................................3
  1.17    "Business Day"....................................................3
  1.18    "Cash"............................................................3
  1.19    "Chapter 11 Case".................................................3
  1.20    "Claim"...........................................................3
  1.21    "Class"...........................................................3
  1.22    "Class 11 Distribution Pool"......................................3
  1.23    "Collateral"......................................................3
  1.24    "Committee Members"...............................................3
  1.25    "Confirmation"....................................................3
  1.26    "Confirmation Date"...............................................3
  1.27    "Confirmation Hearing"............................................3
  1.28    "Confirmation Order"..............................................3
  1.29    "Convenience Claim"...............................................4
  1.30    "Creditor"........................................................4
  1.31    "Creditors' Committee"............................................4
  1.32    "Cure"............................................................4
  1.33    "Debtor"..........................................................4
  1.34    "Debtors".........................................................4
  1.35    "Demand Certificates".............................................4
  1.36    "Demand Certificates Claim".......................................4
  1.37    "DIP Credit Agreement"............................................4
  1.38    "DIP Loan Claims".................................................4
  1.39    "Disclosure Statement"............................................4
  1.40    "Disputed"........................................................4
  1.41    "Disputed Claim Amount"...........................................5
  1.42    "Disputed Claims Reserve".........................................5
  1.43    "Disputed Interest"...............................................5
  1.44    "Disputed Interest Amount"........................................5
  1.45    "Distribution Record Date"........................................5
  1.46    "Effective Date"..................................................5
  1.47    "Entity"..........................................................5
  1.48    "Estate(s)".......................................................6
  1.49    "Face Amount".....................................................6
  1.50    "Final Distribution Date".........................................6
  1.51    "Final Order".....................................................6
  1.52    "Foods"...........................................................6
  1.53    "General Unsecured Claim".........................................6
  1.54    "Impaired"........................................................6
  1.55    "Indemnification Obligation"......................................6
  1.56    "Indenture Trustees"..............................................6
  1.57    "Industrial Revenue Bonds"........................................6
  1.58    "Industries"......................................................7
  1.59    "Industries Common Shares"........................................7
  1.60    "Industries Distribution Pool"....................................7
  1.61    "Industries Preferred Shares".....................................7
  1.62    "Initial Distribution Date".......................................7
  1.63    "Insurance Claim".................................................7
  1.64    "Intercompany Advances"...........................................7
  1.65    "Intercompany Claim"..............................................7
  1.66    "Interest"........................................................7
  1.67    "Lender"..........................................................7
  1.68    "Lien"............................................................7
  1.69    "Liquidating Trust"...............................................7
  1.70    "Liquidating Trust Administrative Reserve"........................7
  1.71    "Liquidating Trust Agreement".....................................7
  1.72    "Liquidating Trust Assets"........................................8
  1.73    "Liquidating Trustee".............................................8
  1.74    "Litigation Claims"...............................................8
  1.75    "Loan Documents"..................................................8
  1.76    "Management Agreement"............................................8
  1.77    "Minority Foods Shares"...........................................8
  1.78    "Non-Debtor Subsidiaries".........................................8
  1.79    "Objection Deadline"..............................................8
  1.80    "Old Common Shares"...............................................8
  1.81    "Old Preferred Shares"............................................8
  1.82    "Old Securities"..................................................8
  1.83    "Old Stock Options"...............................................8
  1.84    "Old Warrants"....................................................8
  1.85    "Other Priority Claim"............................................9
  1.86    "Other Secured Claim".............................................9
  1.87    "PBGC"............................................................9
  1.88    "PBGC Claims".....................................................9
  1.89    "Person"..........................................................9
  1.90    "Petition Date"...................................................9
  1.91    "Pipeline"........................................................9
  1.92    "Plan"............................................................9
  1.93    "Plan Exhibit"....................................................9
  1.94    "Plan Rate".......................................................9
  1.95    "Pork Business"...................................................9
  1.96    "Post-Confirmation Committee".....................................9
  1.97    "Pre-Petition Credit Agreement"...................................9
  1.98    "Priority Tax Claim"..............................................9
  1.99    "Pro Rata".......................................................10
  1.100   "Professional"...................................................10
  1.101   "Professional Fee Claim".........................................10
  1.102   "Register".......................................................10
  1.103   "Reimbursement Right"............................................10
  1.104   "Reinstated" or "Reinstatement"..................................10
  1.105   "Reorganized Industries".........................................10
  1.106   "Retained Assets"................................................10
  1.107   "Schedules"......................................................11
  1.108   "Secured Claim"..................................................11
  1.109   "Secured Lender Claims"..........................................11
  1.110   "SF Phosphates Interest".........................................11
  1.111   "SFA"............................................................11
  1.112   "Subordinated Certificates"......................................11
  1.113   "Subordinated Certificates Claim"................................11
  1.114   "Subordinated Claims"............................................11
  1.115   "Subsequent Distribution Date"...................................12
  1.116   "Subsidiaries"...................................................12
  1.117   "Subsidiary Debtors".............................................12
  1.118   "Subsidiary Interests"...........................................12
  1.119   "Substantial Contribution Claim".................................12
  1.120   "Transportation".................................................12
  1.121   "Trust Indentures"...............................................12
  1.122   "Unimpaired".....................................................12
  1.123   "Voting Record Date".............................................12

Article II CLASSIFICATION OF CLAIMS AND INTERESTS..........................13
  2.1   Class 1 (Other Priority Claims)....................................14
  2.2   Class 2 (Secured Lender Claims)....................................14
  2.3   Class 3 (Other Secured Claims).....................................14
  2.4   Class 4 (Demand Certificates Claims)...............................14
  2.5   Class 5 (Subordinated Certificates Claims).........................14
  2.6   Class 6 (Convenience Claims against Industries)....................14
  2.7   Class 7 (General Unsecured Claims against Industries)..............14
  2.8   Class 8 (Industries Preferred Shares)..............................14
  2.9   Class 9 (Industries Common Shares).................................14
  2.10    Class 10 (General Unsecured Claims against Foods)................14
  2.11    Class 11 (Old Securities of Foods)...............................14
  2.12    Class 12 (General Unsecured Claims against Transportation).......14
  2.13    Class 13 (Old Securities of Transportation)......................15
  2.14    Class 14 (General Unsecured Claims against SFA)..................15
  2.15    Class 15 (Old Securities of SFA).................................15
  2.16    Class 16 (General Unsecured Claims against Pipeline).............15
  2.17    Class 17 (Old Securities of Pipeline)............................15
  2.18    Class 18 (Intercompany Claims)...................................15
  2.19    Class 19 (Subordinated Claims)...................................15
  2.20    Class 20 (PBGC Claims)...........................................15

Article III TREATMENT OF CLAIMS AND INTERESTS..............................15
  3.1   Unclassified Claims................................................15
  3.2   Class 1 (Other Priority Claims)....................................16
  3.3   Class 2 (Secured Lender Claims)....................................16
  3.4   Class 3 (Other Secured Claims).....................................17
  3.5   Class 4 (Demand Certificates Claims)...............................17
  3.6   Class 5 (Subordinated Certificates Claims).........................17
  3.7   Class 6 (Convenience Claims against Industries)....................18
  3.8   Class 7 (General Unsecured Claims against Industries)..............18
  3.9   Class 8 (Industries Preferred Shares)..............................18
  3.10    Class 9 (Industries Common Shares)...............................18
  3.11    Class 10 (General Unsecured Claims against Foods)................18
  3.12    Class 11 (Old Securities of Foods)...............................19
  3.13    Class 12 (General Unsecured Claims against Transportation).......19
  3.14    Class 13 (Old Securities of Transportation)......................19
  3.15    Class 14 (General Unsecured Claims against SFA)..................19
  3.16    Class 15 (Old Securities of SFA).................................19
  3.17    Class 16 (General Unsecured Claims against Pipeline).............20
  3.18    Class 17 (Old Securities of Pipeline)............................20
  3.19    Class 18 (Intercompany Claims)...................................20
  3.20    Class 19 (Subordinated Claims)...................................20
  3.21    Class 20 (PBGC Claims)...........................................20
  3.22    Reservation Of Rights Regarding Claims...........................20

Article IV ACCEPTANCE OR REJECTION OF THE PLAN.............................21
  4.1   Impaired Classes Of Claims And Interests Entitled To Vote..........21
  4.2   Acceptance By An Impaired Class....................................21
  4.3   Presumed Acceptances...............................................21
  4.4   Summary of Classes Voting On The Plan..............................21
  4.5   Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code....21

Article V MEANS FOR IMPLEMENTATION OF THE PLAN.............................21
  5.1   Continued Existence Of The Debtors; Vesting Of Assets..............21
  5.2   Funding For The Plan...............................................22
  5.3   Accounts...........................................................23
  5.4   Liquidating Trust; Liquidating Trustee.............................23
  5.5   Post-Confirmation Committee........................................24
  5.6   Effectuating Documents; Further Transactions.......................25
  5.7   Exemption From Certain Transfer Taxes..............................25
  5.8   Releases And Related Matters.......................................25
  5.9   Closing Of The Chapter 11 Case.....................................26
  5.10    Rights of Action.................................................26
  5.11    Retiree Benefits.................................................27
  5.12    Establishment of Class 11 Distribution Pool......................27

Article VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........27
  6.1   Rejected Executory Contracts And Unexpired Leases..................27
  6.2   Rejection Damages Bar Date.........................................27
  6.3   Assumed Executory Contracts And Unexpired Leases...................28
  6.4   Payments Related To Assumed Executory Contracts And Unexpired
        Leases.............................................................28

Article VII PROVISIONS GOVERNING DISTRIBUTIONS.............................28
  7.1   Distributions......................................................28
  7.2   Interest On Claims.................................................29
  7.3   Means Of Cash Payment..............................................29
  7.4   Distributions on the Initial Distribution Date.....................29
  7.5   Distributions on a Subsequent Distribution Date....................29
  7.6   Distributions on the Final Distribution Date.......................30
  7.7   Delivery Of Distributions; Undeliverable Distributions.............30
  7.8   Tender Of Securities And Instruments...............................31
  7.9   Withholding And Reporting Requirements.............................32
  7.10    Setoffs..........................................................32
  7.11    No Recourse......................................................32
  7.12    Transactions On Business Days....................................32
  7.13    No Distribution In Excess Of Allowed Amount Of Claim.............32
  7.14    Intercompany Advances............................................32

Article VIII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
        CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO......................33
  8.1   Prosecution Of Objections To Claims................................33
  8.2   Treatment Of Disputed Claims.......................................33
  8.3   Estimation.........................................................34

Article IX CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE
        PLAN...............................................................34
  9.1   Conditions To Effective Date.......................................34
  9.2   Waiver Of Conditions...............................................35
  9.3   Notice Of Effective Date...........................................35

Article X RETENTION OF JURISDICTION........................................35

Article XI MISCELLANEOUS PROVISIONS........................................37
  11.1    Deadline For Filing Professional Fee Claims; Objections To
          Professional Fee Claims..........................................37
  11.2    Deadline For Filing Administrative Claims; Objections To
          Administrative Claims............................................37
  11.3    Payment Of Statutory Fees........................................37
  11.4    Modifications And Amendments.....................................37
  11.5    Severability Of Plan Provisions..................................38
  11.6    Successors And Assigns...........................................38
  11.7    No Discharge.....................................................38
  11.8    Release Of Assets................................................38
  11.9    Exculpation And Limitation Of Liability..........................39
  11.10   Binding Effect...................................................39
  11.11   Revocation, Withdrawal, Or Non-Consummation......................40
  11.12   Plan Exhibits....................................................40
  11.13   Notices..........................................................40
  11.14   Indemnification And Related Matters..............................42
  11.15   Dissolution Of The Bankruptcy Committees.........................42
  11.16   Term Of Injunctions Or Stays.....................................42
  11.17   Headings.........................................................42

                                INTRODUCTION

     Farmland Industries, Inc., Farmland Foods, Inc., Farmland Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company (collectively, the "Debtors") hereby propose the following first amended joint plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims (as defined herein) and equity Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the Debtors' history, businesses, properties, results of operations, risk factors, a summary and analysis of the Plan, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

     All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Fed. R. Bankr. P. 3019 and Article XI, including Section 11.4 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                 ARTICLE I
                   DEFINITIONS, RULES OF INTERPRETATION,
                   COMPUTATION OF TIME AND GOVERNING LAW

A.   SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION
     -------------------------------------------

     For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.      DEFINITIONS
        -----------

     1.1 "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, commissions, severance payments or other compensation for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

     1.2 "ALLOWED" means, with regard to any Claim other than an Administrative Claim, a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date,
(i) no proof of Claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is listed on the Schedules, other than a Claim that is listed on the Schedules as zero, in an unknown amount, or as disputed, or (c) for which a proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed by the Objection Deadline or by such other applicable period of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any and all objections to its allowance have been settled or withdrawn or have been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan. With regard to an Administrative Claim, "Allowed" means an Administrative Claim, or any portion thereof, (a) incurred or arising after the Petition Date and prior to the Effective Date, (b) as to which a request for payment has been timely filed with the Bankruptcy Court in a liquidated amount, and as to which either (i) no objection to its allowance has been filed by the Objection Deadline or by such other applicable period of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or
(ii) any and all objections to its allowance have been settled or withdrawn or have been denied by a Final Order.

     1.3 "ALLOWED CLASS . . . CLAIM" means an Allowed Claim in the particular Class described.

     1.4 "ALLOWED CLASS . . . INTEREST" means an Allowed Interest in the particular Class described.

     1.5 "ALLOWED INTEREST" means an Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of the Debtors and (b) is not a Disputed Interest.

     1.6 "AVAILABLE CASH" means all Cash of each separate Estate (other than the proceeds of Collateral securing any Allowed Secured Claim) that is not subject to any Reimbursement Right, less the amount of Cash deposited or to be deposited into (i) the Liquidating Trust Administrative Reserve, and (ii) the Disputed Claims Reserve, which Cash shall be maintained separately with respect to each Estate.

     1.7 "BALLOT" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Article IV of the Plan, in connection with the solicitation of acceptances of the Plan.

     1.8 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

     1.9 "BANKRUPTCY COMMITTEES" means, collectively, the Bondholders' Committee and the Creditors' Committee.

     1.10 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Western District of Missouri or such other court as may have jurisdiction over the Chapter 11 Case.

     1.11 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

     1.12 "BAR DATE(S)" means the date(s) designated by the Bankruptcy Court as the last date(s) for filing proofs of Claim or Interest against the Debtors.

     1.13 "BEEF INTERESTS" means, collectively, (a) 68.71% of the partnership interests of Farmland National Beef Packing Company, L.P. owned by Industries as a limited partner, and (b) approximately 2.5% of the partnership interests of Farmland National Beef Packing Company, L.P. owned by NBPCo, L.L.C., a subsidiary wholly-owned by Industries and Foods, as a general partner.

     1.14 "BENEFICIARIES" means the holders of Allowed Claims that are beneficiaries of the Liquidating Trust.

     1.15 "BENEFITED DEBTORS" has the meaning set forth in Section 7.14 of the Plan.

     1.16 "BONDHOLDERS' COMMITTEE" means the official committee of bondholders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

     1.17 "BUSINESS DAY" means any day except for Saturday, Sunday or a "legal holiday" (as defined in Fed. R. Bankr. P. 9006(a)).

     1.18 "CASH" means legal tender of the United States or equivalents thereof.

     1.19 "CHAPTER 11 CASE" means the jointly administered Chapter 11 cases of the Debtors.

     1.20 "CLAIM" means a "claim" against the Debtors, or any of them, whether or not asserted, as defined in section 101 of the Bankruptcy Code.

     1.21 "CLASS" means a category of holders of Claims or Interests, as described in Article II of the Plan.

     1.22 "CLASS 11 DISTRIBUTION POOL" has the meaning set forth in Section
5.12 of the Plan.

     1.23 "COLLATERAL" means any property or interest in the property of an Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.24 "COMMITTEE MEMBERS" has the meaning set forth in Section 5.5 of the Plan.

     1.25 "CONFIRMATION" means entry by the Bankruptcy Court of the Confirmation Order.

     1.26 "CONFIRMATION DATE" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

     1.27 "CONFIRMATION HEARING" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

     1.28 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

     1.29 "CONVENIENCE CLAIM" means any Claim that otherwise would be an Allowed Class 7 Claim in an amount equal to or less than $1,000. A holder of one or more Allowed Class 7 Claims totaling in excess of $1,000 may, by an irrevocable written election made on a validly executed and timely delivered Ballot, reduce all such holder's Allowed Class 7 Claims to $1,000, and thus have a single reduced Claim classified in Class 6.

     1.30 "CREDITOR" means any Entity who holds a Claim against any of the Debtors.

     1.31 "CREDITORS' COMMITTEE" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

     1.32 "CURE" means the distribution of Cash, or such other property as maybe agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable nonbankruptcy law.

     1.33 "DEBTOR" means any of the Debtors.

     1.34 "DEBTORS" means Farmland Industries, Inc., Farmland Foods, Inc., Farmland Transportation, Inc., SFA Inc. and Farmland Pipe Line Company, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

     1.35 "DEMAND CERTIFICATES" means: (a) Demand Loan Certificates dated November 20, 1981 with an original authorized principal amount of $500,000,000.00; and (b) Demand Loan Certificates dated December 4, 1997 issuable in Series with an unlimited authorized aggregate principal amount.

     1.36 "DEMAND CERTIFICATES CLAIM" means a Claim arising out of or related to the Demand Certificates.

     1.37 "DIP CREDIT AGREEMENT" means the First Amended and Restated Debtor-In-Possession Credit Agreement and Adequate Protection Stipulation dated as of June 5, 2002, together with any amendments, by and among Industries and Foods, as borrowers, the financial institutions party thereto, as lenders, and Deutsche Bank Trust Company Americas, as administrative agent.

     1.38 "DIP LOAN CLAIMS" means the Allowed Claims held by those certain financial institutions participating under the DIP Credit Agreement, which Claims constitute superpriority Administrative Claims senior to all other Claims and are secured by Liens on substantially all of the assets of the Debtors.

     1.39 "DISCLOSURE STATEMENT" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017.

     1.40 "DISPUTED" means, with respect to a Claim, such Claim or any portion thereof that is not an Allowed Claim, and includes, without limitation, Claims (other than Allowed Claims) that (a) have not been listed on the Schedules or have been listed on the Schedules at zero, or as contingent, unliquidated or disputed, or (b) are the subject to an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

     1.41 "DISPUTED CLAIM AMOUNT" means (a) if a liquidated amount is set forth in a timely filed proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors or the Liquidating Trustee, as the case may be, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors or the Liquidating Trustee, as the case may be, and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero; or (d), with respect to a Disputed Administrative Claim, the liquidated amount set forth in any request for payment relating to the Disputed Administrative Claim.

     1.42 "DISPUTED CLAIMS RESERVE" means, in the event there exists any Disputed Claims on or after the Effective Date, Cash reserved by the Liquidating Trustee in separate interest-bearing accounts for the following: (i) Disputed Administrative Claims asserted against each Debtor;
(ii) Disputed Priority Tax Claims asserted against each Debtor; and (iii) Disputed Claims in each Class for which distributions are contemplated by the Plan; all in accordance with the provisions of the Plan and the Liquidating Trust Agreement and to be maintained under the Plan and the Liquidating Trust Agreement.

     1.43 "DISPUTED INTEREST" means an Interest, or any portion thereof, that is not an Allowed Interest and includes, without limitation, Interests (other than Allowed Interests) that (a) are not listed in the Schedules or are listed in the Schedules as contingent, unliquidated or disputed, or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

     1.44 "DISPUTED INTEREST AMOUNT" means, with respect to a Disputed Interest, the number of shares set forth in a timely filed proof of Interest.

     1.45 "DISTRIBUTION RECORD DATE" means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

     1.46 "EFFECTIVE DATE" means the Business Day on which all conditions to the consummation of the Plan as set forth in Section 9.1 of the Plan have been satisfied or waived as provided in Article IX of the Plan and is the effective date of the Plan; provided, however, that if the DIP Loan Claims have not be paid in full by November 30, 2003, the Effective Date shall in no event be later than November 30, 2003.

     1.47 "ENTITY" has the meaning set forth in section 101 of the Bankruptcy Code and also means, without limitation, a Person, joint venture, trust, estate, unincorporated association or organization, limited liability company, governmental entity or political subdivision, agency or representative thereof, or any other entity.

     1.48 "ESTATE(S)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

     1.49 "FACE AMOUNT" means (a) when used in reference to a Disputed Claim, the Disputed Claim Amount, and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

     1.50 "FINAL DISTRIBUTION DATE" has the meaning set forth in Section
7.6 of the Plan.

     1.51 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and (unless the Debtors, in compliance with Section
9.2 of the Plan, or the Liquidating Trustee, in its sole discretion, shall have waived the requirement therefor) as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.52 "FOODS" means Farmland Foods, Inc.

     1.53 "GENERAL UNSECURED CLAIM" means a Claim against any of the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Lender Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Claim or PBGC Claims, and does not include any Reimbursement Right.

     1.54 "IMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is "impaired" within the meaning of section 1124 of the Bankruptcy Code.

     1.55 "INDEMNIFICATION OBLIGATION" means any obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officers, directors, employees, professionals, advisors or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract or otherwise as may be in existence immediately prior to the Petition Date.

     1.56 "INDENTURE TRUSTEES" means each of the trustees under the Trust Indentures.

     1.57 "INDUSTRIAL REVENUE BONDS" means: (a) County of Saline, Nebraska Solid Waste Disposal Revenue Bonds, Series 1997A, dated November 4, 1997 in the original principal amount of $1,500,000.00; (b) County of Saline, Nebraska Solid Waste Disposal Revenue Bonds, Series 1997B, dated November 19, 1997 in the original principal amount of $1,000,000.00; (c) Kansas Development Finance Authority Variable Rate Industrial Development Revenue Bonds, Series 1998, dated December 30, 1998 in the original principal amount of $1,000,000.00; (d) Taxable Industrial Revenue Bond, Series 1999 of Kansas City, Missouri dated August 1, 1999 in the original principal amount of $40,000,000.00; (e) City of Galveston, Texas, Special Contract Revenue Bonds, Series 1977, in the original principal amount of $26,000,000; and (f) City of Galveston, Texas, Special Contract Refunding Revenue Bonds (Farmland Industries, Inc. Project), Series 1998, in the original principal amount of $8,500,000.

     1.58 "INDUSTRIES" means Farmland Industries, Inc.

     1.59 "INDUSTRIES COMMON SHARES" means the Old Common Shares of Industries (including, without limitation, common stock, associate member common stock and capital credits of Industries), the Old Stock Options of Industries and the Old Warrants.

     1.60 "INDUSTRIES DISTRIBUTION POOL" means all Available Cash in the Estate of Industries after all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 2 Claims, all Class 3 Claims against Industries, all Class 6 Claims, all Class 20 Claims against Industries and all Intercompany Advances payable by Industries have been (i) Allowed and paid, (ii) disallowed or (iii) withdrawn.

     1.61 "INDUSTRIES PREFERRED SHARES" means the Old Preferred Shares of Industries.

     1.62 "INITIAL DISTRIBUTION DATE" has the meaning set forth in Section
7.5 of the Plan.

     1.63 "INSURANCE CLAIM" means the insurance claim arising under a $500 million blanket insurance policy that relates to the damage and/or destruction of buildings, equipment and inventory located at Foods' Albert Lea, Minnesota meat processing facility.

     1.64 "INTERCOMPANY ADVANCES" has the meaning set forth in Section 7.14 of the Plan.

     1.65 "INTERCOMPANY CLAIM" means any Claim by a Debtor against another Debtor that was incurred or arose prior to the Petition Date.

     1.66 "INTEREST" means (a) the legal, equitable, contractual and other rights of any Entity (including any 401(k) plan or plan participant) with respect to Old Securities of the Debtors, and (b) the legal, equitable, contractual or other rights of any Entity to acquire or receive any of the foregoing.

     1.67 "LENDER" means a "Lender" as defined in the Pre-Petition Credit Agreement.

     1.68 "LIEN" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.69 "LIQUIDATING TRUST" means the trust created pursuant to Section
5.4 of the Plan and evidenced by the Liquidating Trust Agreement.

     1.70 "LIQUIDATING TRUST ADMINISTRATIVE RESERVE" has the meaning set forth in the Liquidating Trust Agreement.

     1.71 "LIQUIDATING TRUST AGREEMENT" means the trust agreement establishing the Liquidating Trust, substantially in the form attached hereto as Plan Exhibit A, which shall be approved in the Confirmation Order and entered into by the Debtors and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan. All of the terms and conditions of the Liquidating Trust Agreement are incorporated into the Plan and are subject to the terms and provisions of the Plan.

     1.72 "LIQUIDATING TRUST ASSETS" has the meaning set forth in the Liquidating Trust Agreement.

     1.73 "LIQUIDATING TRUSTEE" has the meaning set forth in the Liquidating Trust Agreement.

     1.74 "LITIGATION CLAIMS" means the claims, rights, causes of action, defenses, counterclaims, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors, the Estates or the Bankruptcy Committees may hold or assert against any Entity, which are to be retained by the Liquidation Trust pursuant to Section 5.10 of the Plan, including, without limitation, all claims, rights of action, suits and proceedings under Chapter 5 of the Bankruptcy Code; provided, however, that "Litigation Claims" shall not include any Retained Assets.

     1.75 "LOAN DOCUMENTS" means the "Loan Documents" as defined in the Pre-Petition Credit Agreement.

     1.76 "MANAGEMENT AGREEMENT" means the agreement entered into by the Liquidating Trustee and Reorganized Industries on the Effective Date pursuant to the terms of the Plan and the Liquidating Trust Agreement, substantially in the form attached hereto as Plan Exhibit B. All of the terms and conditions of the Management Agreement are incorporated into the Plan and are subject to the terms and provisions of the Plan.

     1.77 "MINORITY FOODS SHARES" means the Old Securities of Foods held by an Entity other than Industries.

     1.78 "NON-DEBTOR SUBSIDIARIES" means, collectively, the direct and indirect subsidiaries of Industries which have not commenced Chapter 11 cases and thus are not Debtors.

     1.79 "OBJECTION DEADLINE" means the last day for filing objections to Disputed Claims (other than Disputed Professional Fee Claims) or Disputed Interests, which day shall be 180 days after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Liquidating Trustee.

     1.80 "OLD COMMON SHARES" means the common shares of any of the Debtors issued and outstanding as of the Petition Date, including, without limitation, any patronage dividends issued to members, associate members and/or patrons of any Debtor in the form of common stock, associate member common stock or capital credits.

     1.81 "OLD PREFERRED SHARES" means the preferred shares of any of the Debtors issued and outstanding as of the Petition Date.

     1.82 "OLD SECURITIES" means, collectively, the Old Common Shares, the Old Preferred Shares, the Old Warrants and the Old Stock Options of any of the Debtors.

     1.83 "OLD STOCK OPTIONS" means the outstanding options to purchase Old Common Shares or Old Preferred Shares of any of the Debtors issued and outstanding as of the Petition Date.

     1.84 "OLD WARRANTS" means the warrants issued to former patrons of SF Services, Inc. in conjunction with the merger of Industries and SF Services, Inc. that entitled the holder to convert such warrants to Old Common Shares of Industries if certain product purchases were made by such patron from Industries during the seven year period following such merger.

     1.85 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

     1.86 "OTHER SECURED CLAIM" means a Secured Claim against any of the Debtors, as the case may be, other than the Secured Lender Claims, including, without limitation, Secured Claims arising under or in connection with any Industrial Revenue Bonds that are secured by Collateral and that remain unpaid obligations of the Debtors as of the Effective Date.

     1.87 "PBGC" means Pension Benefit Guaranty Corporation.

     1.88 "PBGC CLAIMS" means any and all Claims of the PBGC against the Debtors arising from or related to pension plan termination, unfunded benefit liability and/or unpaid premiums and any and all Claims of the PBGC on behalf of any pension plans administered by the Debtors for due and unpaid minimum funding contributions under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1301-1461.

     1.89 "PERSON" means a "person" as defined in section 101 of the Bankruptcy Code.

     1.90 "PETITION DATE" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

     1.91 "PIPELINE" means Farmland Pipe Line Company.

     1.92 "PLAN" means this Chapter 11 reorganization plan and all exhibits and schedules attached hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

     1.93 "PLAN EXHIBIT" means any exhibit or schedule attached hereto.

     1.94 "PLAN RATE" means the applicable legal rate of interest, which rate shall be established at the Confirmation Hearing.

     1.95 "PORK BUSINESS" means the Debtors' pork processing operations, including, without limitation, substantially all of the assets of Foods.

     1.96 "POST-CONFIRMATION COMMITTEE" has the meaning set forth in
Section 5.5 of the Plan.

     1.97 "PRE-PETITION CREDIT AGREEMENT" means the Credit Agreement, dated as of February 7, 2002, by and among Industries and Foods, as borrowers, the financial institutions party thereto, as lenders, CoBank ACB and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., as co-syndication agents, Harris Trust & Savings Bank and U.S. Bank National Association, as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent.

     1.98 "PRIORITY TAX CLAIM" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     1.99 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim (or the number of shares representing an Interest) in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class (or the aggregate number of shares (including Disputed Interests) representing such Class of Interests), unless the Plan provides otherwise; provided, however, that with respect to the Industries Distribution Pool, "Pro Rata" means with respect to a Claim in Class 4, Class 5 or Class 7, the proportion that the Face Amount of a Claim in Class 4, Class 5 or Class 7 bears to the aggregate Face Amount of all Claims (including Disputed Claims) in Classes 4, 5 and 7.

     1.100 "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.101 "PROFESSIONAL FEE CLAIM" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

     1.102 "REGISTER" has the meaning set forth in the Liquidating Trust Agreement.

     1.103 "REIMBURSEMENT RIGHT" has the meaning set forth in Section 7.14 of the Plan.

     1.104 "REINSTATED" OR "REINSTATEMENT" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

     1.105 "REORGANIZED INDUSTRIES" means Industries, as reorganized on and after the Effective Date.

     1.106 "RETAINED ASSETS" means those assets of Industries identified on Plan Exhibit D, which assets shall be retained by and vested in Reorganized Industries on the Effective Date.

     1.107 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

     1.108 "SECURED CLAIM" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.109 "SECURED LENDER CLAIMS" means the Claims of the Lenders arising under or as a result of the Pre-Petition Credit Agreement and the Loan Documents.

     1.110 "SF PHOSPHATES INTEREST" means Industries' ownership interest in SF Phosphates, Limited Company.

     1.111 "SFA" means SFA, Inc.

     1.112 "SUBORDINATED CERTIFICATES" means: (a) 5 Year Subordinated Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (b) 10 Year Subordinated Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (c) 20 Year Subordinated Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (d) 10 Year Subordinated Monthly Income Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (e) 10 Year Subordinated Individual Retirement Account Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (f) 5 Year Subordinated Monthly Income Capital Investment Certificates issued under the Indenture dated November 11, 1985, with an original authorized principal amount of $500,000,000.00; and (g) Series A through Series H Subordinated Debenture Bonds issued under a Subordinated Indenture dated December 4, 1997, with an unlimited authorized aggregate principal amount.

     1.113 "SUBORDINATED CERTIFICATES CLAIM" means a Claim arising out of or related to the Subordinated Certificates.

     1.114 "SUBORDINATED CLAIMS" means any Claim arising from, related to or on account of any Old Security of Industries that is subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security of Industries, any Claim for damages arising from the purchase or sale of an Old Security of Industries, any Claim for reimbursement, contribution or indemnification on account of any such Claim, or any Claim arising out of or related to the rejection of Old Warrants.

     1.115 "SUBSEQUENT DISTRIBUTION DATE" has the meaning set forth in
Section 7.5 of the Plan.

     1.116 "SUBSIDIARIES" mean, collectively, the Subsidiary Debtors and the Non-Debtor Subsidiaries.

     1.117 "SUBSIDIARY DEBTORS" means, collectively, Farmland Foods, Inc., Farmland Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company.

     1.118 "SUBSIDIARY INTERESTS" means, collectively, the issued and outstanding shares of common stock of the Subsidiary Debtors directly or indirectly owned by Industries, as of the Petition Date.

     1.119 "SUBSTANTIAL CONTRIBUTION CLAIM" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or (5) of the Bankruptcy Code.

     1.120 "TRANSPORTATION" means Farmland Transportation, Inc.

     1.121 "TRUST INDENTURES" means: (a) Indenture dated November 20, 1981, as amended January 4, 1982, providing for the issuance of demand loan certificates; (b) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 5 Year Subordinated Capital Investment Certificates; (c) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 10 Year Subordinated Capital Investment Certificates; (d) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 20 Year Subordinated Monthly Income Capital Investment Certificates; (e) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 10 Year Subordinated Monthly Income Capital Investment Certificates; (f) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 10 Year Subordinated Individual Retirement Account Certificates; (g) Indenture dated November 11, 1985, providing for the issuance of 5 Year Subordinated Monthly Income Capital Investment Certificates; (h) Indenture dated December 4, 1997, providing for the issuance of unsubordinated debt securities, including demand loan certificates; (i) Subordinated Indenture dated December 4, 1997, providing for the issuance of subordinated debt securities in series; and (j) the trust indentures for each issue of Industrial Revenue Bonds.

     1.122 "UNIMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is not Impaired. 1.123 "VOTING RECORD DATE" means the voting record date for voting to accept or reject the Plan, as determined by the Bankruptcy Court.

C.   RULES OF INTERPRETATION
     -----------------------

     For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein", "hereof", "hereunder", "hereto" and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and
(f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.   COMPUTATION OF TIME
     -------------------

     In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.   GOVERNING LAW
     -------------

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof. Nothing contained in this Section I.E is intended to, or shall, affect the substantive law otherwise applicable to the allowance or disallowance of a Claim or Interest or the rights granted to the Liquidating Trustee, including, without limitation, those rights granted pursuant to Section 5.10 of the Plan.

                                ARTICLE II
                   CLASSIFICATION OF CLAIMS AND INTERESTS

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and DIP Loan Claims have not been classified, and the respective treatment of such unclassified claims is set forth in Section 3.1 of the Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

     The Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor. Therefore, the classifications set forth below shall be deemed to apply separately (as appropriate) with respect to each such plan.

     2.1  CLASS 1 (OTHER PRIORITY CLAIMS)

          Class 1 consists of all Other Priority Claims.

     2.2  CLASS 2 (SECURED LENDER CLAIMS)

          Class 2 consists of all Secured Lender Claims.

     2.3  CLASS 3 (OTHER SECURED CLAIMS)

          Class 3 consists of all Other Secured Claims.

     2.4  CLASS 4 (DEMAND CERTIFICATES CLAIMS)

          Class 4 consists of all Demand Certificates Claims.

     2.5  CLASS 5 (SUBORDINATED CERTIFICATES CLAIMS)

          Class 5 consists of all Subordinated Certificates Claims.

     2.6  CLASS 6 (CONVENIENCE CLAIMS AGAINST INDUSTRIES)

          Class 6 consists of all Convenience Claims against Industries.

     2.7  CLASS 7 (GENERAL UNSECURED CLAIMS AGAINST INDUSTRIES)

          Class 7 consists of all General Unsecured Claims against
          Industries.

     2.8  CLASS 8 (INDUSTRIES PREFERRED SHARES)

          Class 8 consists of all Industries Preferred Shares.

     2.9  CLASS 9 (INDUSTRIES COMMON SHARES)

          Class 9 consists of all Industries Common Shares.

     2.10 CLASS 10 (GENERAL UNSECURED CLAIMS AGAINST FOODS)

          Class 10 consists of all General Unsecured Claims against Foods.

     2.11 CLASS 11 (OLD SECURITIES OF FOODS)

          Class 11 consists of all Old Securities of Foods.

     2.12 CLASS 12 (GENERAL UNSECURED CLAIMS AGAINST TRANSPORTATION)

          Class 12 consists of all General Unsecured Claims against Transportation.

     2.13 CLASS 13 (OLD SECURITIES OF TRANSPORTATION)

          Class 13 consists of all Old Securities of Transportation.

     2.14 CLASS 14 (GENERAL UNSECURED CLAIMS AGAINST SFA)

          Class 14 consists of all General Unsecured Claims against SFA.

     2.15 CLASS 15 (OLD SECURITIES OF SFA)

          Class 15 consists of all Old Securities of SFA.

     2.16 CLASS 16 (GENERAL UNSECURED CLAIMS AGAINST PIPELINE)

          Class 16 consists of all General Unsecured Claims against
          Pipeline.

     2.17 CLASS 17 (OLD SECURITIES OF PIPELINE)

          Class 17 consists of all Old Securities of Pipeline.

     2.18 CLASS 18 (INTERCOMPANY CLAIMS)

          Class 18 consists of all Intercompany Claims.

     2.19 CLASS 19 (SUBORDINATED CLAIMS)

          Class 19 consists of all Subordinated Claims.

     2.20 CLASS 20 (PBGC CLAIMS)

          Class 20 consists of the PBGC Claims.

                                ARTICLE III
                     TREATMENT OF CLAIMS AND INTERESTS

     3.1 UNCLASSIFIED CLAIMS

               (a) Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of Sections 11.1-11.3 of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

               (b) Priority Tax Claims

     Except as otherwise provided for herein, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or
(iii) the date such Priority Tax Claim becomes payable pursuant to any agreement between a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and the holder of such Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing.

               (c) DIP Loan Claims

     If then outstanding on the Effective Date, the DIP Loan Claims shall be paid in full on the Effective Date according to the terms of the DIP Credit Agreement. Notwithstanding anything in the Plan to the contrary, the DIP Loan Claims shall have the superpriority status set forth in the orders authorizing and evidencing the DIP Loan Claims.

               (d) Fees and Expenses of the Indenture Trustees

     The Indenture Trustees must file all requests for compensation or reimbursement of unpaid fees and expenses for services rendered prior to the Effective Date with the Bankruptcy Court and must serve such requests no later than 45 days after the Effective Date. Objections to such requests must be filed and served no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request was served.

     3.2 CLASS 1 (OTHER PRIORITY CLAIMS)

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such Claim becomes an Allowed Class 1 Claim, or (iii) the date such Class 1 Claim becomes payable pursuant to any agreement between a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and the holder of such Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive, in full satisfaction, settlement release, and discharge of and in exchange for such Allowed Class 1 Claim (x) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing. The legal, equitable and contractual rights of the holders of Allowed Class 1 Claims are Unimpaired by the Plan.

     3.3 CLASS 2 (SECURED LENDER CLAIMS)

     On the Effective Date, the Allowed Secured Lender Claims, if any, shall be satisfied and paid in full in the amount of said Claims then outstanding. Net cash proceeds from Section 363 asset sales prior to the Confirmation Date shall be remitted for application against the Secured Lender Claims. The Secured Lender Claims, if any, outstanding on the Effective Date shall be paid in full in Cash from net cash proceeds from
Section 363 asset sales that occur after the Confirmation Date and prior to the Effective Date. Nothing in the Plan shall alter or affect any intermediate payments made by the Debtors to the Secured Lenders prior to the Effective Date. Class 2 is Unimpaired by the Plan.

     3.4 CLASS 3 (OTHER SECURED CLAIMS)

     On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class 3 Claim shall receive one of the following distributions: (a) payment of such holder's Allowed Other Secured Claim in full in Cash; (b) the sale or disposition proceeds of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the Debtors' interest in such Collateral; (c) the surrender of the Collateral securing such Allowed Other Secured Claim to the holder of such Allowed Other Secured Claim; (d) the Reinstatement of such Allowed Other Secured Claim; or (e) such other distribution or treatment as shall be necessary to satisfy the requirements of the Bankruptcy Code. The manner and treatment of each Allowed Other Secured Claim shall be determined by the Liquidating Trustee in his sole and absolute discretion. Nothing in this Section 3.4 or elsewhere in the Plan shall preclude the Liquidating Trustee from challenging the validity of any alleged Lien on any asset of a Debtor or the value of such Collateral. The legal, equitable and contractual rights of the holders of Allowed Class 3 Claims are Unimpaired by the Plan.

     3.5 CLASS 4 (DEMAND CERTIFICATES CLAIMS)

     As of the Effective Date, all notes, instruments and other document evidencing the Demand Certificates shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Demand Certificates evidenced thereby shall be extinguished. In accordance with the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 4 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4 Claim, (i) its Pro Rata share of the Industries Distribution Pool plus (ii) its Pro Rata share of any funds that would otherwise be payable to holders of Allowed Class 5 Claims, in an amount necessary to pay its Allowed Claim 4 Claim in full in accordance with any relevant agreement or applicable law, including the Bankruptcy Code. Class 4 is Impaired by the Plan.

     3.6 CLASS 5 (SUBORDINATED CERTIFICATES CLAIMS)

     As of the Effective Date, all notes, instruments and other document evidencing the Subordinated Certificates shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Subordinated Certificates evidenced thereby shall be extinguished. In accordance with provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 5 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim, (i) its Pro Rata share of the Industries Distribution Pool less (ii) those funds payable to holders of Allowed Class 4 Claims in accordance with Section 3.5 of the Plan. Class 5 is Impaired by the Plan.

     3.7 CLASS 6 (CONVENIENCE CLAIMS AGAINST INDUSTRIES)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 6 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 6 Claim, Cash equal to the amount of such Allowed Claim. Class 6 is Unimpaired by the Plan.

     3.8 CLASS 7 (GENERAL UNSECURED CLAIMS AGAINST INDUSTRIES)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 7 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 7 Claim, its Pro Rata share of the Industries Distribution Pool. Class 7 is Impaired by the Plan.

     3.9 CLASS 8 (INDUSTRIES PREFERRED SHARES)

     The Industries Preferred Shares shall be Reinstated on the Effective Date. Notwithstanding such Reinstatement and in accordance with applicable law, no distribution shall be made on account of the Industries Preferred Shares until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 7 Claims, all Class 18 Claims against Industries and all Class 20 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 4, 5, and 7, payment of interest at the Plan Rate), (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Class 8 is Unimpaired by the Plan.

     3.10 CLASS 9 (INDUSTRIES COMMON SHARES)

     On the Effective Date (or such later date(s) as may be determined by the Liquidating Trustee), (i) that amount of Industries Common Shares whose cancellation, in the Debtors' reasonable judgment, can be offset in full against appropriate losses and net operating losses shall be deemed canceled on a Pro Rata basis without further act or action under any applicable agreement, law, regulation, order or rule, and the Industries Common Shares evidenced thereby shall be extinguished, and (ii) any remaining Industries Common Shares shall be Reinstated. Notwithstanding such Reinstatement and in accordance with applicable law, no distribution shall be made on account of any remaining Industries Common Shares until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 7 Claims, all Interests in Class 8, all Class 18 Claims against Industries, all Class 20 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 4, 5 and 7, payment of interest at the Plan Rate), (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. In accordance with and as provided by the Plan, any remaining Industries Common Shares shall be deemed to continue in effect and shall not be deemed canceled or extinguished under any other law or regulation. Class 9 is Impaired by the Plan.

     3.11 CLASS 10 (GENERAL UNSECURED CLAIMS AGAINST FOODS)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 10 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 10 Claim, Cash equal to the amount of its Allowed Class 10 Claim plus interest at the Plan Rate from the Petition Date through the Effective Date. Class 10 is Impaired by the Plan.

     3.12 CLASS 11 (OLD SECURITIES OF FOODS)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Foods shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, the Old Securities of Foods evidenced thereby shall be extinguished, and Foods shall be merged into Industries. The holders of Allowed Class 11 Interests that constitute Minority Foods Shares shall receive their Pro Rata share of the Class 11 Distribution Pool. Class 11 is Impaired by the Plan.

     3.13 CLASS 12 (GENERAL UNSECURED CLAIMS AGAINST TRANSPORTATION)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 12 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 12 Claim, Cash equal to the amount of its Allowed Class 12 Claim. Class 12 is Impaired by the Plan.

     3.14 CLASS 13 (OLD SECURITIES OF TRANSPORTATION)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Transportation shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Old Securities of Transportation evidenced thereby shall be extinguished. Any Cash remaining in the Estate of Transportation after all Administrative Claims against Transportation, all Priority Tax Claims against Transportation, all Class 1 Claims against Transportation, all Class 3 Claims against Transportation, all Class 12 Claims, all Class 18 Claims against Transportation and all Class 20 Claims against Transportation have been (i) Allowed and paid, (ii) disallowed or
(iii) withdrawn, and all Intercompany Advances payable by Transportation have been repaid, shall vest in the Liquidating Trust. Class 13 is Impaired by the Plan.

     3.15 CLASS 14 (GENERAL UNSECURED CLAIMS AGAINST SFA)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 14 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 14 Claim, Cash equal to the amount of its Allowed Class 14 Claim. Class 14 is Impaired by the Plan.

     3.16 CLASS 15 (OLD SECURITIES OF SFA)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of SFA shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Old Securities of SFA evidenced thereby shall be extinguished. Any Cash remaining in the Estate of SFA after all Administrative Claims against SFA, all Priority Tax Claims against SFA, all Class 1 Claims against SFA, all Class 3 Claims against SFA, all Class 14 Claims, all Class 18 Claims against SFA and all Class 20 Claims against SFA have been (i) Allowed and paid, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by SFA have been repaid, shall vest in the Liquidating Trust. Class 15 is Impaired by the Plan.

     3.17 CLASS 16 (GENERAL UNSECURED CLAIMS AGAINST PIPELINE)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 16 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 16 Claim, Cash equal to the amount of its Allowed Class 16 Claim. Class 16 is Impaired by the Plan.

     3.18 CLASS 17 (OLD SECURITIES OF PIPELINE)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Pipeline shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Old Securities of Pipeline evidenced thereby shall be extinguished. Any Cash remaining in the Estate of Pipeline after all Administrative Claims against Pipeline, all Priority Tax Claims against Pipeline, all Class 1 Claims against Pipeline, all Class 3 Claims against Pipeline, all Class 16 Claims, all Class 18 Claims against Pipeline and all Class 20 Claims against Pipeline have been (i) Allowed and paid, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Pipeline have been repaid, shall vest in the Liquidating Trust. Class 17 is Impaired by the Plan.

     3.19 CLASS 18 (INTERCOMPANY CLAIMS)

     On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class 18 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 18 Claim, (x) Cash equal to the unpaid portion of such Allowed Class 18 Claim or (y) such other treatment as to which the Debtors or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing. Class 18 is Impaired by the Plan.

     3.20 CLASS 19 (SUBORDINATED CLAIMS)

     In accordance with section 510(b) and (c) of the Bankruptcy Code, no distribution shall be made on account of the Subordinated Claims until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 7 Claims, all Interests in Class 8, all Class 18 Claims against Industries, all Class 20 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 4, 5 and 7, payment of interest at the Plan Rate), (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Class 19 is Impaired by the Plan.

     3.21 CLASS 20 (PBGC CLAIMS)

     The Allowed Class 20 Claims shall be satisfied by either (i) Cash payments equal to the amount of such Allowed Class 20 Claims (as such amount may be adjudicated, estimated by the Bankruptcy Court or mutually agreed by the Debtors and the PBGC), or (ii) the underlying pension plans, as may be modified prior to the Effective Date, remaining in full force and effect. Class 20 is Unimpaired by the Plan.

     3.22 RESERVATION OF RIGHTS REGARDING CLAIMS

     Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Liquidating Trustee's rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                ARTICLE IV
                    ACCEPTANCE OR REJECTION OF THE PLAN

     4.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE

     Subject to Section 4.3 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

     4.2 ACCEPTANCE BY AN IMPAIRED CLASS

     In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

     4.3 PRESUMED ACCEPTANCES

     Classes 1, 2, 3, 6, 8 and 20 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim and Interest holders are conclusively presumed to accept the Plan, and the votes of such Claim and Interest holders will not be solicited. Classes 13, 15, 17 and 18 are conclusively presumed to accept the Plan because the Claim and Interest holders in such Classes are the proponents of the Plan.

     4.4 SUMMARY OF CLASSES VOTING ON THE PLAN

     As a result of the provisions of Sections 4.1, 4.3 and 4.4 of the Plan, the votes of holders of Claims in Classes 4, 5, 7, 9, 10, 11, 12, 14, 16 and 19 will be solicited with respect to the Plan.

     4.5 CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE

     To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                 ARTICLE V
                    MEANS FOR IMPLEMENTATION OF THE PLAN

     5.1 CONTINUED EXISTENCE OF THE DEBTORS; VESTING OF ASSETS

               (a) From and after the Confirmation Date and through the Effective Date, the Debtors shall continue in existence solely for the purpose of (subject to approval of the Bankruptcy Committees) (i) winding up their affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any remaining assets of their Estates, as expeditiously as reasonably possible, including liquidating the assets of the Non-Debtor Subsidiaries, (iii) in accordance with section 1123(b)(3)(B) of the Bankruptcy Code, retaining, enforcing and prosecuting claims, interests, rights and privileges of the Debtors, including, without limitation, the prosecution of Litigation Claims in conjunction with the marshaling of assets of the Debtors, (iv) resolving Disputed Claims, and (v) taking all prudent actions to comply with tax laws and minimize tax costs to their Estates, including filing all appropriate tax returns and eliminating the Intercompany Claims between the Debtors.

               (b) From and after the Confirmation Date and through the Effective Date, each then current officer of the Debtors shall continue to serve in his or her respective capacity through the earlier of the Effective Date and the date such officer resigns, is replaced or is terminated.

               (c) On the Effective Date, all right, title and interest in all of the Debtors' property and assets (excluding the Retained Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code (including, without limitation pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code), under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan, shall vest in the Liquidating Trust.

               (d) On the Effective Date, Foods shall be merged into Industries, after which Industries shall continue to exist as Reorganized Industries. Reorganized Industries shall be governed and managed in accordance with the Management Agreement. Reorganized Industries shall be authorized to effectuate the Plan and the transactions contemplated by the Plan and to take any proceedings or actions provided for or contemplated by the Plan, including, without limitation, such proceedings or actions related to the Retained Assets as may be necessary and appropriate, all without further action by the stockholders of Reorganized Industries, and with like effect as if such actions had been taken by unanimous action of the stockholders of Reorganized Industries. The operations of Reorganized Industries shall be funded from the Liquidating Trust Administrative Reserve. All recoveries received by Reorganized Industries on account of the Retained Assets or any other assets of the Debtors shall be remitted to the Liquidating Trust and held by the Liquidating Trustee on account of the Estate to which such recoveries are allocable. Forms of the amended certificate of incorporation and bylaws of Reorganized Industries shall be filed with the Bankruptcy Court prior to the Confirmation Hearing.

               (e) On the Effective Date, SFA, Transportation and Pipeline shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors shall file with the appropriate public office certificates of dissolution.

               (f) From and after the Effective Date, the Debtors shall not be required to file any document, or take any other action, to withdraw their business operation from any state in which the Debtors were previously conducting their business operation.

     5.2 FUNDING FOR THE PLAN

     The Plan shall be funded in accordance with the provisions of the Plan from (a) Available Cash on the Effective Date and (b) Cash available after the Effective Date from, among other things, the liquidation of the Debtors' remaining assets, the prosecution and enforcement of Litigation Claims, and any release of funds from the Disputed Claims Reserve after the Effective Date. All Available Cash realized from the liquidation of the Debtors' remaining assets that is not Collateral for the Secured Lender Claims or DIP Loan Claims, the prosecution and enforcement of Litigation Claims, and the release of funds from the Disputed Claims Reserve (to the extent not otherwise payable to the Pre-Petition Lenders or the DIP Lenders) shall be allocated to the appropriate Estate(s) and shall be maintained by the Liquidating Trustee for distribution to the holders of Allowed Claims as provided in the Plan and the Liquidating Trust Agreement.

     5.3 ACCOUNTS

     The Debtors (subject to approval of the Bankruptcy Committees, which approval shall not be unreasonably withheld) and, from and after the Effective Date, the Liquidating Trustee may establish or maintain one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.

     5.4 LIQUIDATING TRUST; LIQUIDATING TRUSTEE

               (a) Prior to the Effective Date, the Debtors shall establish the Liquidating Trust in accordance with Sections 5.1(c) herein and subject to the terms of the Liquidating Trust Agreement and the Plan. The Bankruptcy Committees shall establish the Post-Confirmation Committee and appoint the Committee Members in accordance with the Liquidating Trust Agreement and the Plan. By Confirmation of the Plan, the Bankruptcy Court specifically approves and designates the Liquidating Trust and the Liquidating Trustee as a representative of each Estate and finds that the Liquidating Trust and the Liquidating Trustee are acting on behalf of and for the benefit of the Beneficiaries in accordance with the distribution scheme set forth in the Plan. The establishment of the Liquidating Trust shall not give a holder of a Claim against any Debtor or any Estate any rights as against any other Debtor or any other Estate, except as provided for in Section 7.11 of the Plan. The Liquidating Trust is an intended third-party beneficiary of the Plan to the fullest extent allowable under the laws of the State of Delaware, the laws of the United States or any other applicable law.

               (b) The Liquidating Trust and the Liquidating Trustee, as the representative of each Estate, except as otherwise limited in the Liquidating Trust Agreement, Plan or the Confirmation Order, shall be vested with all property, rights, interests, and powers of the Debtors. Subject to the provisions of the Liquidating Trust Agreement, the Liquidating Trustee's rights and authority include, without limitation, all of the following:

                    (i) control, management and disposal of all Liquidating Trust Assets for the benefit of the holders of Allowed Claims who may receive distributions under the Plan;

                    (ii) prosecution of Litigation Claims on behalf of the Debtors and/or the Estates and/or the Liquidating Trust, including preference, fraudulent conveyance, avoidance and other actions whether against insiders or any other third parties;

                    (iii) filing of objections to Claims or actions to subordinate Claims or recharacterize debt as equity and the filing and pursuit of any other pleading, motion, stipulation or other item in connection with any matter arising under, in or in connection with the Chapter 11 Case;

                    (iv) filing of tax returns;

                    (v) transfer (subject to Bankruptcy Court approval) of right, title and interest in and to any Liquidating Trust Assets; and

                    (vi) undertake any other action in the best interests of the Trust and/or its beneficiaries and not inconsistent with the provisions of the Liquidating Trust Agreement, the Plan, and the Confirmation Order.

               (c) The funding of the Liquidating Trust pursuant to Section 5.1(c) hereof shall be treated for all purposes of the Tax Code as a deemed transfer to the Beneficiaries, followed by a deemed transfer by the Beneficiaries to the Liquidating Trust. The Beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust. The valuation of the property and assets transferred to the Liquidating Trust shall be consistent and shall be used for all federal income tax purposes.

               (d) Neither the Liquidating Trust nor the Liquidating Trustee shall have any successor or transferee liability for liabilities of the Debtors or shall be deemed a joint employer, co-employer or successor employer with the Debtors and shall have no obligation to pay wages, severance pay, WARN Act claims, benefits (including, without limitation, benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any other payment to employees of the Debtors, except to the extent that such payments are payable in respect of Allowed Claims against the Debtors.

               (e) From and after the Effective Date, the Liquidating Trust shall be subject to all terms and conditions contained in the Liquidating Trust Agreement and the Plan.

     5.5 POST-CONFIRMATION COMMITTEE

               (a) On the Effective Date, there shall be constituted a committee (the "Post-Confirmation Committee") consisting of members (the "Committee Members"), the number and method for selection of which shall be agreed to by the Bankruptcy Committees prior to the Confirmation Hearing or otherwise ordered by the Bankruptcy Court. The identities of the Committee Members shall be disclosed to the Bankruptcy Court on the Confirmation Date. In the event that (a) no one is willing to serve on the Post-Confirmation Committee or (b) there shall have been fewer than one-half of the original number of Committee Members serving for a period of 30 consecutive days, then the Liquidating Trustee may, during such vacancy, ignore any reference in the Plan, the Liquidating Trust Agreement, or the Confirmation Order to a Post-Confirmation Committee, and all references to the Post-Confirmation Committee's ongoing duties and rights in the Plan, the Liquidating Trust Agreement, and the Confirmation Order shall be null and void during such time period.

               (b) The Post-Confirmation Committee shall have the rights and responsibilities set forth in this Plan and the Liquidating Trust Agreement. The Committee Members shall be entitled to reimbursement of their reasonable expenses. The Committee Members shall receive such compensation as shall be disclosed to the Bankruptcy Court, upon consent of the Debtors and the Bankruptcy Committees, not less than five days prior to the Confirmation Hearing.

               (c) Neither the Post-Confirmation Committee nor any of the Committee Members shall be liable for the acts or omissions of any other member of the Post-Confirmation Committee, nor shall any Committee Member be liable for any act or omission taken in its capacity as a Committee Member, other than acts or omissions resulting from such Committee Member's willful misconduct or gross negligence.

               (d) The Post-Confirmation Committee shall adopt by-laws which shall provide for the governance of the Post-Confirmation Committee.

               (e) A Committee Member shall recuse himself or herself from any decisions or deliberations regarding actions taken or proposed to be taken by the Liquidating Trustee or the Estates with respect to the Claims, Interests, or rights of such Committee Member, the entity appointing such Committee Member, or any affiliate of the foregoing.

     5.6 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     Prior to the Effective Date, the chief executive officer, chief financial officer, or any other appropriate officer of Industries or any other applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Industries or any other applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

     5.7 EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to the Liquidating Trust or any other Entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     5.8 RELEASES AND RELATED MATTERS

               (a) Releases by Debtors

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Liquidating Trust or the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Liquidating Trust against (i) the Debtors' and the Non-Debtor Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter, (ii) the Bankruptcy Committees and their members, agents and professionals, and (iii) the Lenders, the agents under the Pre-Petition Credit Agreement, and their respective agents and professionals.

               (b) Injunction Related to Releases

     As further provided in Article XI of the Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

     5.9 CLOSING OF THE CHAPTER 11 CASE

     When all remaining assets of the Debtors, Reorganized Industries or the Liquidating Trust, as the case may be, have been liquidated and converted into Cash (other than those assets abandoned by Debtors or the Liquidating Trust, as the case may be), and such Cash has been distributed in accordance with the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     5.10 RIGHTS OF ACTION

               (a) On and after the Effective Date, except as provided in
     Section 11.9 of the Plan, the Liquidating Trustee, on behalf of and as a court-appointed representative of each Debtor and for the benefit of each Estate (as vested in the Liquidating Trust pursuant to the Plan), will, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, retain and become the holder of, and have the exclusive right to enforce any and all present or future Litigation Claims and any and all rights of any and all of the Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, including, without limitation, any and all potential rights, claims and causes of action related to payments made by the Debtors prior to the Petition Date and disclosed in the Schedules. The Liquidating Trustee may pursue, abandon, settle or release any or all such Litigation Claims and rights of action, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.

               (b) On and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Claim, Litigation Claim, debt, right or cause of action of Debtors, which the Liquidating Trustee retains sole and exclusive authority to pursue in accordance with this Section 5.10.

     5.11 RETIREE BENEFITS

     Any "retiree benefits" (as that term is defined in section 1114 of the Bankruptcy Code) of the Debtors not terminated during the Chapter 11 Case shall continue after the Effective Date to the extent required by section 1129(a)(13) of the Bankruptcy Code, without prejudice to the Debtor's right under applicable non-bankruptcy law to modify, amend or terminate the such benefits. To the extent that any "retiree benefits" continue after the Effective Date, the Liquidating Trustee and/or Reorganized Industries expressly reserve the right to terminate such benefits in accordance with applicable non-bankruptcy law.

     5.12 ESTABLISHMENT OF CLASS 11 DISTRIBUTION POOL

     On or prior to the Effective Date, and subject to approval of the Bankruptcy Court, the Debtors, in consultation with the Bankruptcy Committees, shall determine the amount of Cash to be reserved by the Liquidating Trustee in a separate account (the "Class 11 Distribution Pool") for distribution to holders of Allowed Class 11 Interests that constitute Minority Foods Shares in accordance with the Plan and the Liquidating Trust Agreement, which amount shall represent the Available Cash estimated to be available for distribution to Allowed Class 11 Interests constituting Minority Foods Shares after all Administrative Claims against Foods, all Priority Tax Claims against Foods, all Class 1 Claims against Foods, all Class 3 Claims against Foods, all Class 10 Claims, all Class 18 Claims against Foods and all Class 20 Claims against Foods have been (i) Allowed and paid in full (including, with respect to Class 10, payment of interest at the Plan Rate) (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Foods have been repaid.

                                ARTICLE VI
           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     6.1 REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Except as otherwise provided in Section 6.3 of the Plan, on the Effective Date, all executory contracts and unexpired leases that exist between a Debtor and any Entity (including, without limitation, the Trust Indentures) shall be deemed rejected as of the Confirmation Date, except for any executory contract or unexpired lease (a) which has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date or pursuant to the Confirmation Order, or (b) as to which a motion for approval of the assumption or such executory contract or unexpired lease has been filed and served prior to the Confirmation Date. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases pursuant to the Plan.

     6.2 REJECTION DAMAGES BAR DATE

     If the rejection of an executory contract or unexpired lease during the Chapter 11 Case (including any rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan) results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor, the Liquidating Trust, the Liquidating Trustee or the properties of any of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Bankruptcy Committees, within 30 days after (i) the Confirmation Date, or (ii) if such rejection is pursuant to Section 6.1 of the Plan, notice of the Confirmation Order.

     6.3 ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     On the Effective Date, Reorganized Industries shall be deemed to have assumed or assumed and assigned, as the case may be, each executory contract and unexpired lease listed on Plan Exhibit C, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Plan Exhibit C to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or assumptions and assignments, as the case may be, described above, as of the Effective Date.

     6.4 PAYMENTS RELATED TO ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED
LEASES

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding
(a) the nature or amount of any Cure, (b) the ability of Reorganized Industries or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that if there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors or the Liquidating Trustee, as the case may be, shall have the right to reject the contract or lease for a period of five days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors or the Liquidating Trustee, as the case may be. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty days notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court.

                                ARTICLE VII
                     PROVISIONS GOVERNING DISTRIBUTIONS

     7.1 DISTRIBUTIONS

     Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Liquidating Trustee pursuant to the terms and conditions contained in the Plan and the Liquidating Trust Agreement; provided, however, that no distribution shall be made on behalf of any Claim which may be subject to disallowance under section 502(d) of the Bankruptcy Code. At the close of business on the Effective Date, the Claims and Interest register shall be closed, and there shall be no further changes in the record holders of any Claims or Interests. The Liquidating Trustee shall have no obligation to recognize any transfer of any Claims or Interest occurring after the Effective Date. The Liquidating Trustee shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Article 4 of the Plan) with only those record holders stated on the Claims register as of the close of business on the Effective Date.

     7.2 INTEREST ON CLAIMS

     Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable law, including section 1129(a) of the Bankruptcy Code, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim; provided, however, that any interest determined to be payable in respect of any Claim shall be calculated at the Plan Rate. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. This provision shall not apply to Allowed Secured Lender Claims and DIP Loan Claims.

     7.3 MEANS OF CASH PAYMENT

     Any payment to be made by the Liquidating Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trustee, by draft, check, electronic funds transfer, or as otherwise required or provided in any relevant agreement or applicable law.

     7.4 DISTRIBUTIONS ON THE INITIAL DISTRIBUTION DATE

     As soon as is practicable after the Effective Date, subject to the reservation of adequate funds in the Liquidating Trust Administrative Reserve and each Disputed Claims Reserve as and when appropriate, the Liquidating Trustee shall deliver proceeds of Collateral and/or Available Cash to holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

     7.5 DISTRIBUTIONS ON A SUBSEQUENT DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the date of making the distributions required by Section 7.4 of the Plan (the "Initial Distribution Date"), the Liquidating Trustee shall, on a subsequent date (each, a "Subsequent Distribution Date"), which date shall be whenever the aggregate amount distributable to holders of Allowed Claims equals or exceeds $1,000,000 (but in no event shall such date be less than three months, or more than one year, after the next previous distribution date), distribute such proceeds of Collateral and/or Available Cash or other reasonably distributable assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Subsequent Distribution Date had been disallowed on the Initial Distribution Date; provided, however, that the Liquidating Trustee shall not be required to make any distribution on a Subsequent Distribution Date on account of an Allowed Claim or Interest in an amount less than $100; provided further, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trustee. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

     7.6 DISTRIBUTIONS ON THE FINAL DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, any Subsequent Distribution Date and after the liquidation of any and all assets of the Debtors, the Liquidating Trustee shall establish a final distribution date (the "Final Distribution Date") upon which the Liquidating Trustee shall distribute such proceeds of Collateral and/or Available Cash or other assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if
(a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Final Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Final Distribution Date had been disallowed on the Initial Distribution Date, taking into account all previous distributions; provided, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trust. Within 20 Business Days prior to making the final distribution, the Liquidating Trustee shall notify the Post-Confirmation Committee that the Liquidating Trustee deems all assets to be liquidated and that the Liquidating Trustee intends to establish the Final Distribution Date.

     7.7 DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE DISTRIBUTIONS

     Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Liquidating Trustee (a) at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Liquidating Trustee has not received a written notice of a change of address, or (d) at the addresses contained in the official records of the applicable Indenture Trustee, or
(e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified, in accordance with the Liquidating Trust Agreement, of such holder's then current address. Claims or Interests held by holders whose distributions are returned as undeliverable and who fail to notify the Liquidating Trustee of their respective correct addresses within one year after such distributions are returned to the Liquidating Trustee as undeliverable shall be expunged, after which date all unclaimed property (including, without limitation, all unclaimed property held in the Class 11 Distribution Pool) shall revert to the Liquidating Trust free of any restrictions thereon and the Claims or Interests of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. All undeliverable distributions that revert to the Liquidating Trust shall be used to satisfy the costs of administering the Plan and the Liquidating Trust and/or distributed to other holders of Allowed Claims or Allowed Interests of the same Class on the Final Distribution Date. Nothing contained in the Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim or Allowed Interest.

     7.8 TENDER OF SECURITIES AND INSTRUMENTS

               (a) Except as otherwise required by the Liquidating Trustee, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest, each holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to the Liquidating Trustee in accordance with written instructions to be provided to such holders by the Liquidating Trustee as promptly as practicable following the Effective Date. All tendered instruments and documentation relating to Industrial Revenue Bonds, Demand Certificates and Subordinated Certificates shall be marked as cancelled. All tendered securities and documentation relating to Old Securities of Foods shall be held by the Liquidating Trustee.

               (b) In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed shall, in lieu of tendering such instrument, security or documentation, deliver to the Liquidating Trustee (i) evidence satisfactory to the Liquidating Trustee or Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity or security as may be required by the Liquidating Trustee to hold the Liquidating Trustee and the Liquidating Trust harmless from any damages, liabilities or costs incurred in treating such individual as a holder of Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed. Upon compliance with this
     Section 7.8(b) by a holder of a Claim or Interest evidenced by Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods, such holder shall, for all purposes under the Plan, be deemed to have tendered its Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods.

               (c) Except as otherwise required by the Liquidating Trustee, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that fails to tender or is deemed to have failed to tender the applicable instruments, securities and documentation required to be tendered hereunder within one year after the Effective Date shall have its Claim or Interest discharged and shall be forever barred from asserting such Claim or Interest against the Liquidating Trust or its property and any distribution to have been made on account of such Claim or Interest shall be treated as an undeliverable distribution in accordance with Section 7.7 of the Plan.

               (d) The notice of the Confirmation Order shall contain a description of the requirements contained in this Section 7.8.

     7.9 WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with the Plan and all distributions hereunder, the Liquidating Trustee shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     7.10 SETOFFS

     The Liquidating Trustee may, but shall not be required to, set off against any Allowed Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Allowed Claim, claims, right and causes of action of any nature whatsoever that the Liquidating Trustee may have against the holder of such Allowed Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trustee of any such claim that the Liquidating Trustee may have against such holder.

     7.11 NO RECOURSE

     Notwithstanding that the Allowed amount of any particular Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse to the Estates, the Bankruptcy Committees, the Liquidating Trust, the Liquidating Trustee, the Post-Confirmation Committee, Reorganized Industries or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. Nothing in the Plan, however, shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

     7.12 TRANSACTIONS ON BUSINESS DAYS

     If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Date, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day and shall be deemed to have been completed as of the required date.

     7.13 NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM

     Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim plus interest at the Plan Rate from the Petition Date through the Effective Date.

     7.14 INTERCOMPANY ADVANCES

     In the event that the Liquidating Trustee determines that there does not exist sufficient Cash in the Estate of any Debtor (a "Benefited Debtor") to make payments to all holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Class 1 Claims asserted against such Benefited Debtor and all holders of Allowed Class 16 Claims (or to deposit sufficient funds in Disputed Claims Reserves for all Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Class 1 Claims asserted against such Benefited Debtor and all Disputed Class 16 Claims), then the Liquidating Trustee shall utilize Cash in the one or more of the other Estates to make such payments or deposit such funds on behalf of the Estate of such Benefited Debtor (such payments and deposits, the "Intercompany Advances") and the Estate(s) of such Debtor(s) shall thereupon have a direct right of reimbursement from the Estate of such Benefited Debtor to the extent of the Intercompany Advances extended to such Benefited Debtor (a "Reimbursement Right"). Except as otherwise provided herein, the Liquidating Trustee shall ensure that all Intercompany Advances are repaid prior to making any distributions to holders of Allowed General Unsecured Claims asserted against such Benefited Debtor.

                               ARTICLE VIII
             PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
         UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

     8.1 PROSECUTION OF OBJECTIONS TO CLAIMS

               (a) Objections to Claims

     All objections to Claims (other than Professional Fee Claims) and Interests must be filed and served on the holders of such Claims and Interests by the Objection Deadline.

               (b) Authority to Prosecute Objections

     From and after the Effective Date, the Liquidating Trustee shall have the exclusive right to make and file objections to the allowance, classification and/or amount of any Claim or Interest with the Bankruptcy Court, and shall serve such objections upon holders of each of the Claims and Interests to which objections are made by the Objection Deadline. The Liquidating Trustee is authorized and empowered, but not required, to resolve consensually any disputes regarding the allowance, classification and/or amount of any Claim or Interest. All objections by the Liquidating Trustee shall be litigated to a Final Order except to the extent the Liquidating Trustee, in his discretion, elects to withdraw any such objection, or compromise, settle or otherwise resolve any such objection, in which event the Liquidating Trustee may settle, compromise or otherwise resolve any Disputed Claim or Interest without approval of the Bankruptcy Court. The Liquidating Trustee and the Post-Confirmation Committee shall establish appropriate protocol for the prosecution, settlement, compromise, withdrawal or litigation to judgment of all objections to Claims and Interests.

     8.2 TREATMENT OF DISPUTED CLAIMS

     Subject to the provisions of Section 7.1 of the Plan and notwithstanding any other provisions of the Plan or the Liquidating Trust Agreement to the contrary, no payments or distributions will be made on account of a Disputed Claim or Disputed Interest, or, if less than the entire Claim or Interest is a Disputed Claim or Disputed Interest, the portion of a Claim or Interest that is Disputed, until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

     8.3 ESTIMATION

     The Debtors or the Liquidating Trustee, as the case may be, may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trustee, as the case may be, have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Liquidating Trustee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Effective Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court as provided in Section 8.1(b) of the Plan.

                                 ARTICLE IX
                    CONDITIONS PRECEDENT TO CONFIRMATION
                        AND CONSUMMATION OF THE PLAN

     9.1 CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with this Section:

               (a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Bankruptcy Committees and shall provide that the Debtors and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan.

               (b) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the Bankruptcy Committees and shall have been executed and delivered.

               (c) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

               (d) The Debtors shall have paid the then outstanding balances of the Secured Lender Claims and the DIP Loan Claims in full.

               (e) The closing of the sales of the Beef Interests and the Pork Business.

               (f) The Debtors shall have determined, in consultation with the Bankruptcy Committees, that the occurrence of the Effective Date is in the best interest of creditors and parties in interest.

     9.2 WAIVER OF CONDITIONS

     The requirement that the Confirmation Order must be a Final Order may be waived by the Debtors, with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld.

     9.3 NOTICE OF EFFECTIVE DATE

     The Liquidating Trustee shall file and serve an appropriate notice of the Effective Date within seven Business Days of the Effective Date.

                                 ARTICLE X
                         RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

               (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

               (b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Liquidating Trustee shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

               (c) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

               (d) Effectuate performance of and payments under the provisions of the Plan;

               (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

               (f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

               (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

               (h) Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

               (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

               (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

               (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

               (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

               (m) Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

               (n) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

               (o) Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

               (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

               (q) Enter a final decree closing the Chapter 11 Case.

                                 ARTICLE XI
                          MISCELLANEOUS PROVISIONS

     11.1 DEADLINE FOR FILING PROFESSIONAL FEE CLAIMS; OBJECTIONS TO PROFESSIONAL FEE CLAIMS

     All final requests for compensation or reimbursement for Professionals pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Liquidating Trustee and its counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Liquidating Trustee and its counsel and the requesting Professional or other Entity no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

     11.2 DEADLINE FOR FILING ADMINISTRATIVE CLAIMS; OBJECTIONS TO ADMINISTRATIVE CLAIMS

     All requests for payment of an Administrative Claim (other than as set forth in Section 11.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Liquidating Trust and, if prior to the Effective Date, counsel for the Debtors and each Bankruptcy Committee no later than 30 days after the Effective Date. In the event that the Debtors or the Liquidating Trustee, as the case may be, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

     11.3 PAYMENT OF STATUTORY FEES

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

     11.4 MODIFICATIONS AND AMENDMENTS

               (a) The Debtors reserve the right (with the consent of the Bankruptcy Committees in the case of material modifications or amendments), and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan and the Liquidating Trust Agreement at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors (subject to consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld) may amend or modify the Plan and the Liquidating Trust Agreement, in accordance with Section 1127 of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Allowed Interest that is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder. In addition, the Plan shall be deemed automatically amended and modified to the extent determined necessary by the Bankruptcy Court to comply with the DIP Credit Agreement.

               (b) In the event that any Impaired Class shall not accept the Plan, at the written election of the Debtors filed with the Bankruptcy Court with respect to any one or more of said nonaccepting Classes and any Classes junior to such nonaccepting Classes, the Plan shall be modified and amended automatically and without further notice to provide such treatment, as determined necessary by the Bankruptcy Court, sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by such modifications. In particular, the treatment of any nonaccepting Classes or adversely affected Classes shall be modified and amended from that set forth in Article III, even if less favorable, to the minimum treatment necessary to meet the requirements of sections 1129(a) and (b) of the Bankruptcy Code.

     11.5 SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     11.6 SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

     11.7 NO DISCHARGE

     The Confirmation Order shall not discharge any Debtor from any debt or liability that arose before Confirmation, as provided in section
1141(d)(3)(A) of the Bankruptcy Code.

     11.8 RELEASE OF ASSETS

     Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article X of the Plan, and Liquidating Trustee shall perform its duties and obligations pursuant to the Liquidating Trust Agreement and the Plan.

     11.9 EXCULPATION AND LIMITATION OF LIABILITY

               (a) Subject to limitations required by applicable ethical rules and standards of conduct, and except as limited in Section 11.9(b) below, none of the Debtors, the Liquidating Trust, the Liquidating Trustee, the Bankruptcy Committees, the Indenture Trustees, or the Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission from and after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the commencement of the Chapter 11 Case, the administration of the Chapter 11 Case, the pursuit of and the approval of the sales of the Debtors' assets (and the related asset purchase agreement), the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. In addition, the Indenture Trustees under the Demand Certificates and the Subordinated Certificates shall not have or incur any liability to any holder (registered or unregistered) of any Demand Certificate or Subordinated Certificate or any Claim based on any Demand Certificate or Subordinated Certificate as a result of any inaccuracy or mistake in the books and records of Industries (in their capacities as paying agents and registrars under the Trust Indentures for the Demand Certificates and the Subordinated Certificates).

               (b) The exculpatory provisions contained in Section 11.9(a) of the Plan (i) shall not limit the claims and rights, if any, of the United States, and (ii) shall apply to any person or entity who was not the beneficiary of a post-petition indemnification obligation of the Debtors only to the extent provided in Section 11.9(c).

               (c) Any Claims that would otherwise be subject to the exculpatory provisions contained in Section 11.9(a) but for the provisions of Section 11.9(b)(ii) may only be asserted in the Bankruptcy Court and only if filed on or before sixty days after the Effective Date. In the event that any such Claims are not filed timely in the Bankruptcy Court, the exemption contained in Section 11.9(b)(ii) shall be terminated with respect to such claims, and such claims shall be deemed subject to the exculpatory provisions contained in Section 11.9(a).

               (d) Any non-exculpated Claims against the parties set forth in Section 11.9(a) arising from or related to the matters set forth in
     Section 11.9(a) may only be asserted and filed in the Bankruptcy
     Court.

     11.10 BINDING EFFECT

     Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Liquidating Trust, the Liquidating Trustee and all other parties-in-interest in this Chapter 11 Case.

     11.11 REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and to file subsequent plans of reorganization; provided, however, that any revocation or withdrawal of the Plan after the Confirmation Date shall be with the consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Entity, (y) prejudice in any manner the rights of any Debtor or any Entity in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Entity.

     11.12 PLAN EXHIBITS

     Any and all Plan Exhibits, or other lists or schedules not filed with the Plan, shall be filed with the Clerk of the Bankruptcy Court at least five Business Days prior to the date of the commencement of the hearing on the approval of the Disclosure Statement and shall be actually provided to all parties identified in Section 11.13 at the addresses provided in such Section at least five Business Days prior to the date of the commencement of the hearing on the approval of the Disclosure Statement. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 11.13 of the Plan.

     11.13 NOTICES

     Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or the Liquidating Trustee under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

FARMLAND INDUSTRIES, INC., et al.
12200 North Ambassador Drive
Kansas City, Missouri 64163-1244
Attn: Chief Executive Officer
Telephone: (816) 713-7000
Facsimile:  (816) 713-6397

with a copy to:

BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
Attn: Laurence M. Frazen
Telephone: (816) 374-3200
Facsimile: (816) 374-3300

and

O'MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, California 90071-2899
Attn: Evan M. Jones, Esq.
Telephone: (213) 430-6236
Facsimile: (213) 430-6407

and

AKIN GUMP STRAUSS HAUER & FELD LLP
1900 Pennzoil Place - South Tower
711 Louisiana
Houston, Texas 77002
Attn: S. Margie Venus, Esq.
Telephone: (713) 220-5800
Facsimile: (713) 236-0822

and

HUSCH & EPPENBERGER
1200 Main Street, Suite 1700
Kansas City, Missouri 64105
Attn: Christopher Redmond, Esq.
Telephone: (816) 421-4800
Facsimile: (816) 421-0596

and

FOLEY & LARDNER
321 North Clark Street
Suite 2800
Chicago, Illinois 60610-4764
Attn: Michael Small, Esq.
Telephone:  (312) 832-4500
Facsimile:  (312) 832-4700

and

POLSINELLI SHALTON & WELTE
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112-1808
Attn: Daniel J. Flanigan, Esq.
         James E. Bird, Esq.
Telephone:  (816) 753-1000
Facsimile:  (816) 753-1536

     11.14 INDEMNIFICATION AND RELATED MATTERS

     Indemnification Obligations owed to any present or former officers, directors, employees, professionals, advisors or representatives of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code under the Plan. The Liquidating Trust shall provide standard and customary indemnification for all officers and directors of the Debtors and the Liquidating Trust (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date.

     11.15 DISSOLUTION OF THE BANKRUPTCY COMMITTEES

     On the Effective Date, the Bankruptcy Committees will dissolve and their respective members (only in their capacity as members of the Bankruptcy Committees) will be released and discharged from all further authority, duties, responsibilities and obligations arising from or related to the Chapter 11 Case. The members of the Bankruptcy Committees and the Professionals retained by the Bankruptcy Committees will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date.

     11.16 TERM OF INJUNCTIONS OR STAYS

     Unless expressly modified or lifted by the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case, including in the Confirmation Order, under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Final Distribution Date.

     11.17 HEADINGS

     Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose

                         [Remainder of Page Blank]

Dated: July 31, 2003

                                    FARMLAND INDUSTRIES, INC.
                                    FARMLAND FOODS, INC.
                                    SFA, INC.
                                    FARMLAND TRANSPORTATION, INC.
                                    FARMLAND PIPE LINE COMPANY


                                    By: /s/ Robert B. Terry
                                       ----------------------
                                    Name: Robert B. Terry
                                    Title: Authorized Signatory









Laurence M. Frazen, Esq.
Cynthia Dillard Parres, Esq.
Robert M. Thompson, Esq.
BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, Missouri  64105

Gregory D. Willard, Esq.
David M. Unseth, Esq.
Cullen K. Kuhn, Esq.
BRYAN CAVE LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750

Attorneys for the Debtors and Debtors-in-Possession

                               PLAN EXHIBIT A

                        Liquidating Trust Agreement

       [TO BE PROVIDED IN ACCORDANCE WITH SECTION 11.12 OF THE PLAN]

                               PLAN EXHIBIT B

                            Management Agreement

       [TO BE PROVIDED IN ACCORDANCE WITH SECTION 11.12 OF THE PLAN]

                               PLAN EXHIBIT C

              Assumed Executory Contracts and Unexpired Leases

       [TO BE PROVIDED IN ACCORDANCE WITH SECTION 11.12 OF THE PLAN]

                               PLAN EXHIBIT D

                              Retained Assets

       [TO BE PROVIDED IN ACCORDANCE WITH SECTION 11.12 OF THE PLAN]

                                 APPENDIX B

                           Historical Statements


                         FARMLAND INDUSTRIES, INC.
                               (PRE-PETITION)
                               BALANCE SHEET

                                                         August 31                    May 31
                                            -------------------------------------- ------------
                                               1999          2000          2001        2002
                                            ----------   -----------   ----------- ------------
                                                           (Amounts in Thousands)
ASSETS
Current Assets:
  Accounts receivable - trade                 261,271       139,781       123,862        78,385
  Accounts receivable - inter-company          55,107        45,667        45,429        25,227
  Inventories                                 646,588       548,749       342,498       189,091
  Deferred income taxes                        48,817        44,794        62,358        57,806
  Other current assets                        111,545       154,830        76,426        50,676
  Other current assets - inter-company        101,493       117,194       165,581        92,941
                                            ---------     ---------     ---------     ---------
    Total Current Assets                    1,224,821     1,051,015       816,154       494,126
                                            ---------     ---------     ---------     ---------
Investments and Long-Term Receivables:
  Investments and LT receivables - 3rd
   party                                      326,317       396,712       369,881       333,081
  Investments and LT receivables -
   inter-company                              291,128       308,025       248,343       227,813
                                            ---------     ---------     ---------     ---------
    Total Investments and Long-Term
     Receivables                              617,445       704,737       618,224       560,894
                                            ---------     ---------     ---------     ---------
Property, Plant and Equipment:
  Property, plant and equipment, at cost    1,186,563     1,187,417     1,067,708     1,208,737
  Less accumulated depreciation and
   amortization                              (680,857)     (704,085)     (660,244)     (587,839)
                                            ---------     ---------     ---------     ---------
    Net Property, Plant and Equipment         505,706       483,332       407,464       620,898
                                            ---------     ---------     ---------     ---------
Other Assets                                  214,248       190,486       214,482       198,515
                                            ---------     ---------     ---------     ---------
Total Assets                                2,562,220     2,429,570     2,056,324     1,874,433
                                            =========     =========     =========     =========
LIABILITIES AND EQUITIES

Current Liabilities:
  Demand loan certificates                     25,054        25,731        17,696             0
  Short-term notes payable                    416,477       430,839       238,125        12,035
  Current maturities of long-term debt         25,040        38,876        43,119        82,739
  Accounts payable - trade                    271,477       122,938       174,870       181,691
  Other current liabilities - 3rd Party       195,785       347,845       197,554       157,505
  Other current liabilities -
   inter-company                                1,690        11,902        (2,377)       19,093
                                            ---------     ---------     ---------     ---------
    Total Current Liabilities                 935,523       978,131       668,987       453,063
                                            ---------     ---------     ---------     ---------
Long-Term Liabilities:
  L-T borrowings(excluding current
   maturities)                                712,160       583,993       529,636       798,837
  Other long-term liabilities                  37,413        37,370        36,453        43,657
                                            ---------     ---------     ---------     ---------
    Total Long-Term Liabilities               749,573       621,363       566,089       842,494
                                            ---------     ---------     ---------     ---------
Deferred Income Taxes                          57,075        48,514        70,909        74,364
                                            ---------     ---------     ---------     ---------
Minority Owners' Equity in Subsidiaries          (322)            0             0             0
                                            ---------     ---------     ---------     ---------
Loss to surplus                                (4,113)      (32,321)       (1,975)     (269,367)
                                            ---------     ---------     ---------     ---------
Income to patrons                             (30,269)       (8,002)            0             0
                                            ---------     ---------     ---------     ---------
Capital Shares and Equities:
  Common shares                               508,022       522,876       527,562       527,419
  Earned surplus and other equities           346,731       299,009       224,752       246,460
                                            ---------     ---------     ---------     ---------
    Total Capital Shares and Equities         854,753       821,885       752,314       773,879
                                            ---------     ---------     ---------     ---------
Total Liabilities and Equities              2,562,220     2,429,570     2,056,324     1,874,433
                                            ---------     ---------     ---------     ---------

                         FARMLAND INDUSTRIES, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                           (AMOUNTS IN THOUSANDS)


                                                                   May 31
                                                                 ---------
                                                                    2003
                                                                 ---------

 ASSETS

 Current Assets:
  Accounts receivable - trade                                       47,980
  Accounts receivable - inter-company                               31,876
  Inventories                                                      116,309
  Other current assets                                              47,895
  Other current assets - inter-company                             112,519
                                                                 ---------
     Total Current Assets                                          356,579
                                                                 ---------
Investments and Long-Term Receivables:
  Investments and LT receivables - 3rd Party                       213,028
  Investments and LT receivables - inter-company                   236,950
                                                                 ---------
     Total Investments and Long-Term Receivables                   449,978
                                                                 ---------
Property, Plant and Equipment:
  Property, plant and equipment, at cost                           524,580
   Less accumulated depreciation and amortization                 (426,980)
                                                                 ---------
     Net Property, Plant and Equipment                              97,600
                                                                 ---------
Other Assets                                                        84,124
                                                                 ---------
Total Assets                                                       988,281
                                                                 =========
LIABILITIES AND EQUITIES

Current Liabilities:
  Current maturities of long-term debt                              22,603
  Accounts payable - trade                                          21,607
  Other current liabilities - 3rd party                             24,350
  Other current liabilities - inter-company                        133,170
                                                                 ---------
     Total Current Liabilities                                     201,730
                                                                 ---------
Liabilities Subject to Compromise                                  810,464
                                                                 ---------
Long-Term Liabilities:
  L-T borrowings(excluding current maturities)                      15,200
  Other long-term liabilities                                       39,015
                                                                 ---------
     Total Long-Term Liabilities                                    54,215
                                                                 ---------
Deferred Income Taxes                                                9,998
                                                                 ---------
Net loss                                                          (472,718)
                                                                 ---------
Capital Shares and Equities:
  Preferred shares                                                 100,000
  Common shares                                                    526,075
  Accumulated other comprehensive income                                 3
  Earned surplus and other equities                               (241,486)
                                                                 ---------
     Total Capital Shares and Equities                             384,592
                                                                 ---------
Total Liabilities and Equities                                     988,281
                                                                 ---------



                         FARMLAND INDUSTRIES, INC.
                               (PRE-PETITION)
                          STATEMENT OF OPERATIONS

                                                                                                           Nine Months
                                                                           Year Ended August 31            Ended May 31
                                                                  --------------------------------------   ------------
                                                                     1999          2000          2001          2002
                                                                  ----------    ----------     ---------   ------------
                                                                                   (Amount in Thousands)

Sales                                                             7,152,018     7,541,956     5,795,724     2,957,617
Cost of sales                                                     7,035,820     7,425,309     5,741,286     3,033,896
                                                                  ---------     ---------     ---------     ---------
Gross income                                                        116,198       116,647        54,438       (76,279)

Selling, general and administrative expense                        (230,048)     (223,460)     (130,585)      (99,727)

Restructuring and other charges                                           0             0       (42,478)      (55,577)

Interest Expense                                                    (82,801)     (101,582)     (115,415)      (62,612)

Interest Income                                                      23,781        20,504        28,118        13,119

Other income (expense)                                               85,605        76,581       130,185       (15,974)

Equity in net income of investees                                    65,495        56,904        27,460        23,291

Minority owners' interest in net income of subsidiaries                (340)          504             0             0

Reorganization expense                                                    0             0             0       (51,419)
                                                                  ---------     ---------     ---------     ---------

Loss from continuing operations before income tax benefit
 and cumulative effect of changes in accounting principles          (22,110)      (53,902)      (48,277)     (325,178)

Income tax benefit                                                   17,997        21,580        26,371        55,811
                                                                  ---------     ---------     ---------     ---------
Loss from continuing operations before cumulative effect
 of changes in accounting principles                                 (4,113)      (32,321)      (21,906)     (269,367)

Cumulative effect of changes in accounting for derivative
 financial instruments and planned major maintenance costs,
 net of applicable income tax expense                                     0             0        19,931             0
                                                                  ---------     ---------     ---------     ---------

Net loss                                                             (4,113)      (32,321)       (1,975)     (269,367)
                                                                  ---------     ---------     ---------     ---------


                         FARMLAND INDUSTRIES, INC.
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                           (AMOUNTS IN THOUSANDS)

                                                            Three Months Ended         Nine Months Ended
                                                                 August 31                  May 31
                                                            ------------------         -----------------
                                                                   2002                       2003
                                                            ------------------         -----------------

 Sales                                                                 514,827                 1,740,409
 Cost of sales                                                         528,123                 1,711,752
                                                            ------------------         -----------------

 Gross income                                                          (13,296)                   28,657

 Selling, general & administrative expense                             (18,008)                  (37,345)

 Restructuring and other (charges) credits                              (2,639)                    2,311

 Interest expense                                                      (13,021)                  (17,774)

 Interest income                                                          (155)                    4,124

 Other income (expense)                                                (63,773)                   44,677

 Equity in net income of investees                                      11,776                    18,388

 Reorganization (expense) income                                       (16,953)                 (515,756)
                                                            ------------------         -----------------
 Loss from continuing operations
  before income tax benefit (expense)                                 (116,069)                 (472,718)

 Income tax benefit (expense)                                           (7,943)                        0
                                                            ------------------         -----------------
 Net loss                                                             (124,012)                 (472,718)
                                                            ------------------         -----------------



                           FARMLAND FOODS, INC.
                              (PRE-PETITION)
                               BALANCE SHEET

                                                                    August 31                May 31
                                                       ---------------------------------- -----------
                                                          1999        2000         2001       2002
                                                       ---------   ---------   ---------- -----------
                                                                   (Amounts in Thousands)
ASSETS

Current Assets:
  Accounts receivable - trade                              72,510      71,134      72,922      73,625
  Accounts receivable - inter-company                       7,388         618       1,719       2,901
  Inventories                                             106,150     108,825     117,491      98,082
  Other current assets                                      7,018      10,666      13,287       3,768
                                                         --------     -------     -------     -------
     Total Current Assets                                 193,066     191,243     205,419     178,376
                                                         --------     -------     -------     -------
Investments and Long-Term Receivables:
  Investments and LT receivables - 3rd Party                  670         699         508         221
  Investments and LT receivables - inter-company               61          61          61          61
                                                         --------     -------     -------     -------
     Total Investments and Long-Term Receivables              731         760         569         282
                                                         --------     -------     -------     -------
Property, Plant and Equipment:
  Property, plant and equipment, at cost                  255,429     303,694     318,487     331,968
  Less accumulated depreciation and amortz.              (126,589)   (152,086)   (164,895)   (177,862)
                                                         --------     -------     -------     -------
     Net Property, Plant and Equipment                    128,840     151,608     153,592     154,106
                                                         --------     -------     -------     -------
Other Assets                                               10,406      10,476      15,997      10,361
                                                         --------     -------     -------     -------
Total Assets                                              333,043     354,087     375,577     343,125
                                                         ========     =======     =======     =======

LIABILITIES AND EQUITIES

Current Liabilities:
  Short-term notes payable - inter-company                 80,651      94,400     140,021      79,452
  Current maturities of long-term debt                        287         156         294          96
  Accounts payable - trade                                 28,556      33,308      39,387      44,431
  Other current liabilities - 3rd party                    24,606      15,938      30,678      43,262
  Other current liabilities - inter-company                18,816      17,907      20,355      20,562
                                                         --------     -------     -------     -------
     Total Current Liabilities                            152,916     161,709     230,735     187,803
                                                         --------     -------     -------     -------
Long-Term Liabilities:
  L-T borrowings(excluding current maturities)              6,064       5,994       5,802       5,530
  L-T borrowings - inter-company                           56,800      56,800      56,800      56,800
                                                         --------     -------     -------     -------
     Total Long-Term Liabilities                           62,864      62,794      62,602      62,330
                                                         --------     -------     -------     -------
Deferred Income Taxes                                       3,338       3,338           0           0
                                                         --------     -------     -------     -------
Distribution of current year income (loss)
  Net income (loss)                                        27,453      12,703     (43,048)     10,758
  (Income) loss allocated to Farmland Industries, Inc.    (26,574)          0      39,515           0
                                                         --------     -------     -------     -------
     Net income (loss) to surplus                             879      12,703      (3,533)     10,758
                                                         --------     -------     -------     -------
Capital Shares and Equities:
  Common shares                                            20,865      20,484      20,480      17,153
  Earned surplus and other equities                        92,181      93,059      65,293      65,081
                                                         --------     -------     -------     -------
     Total Capital Shares and Equities                    113,046     113,543      85,773      82,234
                                                         --------     -------     -------     -------
Total Liabilities and Equities                            333,043     354,087     375,577     343,125
                                                         --------     -------     -------     -------


                            FARMLAND FOODS, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                           (AMOUNTS IN THOUSANDS)

                                                                  May 31
                                                               -----------
                                                                   2003
                                                               -----------
 ASSETS

 Current Assets:
   Accounts receivable - trade                                    70,971
   Accounts receivable - inter-company                            11,849
   Inventories                                                    87,177
   Other current assets                                           (1,003)
   Other current assets - inter-company                           98,568
                                                               ---------
     Total Current Assets                                        267,562
                                                               ---------
 Investments and Long-Term Receivables:
   Investments and LT receivables - 3rd Party                        207
   Investments and LT receivables - inter-company                    105
                                                               ---------
     Total Investments and Long-Term Receivables                     312
                                                               ---------
 Property, Plant and Equipment:
   Property, plant and equipment, at cost                        346,050
   Less accumulated depreciation and amortz.                    (199,993)
                                                               ---------
     Net Property, Plant and Equipment                           146,057
                                                               ---------
 Other Assets                                                     (1,335)
                                                               ---------
 Total Assets                                                    412,596
                                                               =========

 LIABILITIES AND EQUITIES

 Current Liabilities:
   Short-term notes payable - inter-company                       89,970
   Current maturities of long-term debt                               94
   Accounts payable - trade                                       13,419
   Other current liabilities - 3rd party                          43,526
   Other current liabilities - inter-company                      40,196
                                                               ---------
     Total Current Liabilities                                   187,205
                                                               ---------
 Liabilities Subject to Compromise                                53,930
                                                               ---------
 Long-Term Liabilities:
   L-T borrowings(excluding current maturities)                    3,939
   L-T borrowings - inter-company                                 56,800
                                                               ---------
     Total Long-Term Liabilities                                  60,739
                                                               ---------
 Deferred Income Taxes                                            (9,053)
                                                               ---------
 Net income                                                       21,906
                                                               ---------
 Capital Shares and Equities:
   Common shares                                                  17,153
   Earned surplus and other equities                              80,716
                                                               ---------
     Total Capital Shares and Equities                            97,869
                                                               ---------
 Total Liabilities and Equities                                  412,596
                                                               ---------



                                                        FARMLAND FOODS, INC.
                                                           (PRE-PETITION)
                                                      STATEMENT OF OPERATIONS
                                                                                                                     Nine Months
                                                                              Year Ended August 31                  Ended May 31
                                                                    ------------------------------------------      ---------------
                                                                        1999            2000            2001              2002
                                                                    -----------    ------------    -----------      ---------------
                                                                                         (Amount in Thousands)
Sales                                                                1,448,970       1,659,570       1,649,657          1,258,838
Cost of sales                                                        1,247,332       1,472,172       1,499,086          1,118,899
                                                                    -----------    ------------    -----------      ---------------
Gross income                                                           201,638         187,398         150,571            139,939

Selling, general & administrative expense                             (157,419)       (160,003)       (159,293)          (114,947)

Restructuring expense                                                        0               0         (17,396)                 0

Interest expense                                                       (18,249)        (11,790)        (14,784)           (11,818)

Interest income                                                              9              (0)             14                  0

Other income (expense)                                                   2,237          (2,889)         (4,212)            (2,416)

Equity in net income (loss) of investees                                    15             (13)             (3)                 0
                                                                    -----------    ------------    -----------      ---------------
Income (loss) from continuing operations before income tax
  benefit (expense) and cumulative effect of changes in
  accounting principles                                                 28,231          12,703         (45,103)            10,758

Income tax benefit (expense)                                              (778)              0           2,210                  0
                                                                    -----------    ------------    -----------      ---------------
Income (loss) from continuing operations before cumulative
  effect of changes in accounting principles                            27,453          12,703         (42,893)            10,758

Cumulative effect of changes in accounting for derivative
  financial instruments, net of applicable income tax expense                0               0            (155)                 0
                                                                    -----------    ------------    -----------      ---------------
Net income (loss)                                                       27,453          12,703         (43,048)            10,758
                                                                    -----------    ------------    -----------      ---------------




                                          FARMLAND FOODS, INC.
                                             (POST-PETITION)
                                         STATEMENT OF OPERATIONS
                                         (AMOUNTS IN THOUSANDS)

                                                       Three Months Ended      Nine Months Ended
                                                           August 31                 May 31
                                                       ------------------      ------------------
                                                             2002                      2003
                                                                               ------------------
Sales                                                       386,672              1,230,322
Cost of Sales                                               325,787              1,080,951
                                                       ------------------      ------------------
Gross income                                                 60,885                149,371

Selling, general & administrative expense                   (42,876)              (107,905)

Interest expense                                               (827)                (3,591)

Interest income                                                   0                      1

Other income (expense)                                      (11,284)                 2,038

Reorganization (expense) income                                 752                (18,008)
                                                       ------------------      ------------------
Income (loss) from continuing operations
  before income tax benefit (expense)                         6,650                 21,906

Income tax benefit (expense)                                 (1,772)                     0
                                                       ------------------      ------------------
Net income                                                    4,878                 21,906
                                                       ------------------      ------------------



                                                     FARMLAND PIPE LINE COMPANY
                                                           (PRE-PETITION)
                                                            BALANCE SHEET

                                                                       August 31                   May 31
                                                      ---------------------------------------   -----------
                                                          1999          2000          2001          2002
                                                      -----------   -----------   -----------   -----------
                                                                      (Amounts in Thousands)
ASSETS

Current Assets:
     Accounts receivable - trade                          179           139           262            146
     Accounts receivable - inter-company                    0         6,443         5,904              0
     Other current assets - inter-company                   0             0         1,276          7,494
                                                      -----------   -----------   -----------   -----------
          Total Current Assets                            179         6,582         7,442          7,640
                                                      -----------   -----------   -----------   -----------
Total  Assets                                             179         6,582         7,442          7,640
                                                      ===========   ===========   ===========   ===========

LIABILITIES AND EQUITIES

Current Liabilities:
     Accounts payable - trade                            (391)            0             0             81
     Other current liabilities - 3rd party                750           799         1,626            928
     Other current liabilities - inter-company         (4,018)        1,463             0              0
                                                      -----------   -----------   -----------   -----------
          Total Current Liabilities                    (3,659)        2,262         1,626          1,009
                                                      -----------   -----------   -----------   -----------
Income to surplus                                         884           482         1,495            815
                                                      -----------   -----------   -----------   -----------
Capital Shares and Equities:
     Common shares                                          0             0             0              0
     Earned surplus and other equities                  2,954         3,838         4,321          5,816
                                                      -----------   -----------   -----------   -----------
          Total Capital Shares and Equities             2,954         3,838         4,321          5,816
                                                      -----------   -----------   -----------   -----------
Total Liabilities and Equities                            179         6,582         7,442          7,640
                                                      -----------   -----------   -----------   -----------


                         FARMLAND PIPE LINE COMPANY
                              (POST-PETITION)
                               BALANCE SHEET
                           (AMOUNTS IN THOUSANDS)


                                                              May 31
                                                           ------------
                                                               2003
                                                           ------------
ASSETS

Current Assets:
     Accounts receivable - trade                                300
     Other current assets - inter-company                     7,825
                                                           ------------
          Total Current Assets                                8,125
                                                           ------------
Total  Assets                                                 8,125
                                                           ============

LIABILITIES AND EQUITIES

Current Liabilities:
     Accounts payable - trade                                   196
     Other current liabilities - 3rd party                      416
     Other current liabilities - inter-company                  523
                                                           ------------
          Total Current Liabilities                           1,135
                                                           ------------
Liabilities Subject to Compromise                               120
                                                           ------------
Net income                                                      176
                                                           ------------
Capital Shares and Equities:
     Common shares                                                0
     Earned surplus and other equities                        6,694
                                                           ------------
          Total Capital Shares and Equities                   6,694
                                                           ------------
Total Liabilities and Equities                                8,125
                                                           ------------

                                                     FARMLAND PIPE LINE COMPANY
                                                           (PRE-PETITION)
                                                      STATEMENTS OF OPERATIONS

                                                                                                        Nine Months
                                                                    Year Ended August 31               Ended May 31
                                                       -------------------------------------------    -------------
                                                           1999           2000            2001           2002
                                                       -----------    ------------    ------------    -------------
                                                                          (Amounts in Thousands)

Sales                                                        0                0                0              0
Cost of sales                                           (1,612)          (1,555)          (1,883)          (590)
                                                       -----------    ------------    ------------    -------------
Gross income                                             1,612            1,555            1,883            590

Selling, general & administrative expense                   (3)              (3)              (3)            (3)

Interest income                                            261              442              443            228
                                                       -----------    ------------    ------------    -------------
Income from continuing operations before
  income tax expense                                     1,870            1,994            2,323            815

Income tax expense                                        (986)          (1,512)            (828)             0
                                                       -----------    ------------    ------------    -------------
Net income                                                 884              482            1,495            815
                                                       -----------    ------------    ------------    -------------


                         FARMLAND PIPE LINE COMPANY
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                           (AMOUNTS IN THOUSANDS)




                                        Three Months Ended    Nine Months Ended
                                            August 31              May 31
                                        ------------------    -----------------
                                               2002                 2003
                                        ------------------    -----------------
Sales                                                   0                   0
Cost of sales                                         (71)               (190)
                                        ------------------    -----------------
Gross income                                           71                 190

Selling, general and administrative
  expenses                                              0                  (5)

Interest income                                         5                   0

Reorganization (expense) income                        (1)                 (9)
                                        ------------------    -----------------
Income from continuing operations
  before income tax benefit (expense)                  75                 176

Income tax benefit (expense)                          (11)                  0
                                        ------------------    -----------------
Net income                                             64                 176
                                        ------------------    -----------------



                                                    FARMLAND TRANSPORTATION, INC.
                                                           (PRE-PETITION)
                                                            BALANCE SHEET

                                                                   August 31                         May 31
                                                   -------------------------------------------     -----------
                                                      1999            2000            2001            2002
                                                   -----------    -----------      -----------     -----------
                                                                  (Amounts in Thousands)

ASSETS

Current Assets:
     Accounts receivable - trade                        3,765          3,879            6,958           6,894
     Accounts receivable - inter-company                3,920          1,872              916             776
     Other current assets - 3rd party                      17             (4)              (1)             27
     Other current assets - inter-company               6,426          4,384            2,577           2,903
                                                   -----------    -----------      -----------     -----------
          Total Current Assets                         14,128         10,131           10,450          10,600
                                                   -----------    -----------      -----------     -----------
Property, Plant and Equipment:
     Property, plant and equipment, at cost               166            143              143             143
      Less accumulated depreciation and amortz.          (148)          (140)            (143)           (143)
                                                   -----------    -----------      -----------     -----------
          Net Property, Plant and Equipment                18              3                0               0
                                                   -----------    -----------      -----------     -----------
Other Assets                                              106             89               25             188
                                                   -----------    -----------      -----------     -----------
Total  Assets                                          14,252         10,223           10,475          10,788
                                                   ===========    ===========      ===========     ===========
LIABILITIES AND EQUITIES

Current Liabilities:
     Accounts payable - trade                           3,205            925              557           1,042
     Other current liabilities - 3rd party              3,549          1,514            1,471           1,127
     Oher current liabilities - inter-company             419              7              443             202
                                                   -----------    -----------      -----------     -----------
          Total Current Liabilities                     7,173          2,446            2,471           2,371
                                                   -----------    -----------      -----------     -----------
Long-Term Liabilities
     Long-term borrowings (excluding current
     maturities)                                           32              0                0               0
                                                   -----------    -----------      -----------     -----------
         Total Long-term Liabilities                       32              0                0               0
                                                   -----------    -----------      -----------     -----------
Deferred Income Taxes                                     (63)           (63)               0               0
                                                   -----------    -----------      -----------     -----------
Income to surplus                                         749            730              164             413
                                                   -----------    -----------      -----------     -----------
Capital Shares and Equities:
     Common shares                                          0              0                0               0
     Earned surplus and other equities                  6,361          7,110            7,840           8,004
                                                   -----------    -----------      -----------     -----------
          Total Capital Shares and Equities             6,361          7,110            7,840           8,004
                                                   -----------    -----------      -----------     -----------
Total Liabilities and Equities                         14,252         10,223           10,475          10,788
                                                   -----------    -----------      -----------     -----------


                       FARMLAND TRANSPORTATION, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                           (AMOUNTS IN THOUSANDS)

                                                            May 31
                                                        ------------
                                                            2003
                                                        ------------
ASSETS

Current Assets:
     Accounts receivable - trade                              1,101
     Accounts receivable - inter-company                        642
     Other current assets                                       (11)
     Other current assets - inter-company                     8,561
                                                        ------------
          Total Current Assets                               10,293
                                                        ------------
Property, Plant and Equipment:
     Property, plant and equipment, at cost                     143
      Less accumulated depreciation and amortz.                (143)
                                                        ------------
          Net Property, Plant and Equipment                       0
                                                        ------------
Other Assets                                                    310
                                                        ------------
Total  Assets                                                10,603
                                                        ============
LIABILITIES AND EQUITIES

Current Liabilities:
     Accounts payable - trade                                     0
     Other current liabilities - 3rd party                      665
     Other current liabilities - inter-company                  500
                                                        ------------
          Total Current Liabilities                           1,165
                                                        ------------
Liabilities Subject to Compromise                             3,383
                                                        ------------
Net loss                                                     (1,155)
                                                        ------------
Capital Shares and Equities:
     Common shares                                                0
     Earned surplus and other equities                        7,210
                                                        ------------
          Total Capital Shares and Equities                   7,210
                                                        ------------
Total Liabilities and Equities                               10,603
                                                        ------------




                                                    FARMLAND TRANSPORTATION, INC.
                                                           (PRE-PETITION)
                                                       STATEMENT OF OPERATIONS

                                                                                                            Nine Months
                                                                    Year Ended August 31                    Ended May 31
                                                       -----------------------------------------------      ------------
                                                             1999             2000              2001             2002
                                                       ------------      ------------     ------------      ------------
                                                                             (Amounts in Thousands)
Sales                                                       86,131            52,483           42,602           39,938
Cost of sales                                               81,416            48,228           38,044           36,555
                                                       ------------      ------------     ------------      ------------
Gross income                                                 4,715             4,255            4,558            3,383

Selling, general and administrative expense                 (4,027)           (3,760)          (4,631)          (3,092)

Interest expense                                               561               565                0                0

Interest income                                                  0                 0              336              121

Other income                                                     0                13               10                1
                                                       ------------      ------------     ------------      ------------
Income from continuing operations before
  income tax expense                                         1,249             1,073              273              413

Income tax expense                                            (500)             (343)            (109)               0
                                                       ------------      ------------     ------------      ------------
Net income                                                     749               730              164              413
                                                       ------------      ------------     ------------      ------------



                       FARMLAND TRANSPORTATION, INC.
                              (POST-PETITION)
                          STATEMENT OF OEPRATIONS
                           (AMOUNT IN THOUSANDS)


                                      Three Months Ended      Nine Months Ended
                                          August 31                May 31
                                      ------------------      -----------------
                                            2002                    2003
                                      ------------------      -----------------

Sales                                            10,721                17,304
Cost of sales                                     9,919                15,902
                                      ------------------      -----------------
Gross income                                        802                 1,402

Selling, general & administrative
expense                                          (1,849)               (2,187)

Other income (expense)                               14                  (195)

Reorganization expense                                0                  (175)
                                      ------------------      -----------------
Loss from continuing operations
  before income tax benefit
  (expense)                                      (1,033)               (1,155)

Income tax benefit (expense)                       (173)                    0
                                      ------------------      -----------------
Net loss                                         (1,206)               (1,155)
                                      ------------------      -----------------


                                                              SFA, INC.
                                                           (PRE-PETITION)
                                                            BALANCE SHEET

                                                                     August 31                      May 31
                                                     ----------------------------------------    -----------
                                                         1999          2000           2001           2002
                                                     -----------   -----------    -----------    -----------
                                                                      (Amounts in Thousands)
ASSETS
Current Assets:
     Accounts receivable - trade                          3,005         4,212          3,095          2,408
     Accounts receivable - inter-company                   (154)           29             29             32
     Inventories                                          4,058         3,161          3,436          2,588
     Other current assets - 3rd party                       328           277            756            180
     Other current assets - inter-company                     0             0            696          6,077
                                                     -----------   -----------    -----------    -----------
          Total Current Assets                            7,237         7,679          8,012         11,285
                                                     -----------   -----------    -----------    -----------
Investments and Long-Term Receivables                         0             0            110            378
                                                     -----------   -----------    -----------    -----------
Property, Plant and Equipment:
     Property, plant and equipment, at cost               3,068         4,495          4,542          2,203
      Less accumulated depreciation and amortz.            (266)       (1,705)        (1,946)        (1,324)
                                                     -----------   -----------    -----------    -----------
          Net Property, Plant and Equipment               2,802         2,790          2,596            879
                                                     -----------   -----------    -----------    -----------
Other Assets                                                471           447            385             35
                                                     -----------   -----------    -----------    -----------
Total  Assets                                            10,510        10,916         11,103         12,577
                                                     ===========   ===========    ===========    ===========

LIABILITIES AND EQUITIES

Current Liabilities:
     Accounts payable - trade                               102         1,053          1,157          3,110
     Other current liabilities - 3rd party                1,649           (29)           363            (77)
     Other current liabilities - inter-company               40           296              0              0
                                                     -----------   -----------    -----------    -----------
          Total Current Liabilities                       1,791         1,378          1,520          3,033
                                                     -----------   -----------    -----------    -----------
Long-Term Liabilities
  Long-term borrowings (excluding current maturities)      (865)            0              0              0
                                                     -----------   -----------    -----------    -----------
          Total Long-Term Liabilities                      (865)            0              0              0
                                                     -----------   -----------    -----------    -----------
Income (loss) to surplus                                    321           256             45            (40)
                                                     -----------   -----------    -----------    -----------
Capital Shares and Equities:
     Common shares                                            1             1              1              1
     Earned surplus and other equities                    9,262         9,281          9,537          9,583
                                                     -----------   -----------    -----------    -----------
          Total Capital Shares and Equities               9,263         9,282          9,538          9,584
                                                     -----------   -----------    -----------    -----------
Total Liabilities and Equities                           10,510        10,916         11,103         12,577
                                                     -----------   -----------    -----------    -----------




                                 SFA, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                          (AMOUNTS IN THOUSANDS)

                                                           May 31
                                                         -----------
                                                            2003
                                                         -----------
ASSETS

Current Assets:
     Accounts receivable - trade                                165
     Other current assets                                        14
     Other current assets - inter-company                    11,229
                                                         -----------
          Total Current Assets                               11,408
                                                         -----------
Investments and Long-Term Receivables                           437
                                                         -----------
Property, Plant and Equipment:
     Property, plant and equipment, at cost                     441
      Less accumulated depreciation and amortization           (351)
                                                         -----------
          Net Property, Plant and Equipment                      90
                                                         -----------
Other Assets                                                      0
                                                         -----------
Total  Assets                                                11,935
                                                         ===========
LIABILITIES AND EQUITIES

Current Liabilities:
     Accounts payable - trade                                   (62)
     Other current liabilities - 3rd party                       23
     Other current liabilities - inter-company                   89
                                                         -----------
          Total Current Liabilities                              50
                                                         -----------
Liabilities Subject to Compromise                             3,846
                                                         -----------
Net loss                                                       (688)
                                                         -----------
Capital Shares and Equities:
     Common shares                                                1
     Earned surplus and other equities                        8,726
                                                         -----------
          Total Capital Shares and Equities                   8,727
                                                         -----------
Total Liabilities and Equities                               11,935
                                                         -----------




                                                              SFA, INC.
                                                           (PRE-PETITION)
                                                       STATEMENT OF OPERATIONS

                                                                                                  Nine Months
                                                                 Year Ended August 31             Ended May 31
                                                     -----------------------------------------    ------------
                                                        1999          2000            2001            2002
                                                     -----------   -----------     -----------    ------------
                                                                       (Amounts in Thousands)
Sales                                                    34,332        35,389          34,599          16,944
Cost of sales                                            29,069        30,284          29,272          13,922
                                                     -----------   -----------     -----------    ------------
Gross income                                              5,263         5,105           5,327           3,022

Selling, general & administrative expense                (7,322)       (6,945)         (7,259)         (5,120)

Interest expense                                              0           (33)            (17)             62

Interest income                                              10           247              11               0

Other income                                              2,370         1,726           2,007           1,996
                                                     -----------   -----------     -----------    ------------
Income (loss) from continuing operations before
  income tax (expense) benefit                              321           100              69             (40)

Income tax (expense) benefit                                  0           156             (24)              0
                                                     -----------   -----------     -----------    ------------
Net income (loss)                                           321           256              45             (40)
                                                     -----------   -----------     -----------    ------------





                                              SFA, INC.
                                           (POST-PETITION)
                                       STATEMENT OF OPERATIONS
                                       (AMOUNTS IN THOUSANDS)

                                                    Three Months Ended    Nine Months Ended
                                                        August 31              May 31
                                                     ----------------     ----------------
                                                          2002                  2003
                                                     ----------------     ----------------
Sales                                                          3,450                1,313
Cost of sales                                                  2,998                1,062
                                                     ----------------     ----------------
Gross income                                                     452                  251

Selling, general & administrative expense                     (1,216)              (1,125)

Other income (expense)                                            38                  245

Reorganization (expense) income                                 (337)                 (59)
                                                     ----------------     ----------------
Loss from continuing operations
  before income tax benefit (expense)                         (1,063)                (688)

Income tax benefit (expense)                                     247                    0
                                                     ----------------     ----------------
Net loss                                                        (816)                (688)
                                                     ----------------     ----------------




                                 APPENDIX C
                                 ----------

                   Organization Structure of the Debtors

          [Graphic Omitted - Organizational Chart showing
          Farmland Industries, Inc. as parent, SFA, Inc.,
          Farmland Transportation, Inc. and Farmland Pipe Line
          Company as 100% owned subsidiaries, and Farmland Foods, Inc. as an approximately 97.2% owned subsidiary]

                                Appendix D
                                ----------


                    Liquidation Analyses for the Debtors



                                         Estimated Amount  Estimated Amount    Estimated        Estimated
                                             of Claims         of Claims        Recovery         Recovery
 Class of Claims                            ($millions)       ($millions)      Percentage       Percentage
                                            (Low/High)        (Low/High)       (Low/High)       (Low/High)
 ---------------------------------------------------------------------------------------------------------------

                                            Chapter 11        Chapter 7        Chapter 11        Chapter 7
 ---------------------------------------------------------------------------------------------------------------
 Administrative Claims (1)                    $263.1       $290.4 / $292.3        100%          100% / 100%
 ---------------------------------------------------------------------------------------------------------------
 Priority Tax Claims                           $10.7            $10.7             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 DIP Loan Claims                               $14.5            $14.5             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 1 - Other Priority Claims               $0.1              $0.1             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 2 - Secured Lender Claims               $10.4            $10.4             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 3 - Other Secured Claims                $44.2            $44.2             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 4 - Demand Certificates Claims          $17.9            $17.9             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 5 - Subordinated Certificates Claims   $557.3            $557.3          50%/65%          35% / 41%
 ---------------------------------------------------------------------------------------------------------------
 Class 6 - Convenience Claims against
 Industries                                     $2.0              $2.0             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 7 - General Unsecured Claims
 against Industries                        $308.5/$535.3        $535.3          50%/65%          37% / 43%
 ---------------------------------------------------------------------------------------------------------------
 Class 8 - Industries Preferred Shares        $100.0            $100.0             0%                0%
 ---------------------------------------------------------------------------------------------------------------
 Class 9 - Industries Common Shares           $596.7            $596.7             0%                0%
 ---------------------------------------------------------------------------------------------------------------
 Class 10 - General Unsecured Claims
 against Foods                                $35.4             $35.4             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 11 - Old Securities of Foods             n/a              n/a        See note 2 below  See note 2 below
 ---------------------------------------------------------------------------------------------------------------
 Class 12 - General Unsecured Claims
 against Transportation                        $3.3             $3.3             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 13 - Old Securities of Transportation    n/a              n/a               0%                0%
 ---------------------------------------------------------------------------------------------------------------
 Class 14 - General Unsecured Claims
 against SFA                                   $4.3              $4.3             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 15 - Old Securities of SFA               n/a              n/a               0%                0%
 ---------------------------------------------------------------------------------------------------------------
 Class 16 - General Unsecured Claims
 against Pipeline                              $1.0             $1.0             100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 17 - Old Securities of Pipeline          n/a              n/a               0%                0%
 ---------------------------------------------------------------------------------------------------------------
 Class 18 - Intercompany Claims               $170.5            $170.5            100%              100%
 ---------------------------------------------------------------------------------------------------------------
 Class 19 - Subordinated Claims                $0.0              $0.0              0%                0%
 ---------------------------------------------------------------------------------------------------------------
 Class 20 - PBGC                            $0.0/$141.7      $0.0/$141.7          100%              100%
 ---------------------------------------------------------------------------------------------------------------

(1) In the context of a Chapter 7 liquidation, "Administrative Claims" include both the Administrative Claims incurred in the Chapter 11 cases as well as the Chapter 7 administrative and wind-down expenses, including, without limitation, Chapter 7 trustee fee

(2) The Class 11 distribution pool is not less than the estimated distributions that the holders of the Minority Foods shares would receive in a Chapter 7 liquidation.
